As filed with the Securities and Exchange Commission on March 30, 2017 Commission File No. 333-214786

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

Registration Statement under the Securities Act of 1933

AMERI METRO, INC.

(Name of issuer in its charter)

YELLOWWOOD ACQUISITION CORPORATION

(Former name of registrant)

Delaware	485112	45-1877342
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

2575 Eastern Blvd., Suite 101

York, PA 17402

(717) 434-0668

(Address and telephone number of principal executive office)

Plan Inc. Trolly Square, Suite 20C Wilmington Del 19806 1-800-462-4633

(Name, address and phone number of agent for service)

Copies of communications to:

McMurdo Law Group, LLC, 28 West 44th Street, 16th Floor, New York, NY 10036, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐
Non-accelerated Filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Class B Common stock, $.000001 par value per share	1,000,000	$60.00	$60,000,000	$6,954

(1) Fee calculated in accordance with Rule 457(a) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus,   Subject to completion ______________, 2017

AMERI METRO, INC.

    1,000,000 Shares of Class B Common Stock

Ameri Metro, Inc. (“ARMT” or the “Company”) is offering a maximum of 1,000,000 Shares of our Class B common stock, $.000001 par value per share (the “Shares”) at a price per share of $60.000, in a best effort, direct public offering. We have not engaged an underwriter. However, we may do so in the future. In the event we engage an underwriter, we will file a post-effective amendment to update our prospectus and will file the applicable underwriting agreement. There is no minimum proceeds threshold for the offering. The offering will terminate within 24 months from the date of this prospectus. The Company will retain all proceeds received from these Shares in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

ARMT is currently an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). The Company has decided that it will opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b). The Company understands that this election is irrevocable.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders have plans to enter a change of control or change of management.  None of our current management has previously been involved with an emerging growth company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

There is currently no public market for our Shares of common stock.

The Company intends to apply to be listed on NASDAQ.  To be listed on NASDAQ, the Company must meet certain listing standards. Currently, the Company does not meet the requirements for NASDAQ. There is no guarantee that the Shares will ever be listed on NASDAQ or any exchange.

The Shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$60.00	$0.00	$60.00

Total Maximum	$60,000,000	$0.00	$60,000,000

(1) Our Shares in this offering will be sold by our officers and directors in a direct offering. However, we may engage an underwriter who would likely incur a seven percent (7%) percent underwriting commission, as reflected above. In the event we engage an underwriter, we will file a post-effective amendment to update our prospectus and will file the applicable underwriting agreement.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other offering expenses estimated at $100,000.00. ARMT will not use this offering prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______ __, 2017

PROSPECTUS SUMMARY	5

RISK FACTORS	9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	17

USE OF PROCEEDS	17

COMPANY PROJECTIONS

DETERMINATION OF OFFERING PRICE	18

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	18

PLAN OF DISTRIBUTION	21

BUSINESS	22

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	58

DESCRIPTION OF PROPERTY	66

LEGAL PROCEEDINGS	66

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	67

EXECUTIVE COMPENSATION	71

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	74

DESCRIPTION OF SECURITIES	75

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	76

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	79 79

EXPERTS	79

WHERE YOU CAN FIND MORE INFORMATION	79

FINANCIAL STATEMENTS	F-1

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until May __, 2017 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page 83 prior to making an investment decision.

General Information about our Company

Ameri Metro, Inc. (“ARMT”, or the “Company”), prior to the merger, discussed below, (“Ameri Metro 2010”) was incorporated on April 13, 2010 in Delaware with an authorized capitalization of 1,500 Shares of common stock. On April 30, 2010, Ameri Metro 2010 amended its certificate of incorporation to authorize 100,000,000 Shares of common stock with a par value of $.000001 per share and 20,000,000 Shares of preferred stock with a par value of $.0001 per share. Yellowwood was incorporated on September 21, 2011 and had an authorized capitalization of 1,000,000,000 shares of common stock and 20,000,000 shares of preferred stock.  The Company has a fiscal year end of July 31.

On September 2, 2014, the Company amended the articles of incorporation to increase the authorized shares. The total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve Billion Two Hundred and Seven Million) shares, consisting of 12,007,000,000 (Twelve Billion Seven Million) shares of Common Stock having a par value of $.000001 and 200,000,000 (Two Hundred Million) shares of Preferred Stock having a par value of $.000001 per share.

Common stock is divided into four classes: Common stock class A, par value $.000001, 7,000,000 shares authorized, 1,600,000 shares issued and outstanding. Common stock class B, par value $.000001, 4,000,000,000 shares authorized, 988,602,007 shares issued and outstanding; Common stock class C, par value $.000001, 48,000,000 shares authorized, shares issued and outstanding; Common stock class D, par value $.000001, 48,000,000 shares authorized, shares issued and outstanding.

Class A 7,000,000 (Seven Million) these shares have 1000:1 voting right compared to all other Classes of shares, par value .000001. There were 1,600,000 Class A stock outstanding at March 23, 2017. Class C a/k/a Equity Participation Dividend Shares (“EPDS”) 4,000,000,000 (Four Billion) with no voting rights but with dividend rights, par value $.000001. The Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. Class D a/k/a Equity Participation Shares (“EPS”) 4,000,000,000 (Four Billion) with no voting rights and no dividend rights, par value $.000001. The Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and, if so, the terms and amount of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H. Any other relative rights, preferences and limitations of that series.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

Preferred Shares: 200,000,000 (Two Hundred Million) par value .000001. There were 1,800,000 preferred shares outstanding at March 23, 2017.

On November 3, 2014, the Company effected a 4:1 forward stock split of its issued and outstanding shares of common stock. We notified all shareholders by mail at the time of the 4:1 forward split, instructing them to mail a check for one hundred dollars to cover the cost of issuing the shares by the stock transfer agent.  The one hundred dollar cost was associated with fees charged by the stock transfer agent.  When the fee is paid by the shareholder to the stock transfer agent they will issue the 4:1 forward stock split in the shareholders’ name. The Company has set aside the shares of those associated with the outstanding balance owed in the financial statements. The Company recognizes, at some point, it will be required to issue an additional 2,736,000 of Class B common stock in connection with this stock split as disclosed in the financial statement. The Company recognizes these shareholders’ shares have voting rights, however as long as these shares remain in the Company’s possession the shares cannot be counted in the outstanding total. The Company has and will continue to make efforts to contact the shareholders to take the steps to have their shares issued and counted among the outstanding shares. The financial statement will be updated when this occurs.

The Company is currently an “emerging growth company” under the JOBS Act. A company loses its “emerging growth company” status on (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which it is deemed to be a ‘large accelerated filer’, as defined in section 240.12b– 2 of title 17, Code of Federal Regulations, or any successor thereto. As an “emerging growth company,” The Company is exempt from certain obligations of the Exchange Act including those found in Section 14 A(a) and (b) related to shareholder approval of executive compensation and golden parachute compensation. Furthermore, Section 103 of the JOBS Act provides that as an “emerging growth company”, The Company is not required to comply with the requirement to provide an auditor’s attestation of ICFR under Section 404(b) of the Sarbanes-Oxley Act for as long as the Company qualifies as an “emerging growth company.” However, an “emerging growth company” is not exempt from the requirement to perform management’s assessment of internal control over financial reporting.

The Company is focused on development of transportation facilities, including but not limited to high-speed rail for passenger and freight transportation related and ancillary transportation businesses, inland ports, sea ports, airports, and toll roads for the affiliated companies.

The Company is contracted to build, manufacturing facilities for composite rebar, rail road ties and Damar Corporation LLC products, truck bed liners and storage boxes for construction vehicles. in addition to fiber optic lines, any and all utilities whether underground or overhead, any and all outdoor advertisement signage, travel plazas, natural gas pipelines, distillate pipelines, motels, hotels, sewer, power grids, cell phone towers, earth stations, fast food and restaurant establishments, shops and other aspects of construction, technology parks, together with ancillary land development projects, sale of goods and services to government, civilian and commercial end users. On June 12, 2012, Ameri Metro 2010 merged with Yellowwood Acquisition Corporation, a public reporting company. As part of the merger, Yellowwood Acquisition Corporation, the surviving entity, changed its name to Ameri Metro, Inc.

Yellowwood has an authorized capitalization of 1,000,000,000 Shares of common stock and 20,000,000 Shares of preferred stock. The Company has a fiscal year end of July 31.Yellowwood had no ongoing business or operations and was established for the purpose of completing mergers and acquisitions with a target company, such as the former Ameri Metro 2010.

The Company is an emerging growth company and has no operating history and has experienced losses since its inception. The Company has received only minimal revenue from earlier consulting work. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

Since its incorporation, the Company has developed its business plan, appointed officers and directors, engaged initial project consultants and entered into negotiations and contracts for related and ancillary business.

On December 1, 2010, the Company formed its wholly-owned subsidiary, Global Transportation & Infrastructure, Inc. (“GTI”). in the state of Delaware with an authorized capital of 100,000,000 Shares of common stock with a par value of $.0001 and 20,000,000 Shares of preferred stock with a par value of $.0001.  GTI was formed to provide development and construction services for the Alabama Toll Facilities, Inc. ("ATFI", a non-profit company supported by the State of Alabama to act as the exclusive entity as set forth in H.J.R 459 and H.J.R. 456 project developer for such a toll road an on which Shah Mathias served as one of its four directors) including securing financing for the design, planning, engineering and related costs for its construction and to engage in the construction of high-speed rail for passenger and freight transportation and related transportation projects for the Company.

The Business

The Company, and its wholly owned subsidiary Global Transportation and Infrastructure, Inc., are pioneers of “PPP” Private Public Partnership, of infrastructure projects and transportation projects. The Company is a “conduit” to “facilitate”, “general contracting” services for infrastructure projects and transportation projects collectively called infrastructure projects nationally. As a “conduit” working with consulting firms such as Transportation Economics Management Systems “TEMS”, together we “facilitate” in identifying infrastructure projects for both private and public end users. The Company brings together private and public entities, the end users, including the affiliate entities to organize the revenue bond offering, which will be the private debt vehicle to build the infrastructure project for the end user. The Companies ultimate role is providing “general contracting” services and “construction management” services for the private and public entities.

The major elements of the infrastructure projects nationally would include:

Trade and Transportation Corridors

•

Development of container ports for Class C, D and E ships

•

Development of inland transportation corridors including new greenfield highways and railroads

•

Building of inland ports and multimodal transportation centers

•

Development of new urban centers along the new infrastructure

•

Development of ancillary facilities including airport (express service), distribution centers, and logistics centers.

High Speed Rail

•

Development of modern rail equipment operating at speeds exceeding 250 mph

•

Use of existing rail rights-of-way to connect rural, small urban and major metropolitan areas

•

Track improvement, including replacement and upgrades, additional sidings, signal and communications systems, and grade-crossing improvements

•

Building of new greenfield routes

•

Construction or improvement of railroad grade crossings and passenger stations

•

Acquiring new train equipment including train sets and spares

Transportation Infrastructure

Development of new road systems to accommodate driverless cars and trucks, including electric cars and infrastructure to support the highway and rail systems that will be used in Trade and Transportation Corridors and the High Speed Rail Systems.

Supporting Ancillary Development

•

Development or expansion of a feeder bus system linking outlying areas to railroad stations

•

Operation of a "hub-and-spoke" passenger rail system providing service to and through one or more major hubs to locations throughout the United States

•

Provision of multi-modal connections to improve system access, hotels, retail, parking garages, sorting facilities / distribution facilities

Supporting Transportation Systems

•

Ancillary development opportunities, airports, inland ports, sea ports, toll roads and technology parks

As the US and World populations are rapidly increasing and global infrastructure is being surpassed in its ability to safely and adequately provide the effective transportation for sustainable economics, infrastructure is becoming inadequate and dilapidated. Governing authorities’ ability to keep up with preventative maintenance and replacement lacks funding. Studies have consistently shown that the development of infrastructure permeates economic growth. Lack of funding due to global financial crises have sent governments into restructuring their budgets and bail outs have further reduced the possibility for governmental funding.

The Company’s management team has recognized the need for a solution to curb the financial burden on governments and taxpayers alike. The Company has developed a solid approach to what is today called “PPP” Private Public Partnership.

The Terms of the Offering

Securities Being Offered

Up to 1,000,000 Shares of Class B common stock

Minimum Securities Being

Offered:

There is no minimum number of Shares that need to be purchased for the Offering to be consummated.

Initial Offering Price:

We will sell our Shares at a fixed price of $60.00 per share.  This price was determined by Pro Advisor Inc.

Compensation:

No compensation will be paid to any officer or director in connection with the sale of the Shares.

Termination of Offering:

The offering will conclude when all of the1,000,000 Shares of Class B common stock have been sold or 24 months from the date of this prospectus, whichever occurs earlier.  We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors:

The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.  See “Risk Factors”.

Common Stock Issued And

Outstanding Before Offering:

988,038,587 Shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And

Outstanding After Offering:

989,038,587 Shares of common stock.

Use of Proceeds:

 We will use the proceeds from the sale of the common stock by the Company for Project Costs including Equipment Expenditures and Working Capital.

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

For the three months ended January 31, 2017

Since Inception
Revenues	$0
Expenses	$2,421,988
Profit (Loss) before income taxes	$(2,421,988)
Provision for income taxes	$0
Net loss	$(2,421,988)

Balance Sheet Information:

 As of January 31, 2017

Total Assets	$18,947
Total Liabilities	$20,452,549
Common stock and paid in capital	$5,536,665
Total stockholders' deficit	$(20,433,602)

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to Ameri Metro, Inc.

The Company's independent auditors have issued a report questioning the Company's ability to continue as a going concern.

The report of the Company's independent auditors contained in the Company's financial statements for the period ended July 31, 2016 includes a paragraph that explains that the Company has not establish any source of revenue to cover its operating costs and cash resources of the Company were insufficient to meet its planned business objectives. These matters raise substantial doubt regarding the Company's ability to continue as a going concern without the influx of capital through the sale of its securities, the issuance of debt or through development of its operations.

Management has no experience in the development of either railway or highway transportation systems and such inexperience may create unexpected or unanticipated problems and/or losses for the Company.

Management has limited prior experience in the development of transportation systems, including obtaining the necessary designs, plans, permits, development teams and capital. Such inexperience may lead to the unexpected or unanticipated problems or missteps that could cause the Company losses or delays. Management is in the process of building a team of advisors and experts to assist it in all the stages of the development of such transportation systems but there can be no assurance that those experts are sufficiently experienced to guide the Company to economic success.

We have limited operating history.

The Company has incurred net losses since inception and may continue to incur net losses while it builds its business and as such it may not achieve or maintain profitability. The Company’s limited operating history makes it difficult to evaluate its business and prospects, and there is no assurance that the business of the Company will grow or that it will become profitable.

The Company may be unable to fully implement its business plan due to the requirement of governmental approvals and the restrictions from governmental regulations.

The Company has a business plan which sets out its conceptual design to plan and develop, transportation systems. As the Company develops its plan for developing transportation systems, it may be required to obtain governmental approvals and possibly be subject to approval by local or state voting propositions, referendums or state legislatures. There is no guarantee we will be able to obtain such approvals.

The Company may be unable to fully implement its business plan due to environmental restrictions.

The Company’s planned operations could have a significant impact on the environment in the areas where we plan to operate. As such, the Company may be required to get approvals from environmental agencies or amend, alter, or roll back its operations, so as to remain in compliance with environmental regulations.

The Company may not be able to purchase the land on which it plans to operate.

The Company may not be able to obtain the land on which transportation systems are proposed and may have to seek government condemnation of such land, which may not be possible.

Our future growth may be limited.

The Company’s ability to achieve its objectives and to manage its growth effectively depends upon sufficient funding. To accommodate growth and compete effectively, the Company will need working capital to maintain adequate inventory levels, develop additional procedures and controls and increase, train, motivate and manage its work force. There is no assurance that the Company’s personnel, systems, procedures and controls will be adequate to support its potential future operations. There is no assurance that the Company will generate revenues.

We will need additional financing in order to grow our business and to meet the financial obligations of our joint venture agreements, especially if the cost estimates for our projects change due to their long-term nature.

The Company will need to incur additional capital expenditures to meet the financial obligations under or joint venture agreements and if the cost estimates for our projects change due to their long-term nature. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

The Company has limited operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company has limited operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. The Company may experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has no revenues to date.

The Company has generated no revenue to date. Most of the time of the Company’s management, and most of the Company’s limited resources have been spent in developing its initial plans, researching additional projects, contacting potential partners, exploring marketing contacts, establishing manufacturing sources, preparing our business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s Founder beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Mr. Shah Mathias, the Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company, is currently the beneficial owner of approximately 94.89% of the Company’s outstanding common stock, and assuming sale of all the 1,000,000 Shares, will own approximately 94.98% of the Company's then outstanding common stock upon closing of the offering. As such, he will be able to exert significant influence and potential control over matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent shareholders from realizing a premium over the market price for their Shares.

Mr. Mathias has various judgments against him in regards to his prior business dealings, which could adversely affect the ability of the Company to obtain the required land, enter into joint ventures, or obtain the required financing.

Because, Shah Mathias has various previous judgments against him, third parties may be reluctant to enter into joint ventures with the Company if he is involved. Additional, Mr. Mathias history may compromise the ability of the Company to obtain the necessary government permits or to obtain financing under favorable terms.

Mr. Mathias has a controlling interest in many of the entities that the Company plans to and is doing business with.

Because Mr. Mathias has a controlling interest in entities that the Company is contacting with, the Company may not be able to take action against these entities for failure to perform, which could cause delays or total shutdowns of the Company’ projects

The Company may have conflicts of interest and have engaged in transactions with its officers and directors and have entered into agreements or arrangements that were not negotiated at arms’ length.

The Company has engaged, and may in the future engage, in transactions with its officers, directors and principal shareholders, or persons or entities affiliated with any of these persons. These transactions may not have been on terms as favorable to the Company as could have been obtained from non-affiliated persons. While an effort has been made and will continue to be made to obtain services from affiliated persons at rates as favorable as would be charged by others, there will always be an inherent conflict of interest between the interests of our Company and those of the officers, directors, principal shareholders, and affiliates. Shah Mathias has an ownership interest in many of the companies with which the Company is proposing to utilize for certain of the development and management functions of the transportation systems. Mr. Mathias may economically benefit from the use of these companies.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will rely heavily on third parties to help plan, secure and execute transportation projects. Unless the Company can develop its own brand equity and consumer awareness, the Company will be substantially dependent on these third parties.

Municipalities, government agencies and other non-profit boards or groups may be unable to develop bond offerings that are sufficient to fund the transportation projects plans or other projects presented by the Company to such municipalities, agencies or groups.

When the Company presents its plans or projects to the respective regional government agency or agencies, or non-profit board or group, whether state(s), local or regional, there is no assurance that such agency will adopt the plan or if adopted whether it will be able to have effected a bond issuance sufficient to raise funds to implement the project plan

The development of high speed rail and other innovative transportation projects is uncertain and the profitability of such projects remains unclear.

The Company believes that it is a relative pioneer in developing the next generation of rail transportation and innovative transportation in the United States, e.g. high speed rail. As such, there are few, if any, examples of developed high-speed rail or other projects that can be used either as developmental models or commercial viability models. For example, although high-speed rail projects may be successful in other countries, there is no assurance that such method of transportation will be successful in the United States which historically maintains an automobile-centered transportation system.

Government regulation could negatively impact the business.

The Company’s projects may be subject to government regulation in the jurisdictions in which they operate. Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the world. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s sales could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its products or industry.

For example, as rail tracks will cross many differing municipal and state jurisdictions, the Company will be faced with myriad regulations from these jurisdictions as well as the federal government. The Company will need to comply with all government regulations which the Company expects will relate to items such as local zoning codes, noise regulations, track and crossing construction, maintenance and safety, environmental impact on construction and usage, rights-of-way and other matters. A failure to know the applicable regulations or to successfully abide by such regulations, could negatively impact the Company with potential fines, stoppages or other remedies.

As the Company is introducing a novel concept and innovative plan to the marketplace, the Company is unaware of any specific government regulation that could negatively affect its business. However, because this industry niche is new and because there is a component of risk of loss to persons and property, the Company believes that there may ultimately be regulation affecting its projects on both a state and federal level. It is impossible to predict what such regulation would encompass, but any regulation would most likely be at least include additional reporting requirements, potential project specifications or requirements and possibly even regulation of additional aspects of the industry.

There has been no active public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No active public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for listing of its common stock on NASDAQ as soon as possible. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on NASDAQ. Currently, the Company does not meet the NASDAQ listing requirements. If for any reason the common stock is not listed on the NASDAQ or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 200,000,000 shares of $0.000001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. To date 1,800,000 shares of preferred stock have been issued.

It is difficult to predict the Company’s financial performance, which may fluctuate widely.

The Company has not yet generated revenues and may never do so. If the Company does generate revenues, its quarterly results of operations are likely to vary significantly. A number of factors are likely to cause these variations, some of which are outside of the Company’s control. Some of these factors include (without limitation):

 • The acceptance by the transportation and infrastructure industry of the solutions that the Company offers;

• The amount and timing of capital expenditures and other costs relating to the expansion of the Company;

• The introduction of competing projects and solutions;

• Price competition or changes in the industry; and

• Technical difficulties or economic conditions specific to the Company or its business.

Our Executive Officers and Directors have limited Prior Experience Managing a Public Company

Some of our officers and directors have limited experience conducting managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.

Inability to Attract and Retain Qualified Personnel

ARMT management team currently consists of seven members. Our future success depends in significant part on our ability to attract and retain key management and marketing personnel. Competition for highly qualified professional, business development, and management and marketing personnel is intense. We may experience difficulty in attracting new personnel, may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we may expect. A shortage in the availability of qualified personnel could limit our ability to grow. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

Indemnification Requirements

ARMT may be required to indemnify, among others, the officers and directors for liabilities incurred in connection with the affairs of ARMT. Such liabilities may be material. The indemnification obligations of ARMT would be payable from the assets of ARMT, thus causing a material adverse effect on the Company’s operations.

Requirements to Maintain Proper and Effective Internal Controls

ARMT must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. ARMT must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify ARMT’s existing financial and accounting systems, take a significant period of time to complete, and distract ARMT’s officers and directors from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of ARMT’s internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially impair ARMT’s ability to operate our business. In addition, investors’ perceptions that ARMT’s internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

Changes in Financial Accounting Standards or Practices

A change in accounting standards or practices can have a significant effect on ARMT’s operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect ARMT’s reported financial results or the way we conduct our business.

Significant Costs of Operating as a Public Company

As a public company, ARMT incurs significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, insurance premiums and investor relations costs. ARMT’s management needs to devote a substantial amount of time to compliance issues. Moreover, ARMT’s legal and financial compliance costs are material.

The Costs and Expenses of SEC Reporting and Compliance

We are subject to the reporting requirements of the Exchange Act. The costs of complying with such requirements may be substantial. We anticipate that such costs will be significant each year. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Limited Protection against Interested Director Transactions, Conflicts of Interest and Similar Matters

While the Board of Directors has established an audit committee, we have also form a nominating committee and compensation committee. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

The following is the applicable provision of our by-laws:

Deter litigation by investors reducing unnecessary costs of litigation

A plaintiff must plead non-exculpated claims against each particular director for a complaint to survive dismissal with respect to that director, regardless of the standard of review applicable to the transaction - The Supreme Court held that even if plaintiffs can plead facts supporting the application of the entire fairness standard to the transaction, and thus the allegedly interested fiduciaries were automatically subject to a duty of loyalty claim, it does not follow that all of the independent directors are also subject to such a claim.  As to the independent directors who enjoy the benefit of an exculpatory provision, plaintiffs must plead facts indicating that the director breached the duty of loyalty (i.e., he or she was interested in the transaction or otherwise acted in bad faith) in order for the claim against such director to survive dismissal.

Independent directors are entitled to the protection of the business judgment rule in controlling stockholder transactions unless the plaintiff pleads facts that the presumption should not apply - The Supreme Court stated that holding otherwise would "create more harm than benefit for minority stockholders" because independent directors would then be incentivized to avoid serving on special committees or to reject transactions "solely because their role in negotiating on behalf of the stockholders would cause them to remain as defendants until the end of any litigation challenging the transaction."

This opinion emphasizes that independent directors who fulfill their fiduciary duty of care should be free to approve a transaction that is in the best interests of the stockholders, even when such transaction involves a controlling stockholder.

The Company may have to expend assets and time in defending this adopted by-law when and if future claims occur.

Possible Regulatory Changes

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect ARMT. Such regulations could increase the cost of operating ARMT and subject it to new regulatory filing or registration requirements.

Risks of Purchasing Shares

Possible Loss of Entire Investment in the Company

This offering is intended for investors who can accept the applicable risks. Prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment. Being that the Company’s management has limited experience in this industry, such loss of investment may be more likely to occur.

Because you are Purchasing Class B shares of Common Stock of the Company, you May be in a Disadvantaged Position, as Compared to Holders of Class C and Class D Common Stock of the Company.

The Company may issue Class C a/k/a Equity Participation Dividend Shares (“EPDS”), with no voting rights, but has dividend rights, as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. While Class D a/k/a Equity Participation Shares (“EPS”), have no voting rights, they have profit participation rights. They are used by the Company for special purposes and may have payment priorities. The Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

Class C and Class D have no senior dividend rights over Class B. However, they have project specific preferences. In the event Class C or Class D shares are used to purchase or complete a project, the initial 7% of the net profits are distributed to the applicable class shareholders. Thereafter, the classes of stock share equally in any dividends.

Therefore, both the Class C and Class D shareholders may receive senior returns prior to the holders of Class B common stock, thereby decreasing the value of the Class B common stock.

Because you are Purchasing Class B shares of Common Stock of the Company, you May be in a Disadvantaged Position, as Compared to Holders of Class A Common Stock of the Company.

Therefore, class B common stock has voting rights of one vote to one share compared to Class A common stock has one thousand votes to one share. Holding Class B shares will never give you controlling voting power of the Company and you may be at risk.

Because we do not have an Escrow or Trust Account for Your Subscription, if we File for Bankruptcy Protection or are Forced into Bankruptcy, or a Creditor Obtains a Judgment against us and Attaches the Proceeds.

Your funds will not be placed in an escrow or trust account. All subscriptions in this offering will be available for our immediate use, and will not be returning subscriptions regardless of how many shares are sold in this offering. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

Exchange Fluctuations May Decrease the Value of your Investment

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The Company understands that foreign investors may be attracted to investments in infrastructure, therefore be more likely to invest in securities, such as the Company’s common stock. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional Dilution as Additional Shares are Issued

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Future Debt Financing May Involve Restrictive Covenants

Future debt financing transactions, if available, may involve restrictive covenants, which may limit the Company’s operating flexibility with respect to certain business matters. If additional funds are raised through debt financing, the debt holders may require the Company to make certain agreements or covenants, which could limit or prohibit the Company from taking specific actions, such as establishing a limit on further debt, a limit on dividends, a limit on sale of assets, or specific collateral requirements. Furthermore, if the Company raises funds though debt financing, the Company would also become subject to interest and principal payment obligations. In either case, if the Company was unable to fulfill either of the covenants or the financial obligations, the Company may risk defaulting on the loan, whereby ownership of the Company’s assets could be transferred from the shareholders to the debt holders.

Shares Eligible for Future Sale under Rule 144 May Adversely Affect the Market Value for our Securities

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although our current stockholder has no current intention or ability to sell his shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities.

If Securities or Industry Analysts do not publish Research or Reports about ARMT’s Business or if they issue an Adverse or Misleading Opinion Regarding ARMT Stock, its Price and Trading Volume Could Decline

The trading market for ARMT’s common stock will be influenced by the research and reports that industry or securities analysts publish about ARMT or its business, if any. Negative reports could have a negative impact on ARMT’s stock price.

If we fail to Remain Current on our Reporting Requirements, we could be removed from Listing on the NASDAQ and/or Quotation by the OTCQB or the OTCPink

Companies listed on NASDAQ or quoted on the OTCQB or OTCPink must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price listing privileges on NASDAQ or quotation on the OTCQB or OTCPink. Assuming we are ever quoted on NASDAQ or the OTCQB, if we fail to remain current on our reporting requirements, we could be removed from NASDAQ or the OTCQB, as applicable. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market. Currently, the Company does not meet the NASDAQ listing requirements.

Changes in Tax Rules or Interpretations Could Cause a Shareholder to become subject to Additional Taxes

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of common stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

There is No Minimum Purchase Amount

The Offering described herein has no minimum purchase amount required in order to consummate the Offering. Therefore, the costs of the Offering may greatly outweigh the fiscal benefit to ARMT of undertaking the Offering. This could cause ARMT to lose money by doing the Offering and cause an investor to lose his or her entire investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We hope to raise a maximum of $60,000,000 in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($60,000,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, The Company would need $60,000,000, including capital raised in this offering. In the event we engage an underwriter, we anticipate incurring up to $4,200,000.00 for underwriter’s commission. In addition, we expect to incur approximately $67,154 in other direct offering expenses, $100,000.00 in SEC reporting and compliance, $3,000,000.00 in operating and equipment, and $15,000,000.00 to maintain our general and administrative functions over the next twelve months. We are also hoping to accrue $19,050,000.00 in working capital. However, if we don’t raise sufficient proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design, and operating and equipment may not be incurred or undertaken.

	If 10%	If 25%	If 50%	If 75%	If 100%
	6,000,000	15,000,000	30,000,000	45,000,000	60,000,000

Administrative	1,500,000	3,750,000	7,500,000	11,250,000	15,000,000
Marketing	420,000	1,050,000	2,100,000	3,150,000	4,200,000
Legal	100,000	250,000	500,000	750,000	1,000,000
Accounting	100,000	250,000	500,000	750,000	1,000,000
Title Insurance	25,000	62,500	125,000	187,500	250,000
Insurance	50,000	125,000	250,000	375,000	500,000
Land Purchase	800,000	2,000,000	4,000,000	6,000,000	8,000,000
Land Improvements	400,000	1,000,000	2,000,000	3,000,000	4,000,000
Corp. Headquarters	100,000	250,000	500,000	750,000	1,000,000
Executed Agreements (6)	500,000	1,250,000	2,500,000	3,750,000	5,000,000
Operating Capital Reserve	1,905,000	4,762,500	9,525,000	14,287,500	19,050,000
Equipment Purchase	100,000	250,000	500,000	750,000	1,000,000
	6,000,000	15,000,000	30,000,000	45,000,000	60,000,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) If sufficient funds are not raised in this offering, or through revenues of the Company, these items may not be undertaken.

(3) If less than 7% of the Shares are sold the cost of the offering, in the event we engage an underwriter, as to be paid from proceeds of the offering, will exceed the net proceeds and result in a decrease in our working capital.

(4) If less than .01% of the Shares are sold the cost of the offering, in the event of a direct offering, as to be paid from proceeds of the offering, will exceed the net proceeds and result in a decrease in our working capital.

(5) Equipment purchases will be from Caterpillar, John Deere and Volvo.

(6) The Company will apply from this stock offering, as good faith deposit on the executed agreements. The balance on the executed agreements shall be paid in full from the consulting fees and other related fees under the bond offering.

DETERMINATION OF OFFERING PRICE

Our initial offering price of $60.00 per share was determined based upon a valuation report from Pro Advisor, dated November 1, 2016.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholder for our common stock. We are offering for sale up to 1,000,000 Shares of Class B common stock with proceeds going to the Company. If you purchase Shares in this offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets, $11,091) less our total liabilities, ($18,023,350), divided by the number of Shares of Common Stock outstanding at the time of the offering. Based upon 1,044,238,587 issued and outstanding Shares of Common Stock and Preferred Stock on January 31, 2017, our net tangible book value per share was ($0.017249) per share.

The following table illustrates the pro forma per share dilution:

	January 31, 2017	Offering Sale
Stock Class	Issued and Outstanding	100%	75%	50%	25%	10%
Common A	1,600,000	1,600,000	1,600,000	1,600,000	1,600,000	1,600,000
Common B	988,038,587	988,038,587	988,038,587	988,038,587	988,038,587	988,038,587
Common C	4,800,000	4,800,000	4,800,000	4,800,000	4,800,000	4,800,000
Common D	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000	48,000,000
Preferred	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000
Total Shares	1,044,238,587	1,044,238,587	1,044,238,587	1,044,238,587	1,044,238,587	1,044,238,587
Stock sold through Offering	0	1,000,000	750,000	500,000	250,000	100,000
Total Shares after Offering	1,044,238,587	1,045,238,587	1,044,988,587	1,044,738,587	1,044,488,587	1,044,338,587

Total Assets – January 31, 2017	$18,947	$18,947	$18,947	$18,947	$18,947	$18,947
Proceeds from Offering @ Net $55.80 per share	$0	$55,800,000	$41,850,000	$27,900,000	$13,950,000	$5,580,000
Total Liabilities – January 31, 2017	-$20,452,459	-$20,452,459	-$20,452,459	-$20,452,459	-$20,452,459	-$20,452,459
Net Tangible Assets	-$20,433,602	$35,366,398	$21,417,398	$7,466,398	-$6,483,602	-$14,853,596

Net Tangible book value per share after offering	-$0.019568	$0.033868	$0.020510	$0.007150	-$0.006209	-$0.014224

Net Dilution Per Share to New Investors		$59.9661	$59.9795	$59.9928	$60.0062	$60.0142

After giving effect to the sale of the maximum of 1,000,000 Shares being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $55,800,000 to $335,366,398 or $0.033868 per share

The following table illustrates the pro forma per share dilution described above assuming 1,000,000 Shares are sold:

1,000,000
Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.019568

Pro forma net tangible book value per share after the offering	$0.033868

Dilution per share to new investors	$59.9661

After giving effect to the sale of 75% of the Shares (750,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $41,850,000 to $21,417,398 or $0.020510 per share.

The following table illustrates the pro forma per share dilution described above assuming 750,000 shares are sold:

750,000
Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.019568

Pro forma net tangible book value per share after the offering	$0.020510

Dilution per share to new investors	$59.9795

After giving effect to the sale of 50% of the Shares (500,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $27,900,000 to $7,466,398 or $0.007150per share.

The following table illustrates the pro forma per share dilution described above assuming 500,000 shares are sold:

500,000
Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.019568

Pro forma net tangible book value per share after the offering	$0.007150

Dilution per share to new investors	$59.9928

After giving effect to the sale of 25% of the Shares 250,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $13,950,000 to -$6,483,602or -$0.006209 per share.

The following table illustrates the pro forma per share dilution described above assuming 250,000 shares are sold:

250,000
Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.019568

Pro forma net tangible book value per share after the offering	$-0.006209

Dilution per share to new investors	$60.0062

After giving effect to the sale of 10% of the Shares (100,000 Shares) being offered in this offering, at $60.00 per Share, and the payment of expenses related to the offering, net $55.80 per share, our pro forma net tangible book value would increase by $5,580,000 to -$14,853,596 or -$0.014224 per share.

The following table illustrates the pro forma per share dilution described above assuming 100,000 shares are sold:

100,000
Shares Sold

Offering Price per share	$60.00

Net tangible book value per share before the offering	$-0.019568

Pro forma net tangible book value per share after the offering	$0.014224

Dilution per share to new investors	$60.0142

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Maximum Offering of:
1,000,000 Shares	Investment	Stock Ownership	%
Current Stockholders		1,044,238,587	99.9043%
New Investors	$60,000,000	1,000,000	0.0957%
Total Shares after offering		1,045,238,587	100.0000%

75% Offering of 1,000,000 Shares
Current Stockholders		1,044,238,587	99.9282%
New Investors	$45,000,000	750,000	0.0718%
Total Shares after offering		1,044,988,587	100.0000%

50% Offering of 1,000,000 Shares
Current Stockholders		1,044,238,587	99.9521%
New Investors	$30,000,000	500,000	0.0479%
Total Shares after offering		1,044,738,587	100.0000%

25% Offering of 1,000,000 Shares
Current Stockholders		1,044,238,587	99.9761%
New Investors	$15,000,000	250,000	0.0239%
Total Shares after offering		1,044,488,587	100.0000%

10% Offering of 1,000,000 Shares
Current Stockholders		1,044,238,587	99.9904%
New Investors	$6,000,000	100,000	0.0096%
Total Shares after offering		1,044,338,587	100.0000%

PLAN OF DISTRIBUTION

The Company is currently quoted on the OTCPink under the symbol “ARMT.” The Company fully intends to have the Shares listed on NASDAQ or quoted on the OTCQB. There is no assurance that such listing or quotation will take place. Currently, the Company does not meet the NASDAQ listing requirements. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained. We are offering up to a total of 1,000,000 Shares of Class B common stock in a best effort, direct public offering, by our officers and directors. We will initially sell the shares in this Offering exclusively through our officers and directors. They will receive no commission from the sale of any Shares. They will not register as broker/dealers under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Our officers and directors may rely upon Rule 3a4-1 because (i) they are not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) they will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) they are not associated persons of a broker or dealer, (iv) they will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) they were not a broker or dealer, or associated persons thereof, within the preceding 12 months, (vi) they do not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

The Company may decide to engage an underwriter in a best, efforts underwritten public offering. In the event we engage an underwriter, we will file a post-effective amendment to update our prospectus and will file the applicable underwriting agreement. The offering price is $60.00 per share. The offering will terminate 24 months from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many Shares as possible up to the maximum offering amount of 1,000,000 Shares. There is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. In the event we engage an underwriter, we anticipate incurring up to $4,200,000.00 for underwriter’s commission. In addition, we expect to incur approximately $40,000 in other offering expenses

Procedures for Subscribing in the direct public offering:

If you decide to subscribe for any Shares in this offering, you must:

1. Execute and deliver a subscription agreement, and

2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "Ameri Metro, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for Shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

The Business

The Company, and its wholly owned subsidiary Global Transportation and Infrastructure, Inc., are pioneers of “PPP” Private Public Partnership, of infrastructure projects and transportation projects. The Company is a “conduit” to “facilitate”, “general contracting” services for infrastructure projects and transportation projects collectively called infrastructure projects nationally. As a “conduit” working with consulting firms such as Transportation Economics Management Systems “TEMS”, together we “facilitate” identifying infrastructure projects for both private and public end users. The Company brings together private and public entities, the end users, including the affiliate entities to organize the revenue bond offering, which will be the private debt vehicle to build the infrastructure project for the end user. The Companies ultimate role is providing “general contracting” services and “construction management” services for the private and public entities.

  As the US and World populations are rapidly increasing and global Infrastructure is being surpassed in its ability to safely and adequately provide the effective transportation for sustainable economics, infrastructure is becoming inadequate and dilapidated. Governing authorities’ ability to keep up with preventative maintenance and replacement lacks funding. Studies have consistently shown that the development of infrastructure permeates economic growth. Lack of funding due to global financial crises have sent governments into restructuring their budgets and bail outs have further reduced the possibility for governmental funding.

The Company’s management team has recognized the need for a solution to curb the financial burden on governments and taxpayers alike.  The Company has developed a solid approach to what is today called “PPP” Private Public Partnership.

Due to scale and complexity of infrastructure finance much thought has been given by the Company to overall financial requirements, and the functionality of financial structure of the Company’s operations.

The Company Founder, Shah Mathias has organized and established three nonprofit corporations and is an independent consultant of a forth nonprofit (ATFI) for the purpose of facilitating the development of the transportation systems

1.

Alabama Toll Facilities, Inc. (ATFI)

2.

Hi Speed Rail Facilities, Inc. (HSRF)

3.

Hi Speed Rail Facilities Provider, Inc. (HSFP)

4.

Global Infrastructure Finance & Development Authority (GIF&DA)

Alabama Toll Facilities Inc., High-Speed Rail Facilities, Inc., High-Speed Rail Facilities Provider, Inc. and Global Infrastructure Finance & Development Authority take a comprehensive, intermodal approach to resolving the nation’s transportation crisis. And they propose doing so without the necessity of increasing taxes at any level, or in any manner. In short, they replace pubic financing with private funding.

High-Speed Rail Facilities, Inc., High-Speed Rail Facilities Provider, Inc. and Global Infrastructure Finance & Development Authority are prepared to assume a “much larger role” with the Company. Having brought together the necessary technical and industrial components to begin work immediately, the Company need not engage in costly, time-consuming “pilot programs.” Our team of experts is prepared to move expeditiously forward on the widest variety of fronts, from site selection, to trainset construction, to building cooperative ventures with ancillary components of the transportation and accommodation industries nationwide. The Company takes an intermodal approach to providing seamless service with a scale of economy. Specifically, the Company’s paradigm anticipates a fundamental change in the manner in which passenger rail service will be provided. The high-speed rail plan will utilize existing rail rights-of-way to connect several metropolitan areas and states serving expanding populations. The major elements of the plan would include:

•

Use of existing rail rights-of-way to connect rural, small urban and major metropolitan areas;

•

Operation of a "hub-and-spoke" passenger rail system providing service to and through one or more major hubs to locations throughout the United States;

•

Introduction of modern rail equipment operating at speeds exceeding 250 mph;

•

Provision of multi-modal connections to improve system access;

•

Improvement in reliability and on-time performance;

•

Development or expansion of a feeder bus system linking outlying areas to railroad stations;

•

Acquiring new train equipment including train sets, including spares;

•

Communications Systems, and grade-crossing improvements;

These three entities play a vital role in financing. The non-profits statues provide a vehicle to issue bonds and help secure infrastructure projects. The non-profit entities have the discretion to turn over the infrastructure projects to the state or the governing body having jurisdiction after it has successfully developed and paid for the projects.  However, in order to support the functionality of financial structure and manage the development of specific projects, sixteen for profit entities have been developed under the Company’s umbrella:

1.

HSR Freight Line, Inc.

2.

HSR Passenger Services, Inc.

3.

HSR Technologies, Inc.

4.

HSR Logistics, Inc.

5.

KSJM International Airport, Inc.

6.

Port of Ostia, Inc.

7.

Port of De Claudius, Inc.

8.

Ameri Cement, Inc.

9.

Lord Chauffeurs LTD.

10.

Atlantic Energy & Utility Products, Inc.

11.

Penn Insurance Services LLC

12.

Cape Horn Abstracting

13.

Eastern Development & Design, Inc.

14.

Slater & West, Inc.

15.

Malibu Homes, Inc.

16.

HSRF Trust

1) HSR Freight line, Inc. This company will handle all services for use of track time and train sets for freight and provide freight forwarding services, for fee. For example HSR Freight Line, Inc. intends to offer high speed rail, freight forwarding and parcel handling services to existing national and global carriers. Carriers will be able to lease train sets with their trade logos and slogans in their own color schemes for fee schedule that varies depending on am, mid-day and pm time frames, in addition to toll fees for track time, similar to carriers paying tolls on turnpikes, for the faction of the cost as opposed to independently developing a freight corridor. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

2) HSR Passenger Services, Inc. This company will handle all ticketing, booking, reservations, food & beverage services, hotel booking and car rental booking services. HSR Passenger Service Inc. will offer concession space at the travel plazas, technology parks and develop motels, hotels, fast food restaurant establishments and convenience stores. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

3) HSR Technologies, Inc.  This company will handle all build to suit manufacturing facilities for train sets and centralized signalization services along the rail road tracks and train stations. Within the technology parks HSR Technologies, Inc. will be to sole provider of all fiber optics, telecommunication and all related technologies services including equipment maintenance.

A.

Maintenance for train engines, rail cars and rail track through a maintenance agreement with equipment lease holders.

B.

Total maintenance for all Industrial sites for assembly plants, train stations, train terminals, manufacturing plants, parts distribution centers, rail roads, rail crossings, rail yards, cargo terminals, parking lot, parking garages, hotel, motels, food and beverage vending machines, all retail shopping centers, office complexes and all on/off site improvements.

C.

The airline industry is congested throughout existing terminal space. The proposed KSJM International Airport in Alabama will offer services to eliminate burden on existing terminal space for airline carriers. Federal Aviation Administration (FAA) certified inspection stations to service the airline industry. Also providing marine services, oil platforms and petro chemical industry services due to proximity to the Gulf of Mexico. Also Federal Rail Administration (FRA) and America Public Transportation Association (APTA) structural safety specification inspection services for rail industry.

The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

4) HSR Logistics, Inc. This company will handle coordination, delivery and movement of all machinery equipment, material goods and will operate all warehousing facilities at:

1) HSR Freight Line, Inc.

2) HSR Passenger Services, Inc.

3) HSR Technologies, Inc.

4) HSR Logistics, Inc.

5) KSJM International Airport, Inc.

6) Port of Ostia, Inc.

7) Port of De Claudius, Inc.

8) Ameri Cement, Inc.

9) Lord Chauffeurs LTD.

10) Atlantic Energy & Utility Products, Inc.

The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

5) KSJM International Airport, Inc. This company is a master airport facility, it will provide four types of airport terminals and one foreigner airline inspection service terminals operated by HSR Technologies Inc.:

a)

Passenger Terminals, operated by HSR Passenger Services Inc..

b)

Air Cargo Terminals, operated by Port of Ostia, Inc.

c)

Corporate Jet Center Terminal, operated by Lord Chauffeurs LTD

d)

Foreigner Airline, FAA inspections maintenance service terminals, operated by KSJM International Airport, Inc.

e)

Domestic Airline FAA inspection maintenance service terminals, operated by HSR Technologies Inc.

The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

6) Port of Ostia, Inc. This company handles all foreign and domestic Air Cargo and supporting ground services such as freight forwarding services are provided by HSR Freight line, Inc. and air and ground logistics are provided by HSR Logistics, Inc. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

7) Port of De Claudius, Inc. This company handles all foreign and domestic inbound outbound sea container inland port operation and warehouse distribution center. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

8) Ameri Cement, Inc. This company handles all cement needs for building (357 miles four lane) Alabama Toll Road "ATFl” and others future projects. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

9) Lord Chauffeurs LID. This company operates all passenger ground transportation car service limo and taxi, as well as the corporate jet center. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

10) Atlantic Energy & Utility Products, Inc. This company provides to all of above entities, electric, gas, water, sanitary sewer service, trash removal, cable TV, Dish network and internet services. Petroleum products and services will also be provided during and after construction, along with fuel services on the toll road, all industrial and technology parks, including the airport, inland ports and incoming and outgoing vessels. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

11) Penn Insurance Services LLC. This company provides all insurance services to all entities and risk management services for all entities, but not limited to the entities. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

12) Cape Horn Abstracting. This company provides all-land title examination services for all entities to insure against any pre closing and post-closing claims of ownership or deed restriction. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

13) Eastern Development & Design, Inc. This company provides all civil engineering and architectural services, with very strong cost control measures in place eliminating engineering and architectural cost over runs. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

14) Slater & West, Inc. This company provides contract administration services and handles all work force human resource matters, providing background checks, loss prevention services, vendor invoice verification against goods and services provided, to clear invoice for payment. The Company interfaces with the entity, in three separate stages: Stage 1 interface

- as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

15) Malibu Homes, Inc. This company provides residential home building services. The Company interfaces with the entity, in three separate stages: Stage 1 interface - as consultant for fee, Stage 2 interface – as provider for construction services for fee and Stage 3 interface – as a 25% shareholder (post construction operations revenue).

16) HSRF Trust. This company is a statuary trust administrator of private and public funds and safeguards the bondholder's interest. No money moves to any parties without trust authorization.

The major elements of the Company would include:

The major elements of the infrastructure projects nationally would include:

Trade and Transportation Corridors

•

Development of container ports for Class C, D and E ships

•

Development of inland transportation corridors including new greenfield highways and railroads

•

Building of inland ports and multimodal transportation centers

•

Development of new urban centers along the new infrastructure

•

Development of ancillary facilities including airport (express service), distribution centers, and logistics centers.

High Speed Rail

•

Development of modern rail equipment operating at speeds exceeding 250 mph

•

Use of existing rail rights-of-way to connect rural, small urban and major metropolitan areas

•

Track improvement, including replacement and upgrades, additional sidings, signal and communications systems, and grade-crossing improvements

•

Building of new greenfield routes

•

Construction or improvement of railroad grade crossings and passenger stations

•

Acquiring new train equipment including train sets and spares

Transportation Infrastructure

Development of new road systems to accommodate driverless cars and trucks, including electric cars and infrastructure to support the highway and rail systems that will be used in Trade and Transportation Corridors and the High Speed Rail Systems.

Supporting Ancillary Development

•

Development or expansion of a feeder bus system linking outlying areas to railroad stations

•

Operation of a "hub-and-spoke" passenger rail system providing service to and through one or more major hubs to locations throughout the United States

•

Provision of multi-modal connections to improve system access, hotels, retail, parking garages, sorting facilities / distribution facilities

Supporting Transportation Systems

•

Ancillary development opportunities, airports, inland ports, sea ports, toll roads and technology parks

The following discussion outlines the steps that the Company anticipates that will occur in regard to the adoption and implementation of Trade and Transportation and a high-speed rail system by a regional or local municipality.  To date, the Company has not developed any rail systems.

The Company plans that it will prepare the feasibility and Investment Grade studies and locate contractors and manufacturers to complete work and provide cost estimates. Trade and Transportation corridors use technology well known to US contractors, however, because high-speed rail travel is already in-place in much of Europe and Asia, the Company anticipates working with European companies to furnish the high-speed equipment, such as locomotives and passenger cars.

The Company will put proposed contracts together with the supporting feasibility study, appraisals, cost/benefit analysis, TEMS study, transportation history and other data to create a complete regional project proposal.  The Company will then present such project proposals to the municipalities (state or local) as a complete and finished project. The local or regional municipality will then independently analyze and discuss the Company's proposal.  If accepted, the Company anticipates that, upon approval, the local municipality will effectuate a bond offering for the funding of the different projects.  The Company anticipates that the projects will be financed by bonds or indentures offered by sponsored or affiliated non-profit organizations of the applicable local or municipal government or agency.  Such non-profit entities may also be affiliates or companies related to the Company.

Once a proposed Trade and Transportation or high-speed rail project is accepted and a financing bond issue is effected by the municipality, the Company will act as the project manager and oversee the entire project including not only the development of the project but its continued operations as well. The Company will also serve as the main central point for coordination of and between the municipalities, contractors, and operators of the project and once established, the rail system.

Hi Speed Rail Facilities, Inc.

In 2010, the Company entered into an agreement with HSRF (one of the Company's related nonprofit companies) The Company per agreement will be responsible for construction of projects while the nonprofit will be responsible for financing construction and operation of various high speed rail and related projects across the United States. HSRF is designed to focus on the building of train tracks and stations.  Pursuant to the agreement between the Company and HSRF, the Company will act as the agent and representative of HSRF to perform all required tasks and actions to develop and construct such projects. The Company anticipates that having this agreement in place and by having HSRF already organized will expedite the process of commencing a project once the Company designs and develops and secures or raises funds to commence a project upon approval of this registration Statement. Material aspects of the agreement are presented below in the “Business Plan” section.

Hi Speed Rail Facilities Provider, Inc.

In 2010, the Company entered into a written agreement with HSRFP (one of the Company's related nonprofit companies). The Company per agreement will be responsible for construction of projects while the nonprofit will be responsible for financing construction and operation of various high speed rail and related projects across the United States. Pursuant to such agreement between the Company and HSRFP, the Company was appointed as the agent and representative of HSRFP to perform all required tasks and actions to develop and construct such projects. HSRFP was organized to provide a vehicle to issue bonds and help secure infrastructure projects for the Company, focusing on facilities ancillary to the high speed rail, such as rail yards, rail assembly plants maintenance facilities. The Company anticipates that having this agreement in place and by having HSRF already organized will expedite the process of commencing a project once the Company secures approval of this registration Statement. Material aspects of the agreement are presented below in the “Business Plan” section.

ING Investment Management

Each of the nonprofits has entered into an investment management agreement with ING Investment Management to manage any funds raised in bond offerings and to provide its investment advisory services.  This non-binding agreement would only take effect upon the raising of revenue bonds, which to date has not occurred.  ING Investment Management would serve to invest, reinvest and supervise the management of any such funds raised, for any project in the future, while such funds were held in an investment account and until use for the intended funds are needed for project purposes. The Company through one of the nonprofits, as of today has not commenced raising funds through any bond offerings.

Supporting Information

To support the Company’s business plan, the United States Census Bureau predicts that the American population will reach 420 million by 2050, a trend that will overwhelm our nation’s transportation infrastructure.

Current estimates suggest that overall freight demand will double over the next 40 years from 15 billion tons today to 30 billion tons. The number of trucks on the road is also expected to double. Already under unsustainable strain, the nation’s freight transportation infrastructure and highways will face even greater challenges as the total volume of freight increases.

Extensive infrastructure expansion, such as new ports, trade corridors and high-speed rail (HSR), is critical if rail and road transportation is to help mitigate problems associated with rising fuel costs, crowded highways, and greenhouse gas emissions. Population growth and development in the U.S. have made our nation increasingly reliant on rail and highway infrastructure to transport people and freight.

Clearly, a strong, efficient freight transportation system is vital to the nation’s economy. Our already-strained and outdated railways must be upgraded to handle the projected increases in freight shipping to relieve congestion on our highways. New trade corridors are needed to support the changes in marine shipping that will need new ports and infrastructure. Equally, new high speed rail routes are needed to increase connectivity between US cities and support the emerging new economy, and reduce auto emissions.

Company Focus

The Company recognizes the $57 Trillion Dollar Infrastructure Market as identified in McKinsey’s report, the need and demand for alternative transportation such as, high speed rail, sea ports, intermodal ports and toll roads. The Boeing reports and Society of Civil Engineers reports identify the need for more efficient port operations and infrastructure projects to be completed to satisfy the demands and growth of the United States. It is increasingly important as the United States adopts policies to attempt to reduce its dependency on fossil fuels and to improve its infrastructure and transportation systems for global competiveness. The Company’s intention is to profit from such opportunities and has structured itself to be the leading provider of such services in the United States and globally.

The Company is focusing on the following means to create efficient freight transportation:

?

Increase port capacity to increase our nation’s ability to distribute goods, making us more competitive in the global economy.

?

Develop larger, rail-served, inland distribution centers that will encourage more efficient movement of goods and create more capacity at ports.

?

Permit increased volume and speed of inland heavy freight, allowing inland distribution points to expand into larger, national service hubs and promote economic growth.

?

Develop profitable high speed rail for the fast movement of people and goods.

The Company’s assets will consist of five critical areas of ownership agreements and expertise, as well as specific facilities and product patterns. The key areas are –

I.

Projects - consisting of “Current Projects”, “Current Projects In Negotiation Stage” and “Identified Future Projects”. Listed and explained in the “The Business Plan” section.

II.

Manufacturing of industrial products to be used in infrastructure projects. Listed and explained in the “The Business Plan” section, under the “Current Projects” section – HSR Technologies Inc. Manufacturing Site Project.

III.

Franchise Opportunities – emanating from ancillary development associated with infrastructure projects.

IV.

Partnership Alliances and Agreements

V.

Management team

Franchise

The development of the Trade and Transport Corridors and High Speed Rail Corridors will result in significant franchise operations. These include –

➢

Fuel: The Company will franchise fuel and energy for vehicles moving in the corridors it develops.

➢

Corridor Centers for Food/Restaurants/Hotels: Food/restaurants and hotels at major intersections and terminal areas associated with its Trade, Toll and Rail corridors.

➢

Logistic Technology Applications: The Company will develop advanced High Speed operations for Truck and Rail freight and passenger operations. High Speed Truck Lanes, truck trains and automatic truck operations will be included in the Company’s Toll Roads. High Speed Rail Freight and Passenger operations with train speeds exceeding 250 mph will be developed.

➢

Pipelines: Pipeline operations will be developed where appropriate to facilitate crude oil movements to coastal refineries from inland oil fields and facilities.

➢

Cable: Cable will be laid along the Company corridors to increase capacity for phone line operators.

➢

Parking: Parking facilities will be developed at critical network locations and at network nodes.

➢

Advertising: Advertising facilities will be developed as appropriate along the project corridors and key locations at Terminals and Facilities.

➢

Franchise Zones: The Company has developed a nationwide franchise Zone System that it will use with both projects and products. The franchise zone system allows the Company to recognize regional differences in pricing and franchising its market products.

Franchise Zones

ZONE 1: CA, NV, OR, WA
ZONE 2: FL, GA, NC, SC
ZONE 3: ME, NH, MA, RI, CT, VT
ZONE 4: DC, DE, MD, NJ
ZONE 5: NY, OH, PA, VA, WV
ZONE 6: AL, KY, MS, TN
ZONE 7: AR, IL, IN, LA, MO
ZONE 8: OK, TX
ZONE 9: IA, MI, MN, WI
ZONE 10: NE, MT, ND, SD
ZONE 11: CO, KS, NM, WY
ZONE 12: AZ, ID, UT

Partnership Alliance’s and Agreements

The following are independent expert/consultants:

INCHCAPE SHIPPING SERVICES (ISS) - PORT TRAJAN AGENT

Inchcape Shipping Services (ISS) is one of the world’s leading maritime services providers. Through its proprietary network of some 290 offices employing over 3,900 people across 65 countries, ISS provides its customers with an unparalleled global resource delivered locally and tailored to each customer’s individual needs.  It is an independently owned and managed company not under the control of the Company. Its diversified customer base includes clients across the oil, cruise, container and bulk commodity sectors, and it is engaged in serving naval, governmental and inter-governmental clients. Additionally, ISS provides landside commercial and humanitarian logistics, transit, offshore support and other associated marine services. ISS also provides a growing range of outsourcing services. These include global crew and marine spares logistics; port agency management and commercial representation; and sophisticated Enterprise Resource Planning solutions through its subsidiary ShipNet and other associated organizations.

The Company engaged Inchcape Shipping Services Group as its freight operations and managers of its freight cargos at ports and inland ports. ISS has 3,900 employees worldwide to provide freight management services, shipping logistics, and freight cargo handling.

The Company has engaged with Inchcape Shipping Services (ISS) to manage and act as port agent at Port Claudius and Port Of Ostia. ISS is a global operation from sixty eight countries, six hundred ports that directs traffic from sea and air cargo to and from the ports. They have been in business since 1875.

AIRPORT SERVICES

The Company is in the process of developing agreements for four types of airport services at its airport facilities like KSJM airport.  These include:

•

Passenger Terminals

•

Air Cargo Terminals

•

Corporate Jet Services

•

Foreign Airline FAA Inspection Maintenance Service Terminals

The Company is in discussions with several air service providers, and would expect to be able to announce a partnership alliance once the Port Mobile Trade and Transportation Corridor (Port Trajan) moves forward.

EARTH MOVING AND ROUTE (HIGHWAY/RAIL) GRADING

The development of the Company rights-of-way will involve considerable earth moving and route grading requirements. The Company intends to enter into agreement with a major equipment supplier for vehicles to meet its construction needs. Specifically, The Company will contract for earth moving equipment once the initial Mobile Trade and Transport Corridor (Port Trajan) moves forward.

TRANSPORTATION ECONOMICS & MANAGEMENT SYSTEMS, INC. (TEMS)

TEMS is a specialist firm who are experts in Business Planning for Trade Corridor/High Speed Rail projects. TEMS will provide Investment Grade Studies and Business and Financial Plans, for use with Wall Street investment banking firms. TEMS has considerable trade corridor and high speed rail experience. The Company has a current working agreement with TEMS to provide consulting services.

The Company has engaged consultants such as Transportation Economics Management System Inc. (TEMS). TEMS is a global transportation consulting firm. It is responsible for the transportation planning and system analysis, which includes the development of the passenger and freight forecasting models.

Alexander Metcalf, PhD – (Planning) Transportation Economics & Management Systems, Inc.

Dr.  Alexander Metcalf, President of TEMS will serve as Project Director for ARMT Investment Grade studies. Dr. Metcalf personally directs all projects at TEMS and has built the firm’s reputation based on professional product and close client interaction. Dr. Metcalf is a professional transport economist with 30 years of freight and passenger planning experience. Previously, Dr. Metcalf was Chief Economist for British Rail and was responsible for the planning of a number of major rail freight passenger and port projects including the East Coast Main Line ($8 Billion), Channel Tunnel ($16 Billion), as well as the West Coast 125HST program ($5 Billion). His recent projects include the Panama Canal-ACP, Great Lakes and St. Lawrence Seaway New Cargoes/New Vessels Market Assessment-USDOT, Port Freeport-SH 36A Rail Corridor Study, Alameda Corridor-Port of Los Angeles, Great Lakes Trade Study-Transport Canada, Great Lakes Bulk Ships Cost Benefit Study, USDOT Channel Tunnel Freight Corridor Project-Transmark, North American Ports Model-Goldman Sachs, and Northeast Corridor Freight Market Study-UBS Painewebber.

Dr. Metcalf’s recent high speed rail projects include Northeast Corridor High Speed Rail Study, Detroit-Chicago EIS Tier 1 Demand Forecasting Study, Atlanta-Charlotte EIS Tier 1 Operations Planning, Hampton Roads High-Speed and Intercity Passenger Rail Vision Plan, Rocky Mountain High-Speed Rail Business Plan Study, Tri-State III High-Speed Rail Study, VIA Rail Feasibility Study and Business Plan, Minneapolis-Duluth/Superior High-Speed Restoration of Intercity Passenger Rail Service - Comprehensive Feasibility Study and Business Plan, Ohio and Lake Erie (Ohio Hub) Regional Rail System, Midwest Regional Rail System, Florida Intercity Passenger Rail Business Plan, Alberta High Speed Rail Investment Ridership Study.

Dr. Metcalf was Chair of the European Freight Movement Study Technical Committee that was carried out by the European Community (EEC) and a member of the Steering Committee for the EEC European Passenger Transport Study. Dr. Metcalf has completed studies for the Investment Banks, World and Asian Banks, as well as Federal and State governments across the US.

Education

PhD/1974/London University/ Transport Economics

B.S./1968/London University/ Economics

Key Personnel: Dr. Metcalf will be supported by two key individuals –

Dr. Edwin “Chip” Kraft, the Director of Transport Operations at TEMS brings more than 25 years of expertise in passenger and freight transportation planning systems. Dr. Kraft has led operational, logistics, financial and planning studies, as well as management system development projects. He is currently the lead developer for the CSX Railroad, Yard of the Future project. He will lead the transport operations planning work for water, truck, and railroad analysis.  Dr. Kraft’s projects include the Great Lakes Bulk Ships Cost Benefit Study,

 Great Lakes and St. Lawrence Seaway project, USDOT five corridor freight transportation analyses, Panama Canal Demand Study, and the Hamilton Ontario Container Port Study, the Yard of the Future for CSX Rail, SH 36A Corridor Study for Port Freeport. His high speed rail projects include Atlanta-Charlotte, Hampton Roads-Washington corridor, Northeast Corridor, Chicago-Twin Cities, and Florida Statewide High Speed Rail Study.

Education

PhD/1998/University of Pennsylvania/Systems Engineering

MS/1983/University of Pennsylvania/Civil Engineering

BS/1982/University of Pennsylvania/Civil and Urban Engineering / Economics

Dr. Yang He is Senior Transportation Analyst with TEMS' and leads the system modeling and analysis team. With more than 12 years’ experience, he has been involved in the development of the TEMS’ software development, in particular the development of the COMPASS™ passenger rail model.  He will be responsible for database development, traffic and revenue, and capacity analysis for the studies. Dr. Yang has also developed the latest versions of the GOODS™ model and its update to incorporate the latest Decision Choice models. Dr. He’s freight projects include the Great Lakes Bulk Ships Cost Benefit Study, Great Lakes and St. Lawrence Seaway project, USDOT five corridor freight transportation analysis, Panama Canal Demand Study and software, and the and SH 36A Corridor Study for Port Freeport. His high speed rail projects include Hampton Roads, Chicago-Detroit, Chicago-Twin Cities, Atlanta-Birmingham, Rocky Mountain High Speed Rail Study Business Plan, and Northeast Corridor High Speed Rail Study.

Education

PhD/2007/University of Arizona/Systems and Industrial Engineering (minor in Management Information Systems)

MS/2002/University of Arizona/Systems Engineering

BE/1998/University of Beijing/Engineering Management

THE COMPANY’S MANAGEMENT TEAM CONSISTS OF

SHAH MATHIAS – FOUNDER

Mr. Shah Mathias founded the Company and leads its Merger & Acquisitions and New Business Development team.  Mr. Mathias served as Chief Executive Officer and President of the Company. He served as the President, Treasurer and Secretary of Yellowwood Acquisition Corp. since April 17, 2012. In 2002, he started PennDel Land Co., and majority shareholder. He serves as Chairman & Secretary of Hi Speed Rail Facilities, Inc., Hi Speed Rail Facilities Provider, Inc. and Global Infrastructure Finance & Development Authority Inc.  Mr. Mathias has an extensive background in real estate and property development. Beginning in 1988, he commenced his career in real estate with the personal acquisition and like-kind exchange sales of investment property. In 1992, Mr. Mathias started a mortgage-banking corporation underwriting loans under his own name and selling such loans on the open market. By 2000, his company had underwritten more than $1 billion in loans. He served as Director of the Company since June 12, 2012 to April 2014. He served as a Director of Yellowwood Acquisition Corp. since April 17, 2012 to April 2014. Mr. Mathias received his education at Penn State Institute of Technology.

MR. HAROLD HATCHETT, III, – CHIEF FINANCIAL OFFICER

Mr. Harold Hatchett, III, as the Company Director and Chief Financial Officer has worked for several major corporations such as Royal Dutch Shell, Bertelsmann Music Group, Aetna and Heritage Inks International (a Citicorp Venture Capital company) over his 30+ year career. He has recently served as Group Managing Partner and CFO for OCTCET Inc., from 08/2012 to present. Mr. Hatchett served as Shell CFO of Upstream Americas, from 04/2011 to 05/2012; Shell COO Business Services, UK from04/2000 to 07/2003. Shell VP Investor Relations Americas, from10/2003/ to 06/2011; and Shell VP External Engagement Strategy, from 07/2011 to 04/2012.

Harold serves on the Executive Advisory Board of the School of Business and Economics at North Carolina A&T University and Longwood University. He is a Board of Directors member of the Executive Leadership Council. Also, he is a former Board of Directors member of Affinity Health Plan in NY and served as Treasurer. He is of graduate Longwood University, BS, Finance & Accounting.

RONALD N. SILBERSTEIN – CHIEF OPERATING OFFICER

Ronald N. Silberstein, as the Company Chief Operating Officer and a Director. Mr. Silberstein, a Certified Public Accountant and a Certified Franchise Executive, was previously Managing Member of the Silberstein Ungar, PLLC CPA firm, from 08/2010 to 07/2014 and has extensive experience with entrepreneurial companies, having worked with them either as clients or as a C-level executive for more than 30 years.  He is a 1979 graduate of the University of Michigan’s Stephen M. Ross School of Business.

JOHN W. THOMPSON - GENERAL COUNSEL

John W. Thompson serves as Director for the Company and Chief Legal Counsel.  Mr. Thompson was a judge on the York County Court of Common Pleas in York County, Pennsylvania. He was elected to the court in 1997 and was retained in 2007 for 10-year term, expiring in 2017. Thompson retired before the end of his last term on May 31, 2015 Thompson received both his undergraduate and J.D. degrees from the University of Pittsburgh.

FINANCIAL COUNSEL

Special Financing Counsel

Scott Dietterick, Esq.
James Smith Dietterick & Connelly, LLP.
Hershey, PA

Company’s Security’s Counsel

Matthew McMurdo, Esq

New York, NY

Infrastructure Counsel for (ATFI) Alabama Toll Way Facility

William Sundstrom, Esq.

 Robert Brannen, Esq
Sundstrom & Mindlin
Tallahassee, FL

Special Securities Counsel

Jim Cassidy, Esq
Cassidy & Associates
Washington, DC

Special Tax Counsel (ATFI) Alabama Toll Facility Inc.

Belinda France, Esq
France Law Firm
Tallahassee, FL

Special Financial Partnership Alliances to the Company

Susquehanna mortgage banker Corp
ING Investment Management Co.  Asset Manager
Penn Venture Capital, Inc.

The Business Plan

The Company is focused on development of transportation facilities, including but not limited to high-speed rail for passenger and freight transportation related and ancillary transportation businesses, inland ports, sea ports, airports, and toll roads. The Company will act as the super general contractor to build manufacturing facilities for composite rebar, rail road ties and Damar Corporation LLC products, in addition to fiber optic lines, any and all utilities whether underground or overhead, any and all outdoor advertisement signage, travel plazas, natural gas pipelines, distillate pipelines, motels, hotels, sewer, power grids, cell phone towers, earth stations, fast food and restaurant establishments, shops and other aspects of construction, technology parks, town centers, together with ancillary land development projects, sale of goods and services to government, civilian and commercial end users pertaining to any project secured by any affiliate entity or nonprofit entity.

The Company is responsible for securing the above mentioned projects through its marketing consultant, Transportation Economics Management Systems (TEMS), meeting with the government, civilian and commercial end users and structuring the financing through one or more of the nonprofit entities, then managing the cost and time line of the project through completion, utilizing the affiliate entities listed below of which the Company has a non-controlling twenty five percent ownership interest.

As to the relationship of affiliated entities, the Company holds 25% of non-voting non-controlling shares under certain license agreements with affiliated entities. The material aspect of the opportunity license agreement is related to voting rights of the shares. Mr. Mathias holds 100% of controlling interest of affiliated entities and 75% of the shares. Upon securing the end user by the affiliated entity, the Company, per the consulting agreement, will advise how to best serve the end user in completing their project. The Company’s facilitation is limited to assisting the introduction of certain trade’s project package, including appraisals, estimates, obtaining contracts and sub-contractors, for the development of the facilities and infrastructure projects. The Company will assist the affiliated entity at a cost plus up to forty percent fee, for presenting the complete project, working as project supervisor and coordinator between non-profit entities and affiliate entities. The Company will act as super general contractor per master construction agreement.

The debt offering for the projects of government, civilian and commercial end users as mentioned above will be borne by any one or more of the related affiliated entities, who intend to approach the nonprofit entity or entities, with a particular project that is in need of being funded via bond offerings on behalf of the end user. Also the debt offering for the projects of government, civilian and commercial end users as mentioned above could be borne by one of the nonprofit entities or entity themselves, who have been approached directly by government, civilian and commercial end users with a particular project that is in need of being funded via bond offerings. The nonprofits and certain affiliate entities collectively have identified projects worth five hundred and six billion dollars and therefore have master bond indentures available for funding government, civilian and commercial end user projects.

The Company through agreements with the nonprofits and the affiliate entities will perform construction management services and consulting services for fee (see material aspects of agreements below). One of the affiliate entities, specifically related to the type of project, will secure the project contract from the government, civilian or commercial end user. The nonprofits provide a source to capital, through bond indentures, upon TEMS providing investment grade studies that will reflect the project will support the debt on behalf of the government, civilian or commercial end user.

The affiliate entities acting as subcontractors to the Company, provide a way to manage cost over runs and unnecessary change orders that normally plaque the construction industry and they also bare the liability as subcontractors of the project protecting the Company acting as super general contractor by agreement with the nonprofit. The Company, however a related party to the affiliate entities, subcontracted by the Company to perform associated scope of work on a given project, has every right to end its relationship with the affiliate entity(s) if the best interest of the Company, nonprofit or government, civilian or commercial end user is endangered. The Companies business model has been proven over thirty plus years by Mr. Mathias Founder of the Company, in construction related companies he has started and operated, most being affiliate entities listed below in this registration statement.

The Company envisions each project identified on behalf of the government, civilian or commercial end user, through its consulting agreement relationship with TEMS, will be secured contractually and as the Company acts as consultant to one of the affiliate entities, by one of the affiliate entities specifically related to the type of project the end user wants to complete. The Company will than act as consultant between the affiliate entity, nonprofit and government, civilian or commercial end user, to arrange funding for the project. The Company also will have some influence over the affiliate entities acting as subcontractors in terms of controlling initial cost estimates that will turn into sub-contractor agreements with the affiliate entities per scope of work relating to the project. The key component to this relationship is that the Company and the affiliate entities have a shared interest in providing bond holders and the end users a positive outcome. The Company and the affiliate entities will work together to ensure the best costs are secured in the market place so the project is successful.

 Even though the entities are related parties and the Company holds 25% of the shares and Mr. Mathias holds 75% of the shares, the risk is, the related entity would be protected upon poor workmanship, on any given project due to Mr. Mathias position of 100% controlling interest controlled by the opportunity license agreements with each related entity. The Company is aware of this risk, however Mr. Mathias being the largest shareholder in the Company would only jeopardize his holdings in the Company, if the Company would allow a project to be endangered by one of the affiliate entities acting as a sub-contractor to the Company. The Company’s business model like any company’s business model is based on competent employees, organizational systems and a profitable product. The Company can mitigate the risk of the related party endangering the profitability of a profitable project through its consulting services agreement and daily project related interaction, between the Company’s workforce and any given related party’s workforce. Although Mr. Mathias owns 75% of each related party (affiliate entity), he will have qualified executive teams managing these entities on a daily basis without his interference, working directly with the Company’s executive team and their organizational staff on every project secured from government, civilian or commercial end users.

The Company will provide construction services for fee according to contractual agreements between all four nonprofit entities and affiliate entities listed below.  The contractual agreements and material aspects of the agreements are presented below:

Master Agreement For Construction with the Four Nonprofits

The Company is in contractual, “Master Agreement For Construction”, agreements with High Speed Rail Facilities Inc., High Speed Rail Facilities Provider Inc., Global Infrastructure Finance & Development Authority, Inc. and Alabama Toll Facilities Inc., all four are nonprofit entities referred to as the “Cartel” who could issue bonds on behalf of government, civilian and commercial end user projects directly or on behalf of the affiliate entities listed below. The material aspects of the “Master Agreement For Construction” are as follows:

1.

AMERI as the agent and representative of CARTEL shall do perform all required tasks and actions to develop and construct the Project as agent and representative of CARTEL without limitation by taking such actions as necessary to secure the first and future phases of the financing applicable to the design, planning, engineering and related soft and hard costs of the construction of the Project and related activities.  The specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by AMERI, subject to approval by CARTEL, and as necessary offered for review and approval by appropriate governmental and regulatory agencies.

2.

AMERI shall assure that the Project is constructed according to specifications and requirements imposed by the Federal Railroad Administration (FRA).  The work done by AMERI through itself, its contractors, subcontractors, agents, employees and affiliated organizations, shall be subject to inspections as mandated by law to demonstrate compliance with all applicable standards.  AMERI shall be responsible for coordinating all construction of the Project including construction work performed by subcontractors and others.  AMERI shall supervise all phases of the construction of the Project, and it shall be responsible to CARTEL for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control.  AMERI shall contract with all subordinate parties in its own name and behalf and not in the name of or on behalf of CARTEL unless later agreed upon by the parties.  AMERI shall provide to CARTEL, on an on-going basis, a list of all subcontractors and others engaged by AMERI for work on the project, together with correct and complete copies of all contracts and agreements with such parties.

3.

The engagement of any subcontractor or subordinate parties for work on the project shall not excuse AMERI from complying in all respects with this contract.  AMERI shall have full responsibility for every portion of the construction of the Project furnished or performed by any subcontractor or subordinate party and every act or omission (whether willful, negligent or otherwise) of AMERI’s employees, subcontractors and their employees, and all other parties engaged for work upon the Project.  All construction, acts and omissions of any party participating in the construction of the Project shall be deemed those of AMERI for the purposes of this agreement.   AMERI shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.  AMERI shall take all reasonable precautions to prevent injury, damages or loss to persons or property throughout the Project, including especially issues of environmental protection.

4.

The term of this Agreement shall continue until the completion of the Project and thereafter unless and until terminated by mutual agreement of CARTEL and AMERI and it may continue into perpetuity if not so terminated.

5.

The parties agree that the face amount of the contract between them for CARTEL to complete the Projects shall be determined by the face amount of each Master Trust Indenture less unrelated construction and land coast at cost plus forty percent (40%), plus two percent (2%) over the adjustment for the increase in inflation regardless of the cost to AMERI to perform the required services hereunder.

In no event, will the profits to AMERI from the projects, shall be less then forty percent (40%), plus two percent (2%) over the adjustment for the increase in inflation. Construction contract is based upon 97% of the face amount of each Master Trust Indenture over course of construction period amounts payable by CARTEL shall be due fifteen (15) days from the date of the submission of invoices from AMERI to CARTEL, time being of the essence.  For any payments received after the fifteenth (15th) day, a late fee of five percent (5%) of the unpaid amount if paid within ten (10) days thereafter; and any amounts paid after said ten-day period shall accrue late fees at the rate of eighteen percent (18) per annum plus a collection fee of three percent (3%) and attorney’s fees of five percent (5%) of the unpaid balance.  A deposit of Ten Dollars ($10.00) shall be paid by CARTEL to AMERI upon the execution of this agreement; with a subsequent payment of three percent (3%) of the face amount of the contract upon the bond funding for the initial phase of the project; and a subsequent payment of an additional two percent (2%) of the face amount of the contract upon mobilization of the project. These percentages shall apply to the first phase and to all subsequent phases of the project.

6.

The parties agree that this Agreement is not intended to create, nor shall it create, a partnership between them or any business relationship other than that specifically created by the terms hereof.  Likewise, no partnership or other business relationship shall be created between CARTEL, AMERI and any subcontractors or subordinate parties contracted to work on the Project.

7.

The business and affairs of the Project shall be controlled by AMERI without the requirement that the approval of CARTEL be obtained for any actions taken, subject only to the submission of such reports and accountings being furnished by AMERI to CARTEL as the parties may agree from time to time.  Detailed and complete records of all aspects of the Project shall be kept by CARTEL and AMERI for their use and for inspection by any third parties, agencies, regulators or others authorized by law or agreement to access them.

8.

AMERI may conduct the business of the Project from such location or locations as it may elect, whether in the State of Delaware, the Commonwealth of Pennsylvania, or elsewhere.  However, as stated below, Pennsylvania law shall govern this agreement.

9.

AMERI may act through such subagents and subcontractors, attorneys and representatives as it deems necessary in its sole discretion; and to compensate such parties under such terms as it may agree.

10.

The funding for the Project shall be raised through the issuance of bonds through a marketing plan determined by AMERI, and all proceeds thereof shall be deposited in custodial accounts administered by fiduciaries and according to such terms as CARTEL TRUST shall institute for the safekeeping and distribution according to sound business practices.  AMERI shall act as Sponsor for the CARTEL Direct Offering and Bond Issuer.

Master Agreement For Construction with Affiliate Entities

The Company is in a contractual, “Master Agreement For Construction”, agreement with Affiliated Entities, referred to as the “Cartel” in the agreement, who have the ability to approach the four nonprofit entities to fund government, civilian and commercial projects on behalf of the end user. The material aspects of those agreements are as follows:

1.

AMERI as the agent and representative of CARTEL shall do perform all required tasks and actions to develop and construct the Project as agent and representative of CARTEL without limitation by taking such actions as necessary to secure the first and future phases of the financing applicable to the design, planning, engineering and related soft and hard costs of the construction of the Project and related activities.  The specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by AMERI, subject to approval by CARTEL, and as necessary offered for review and approval by appropriate governmental and regulatory agencies.

2.

AMERI shall assure that the Project is constructed according to specifications and requirements imposed by the Federal Railroad Administration (FRA).  The work done by AMERI through itself, its contractors, subcontractors, agents, employees and affiliated organizations, shall be subject to inspections as mandated by law to demonstrate compliance with all applicable standards.  AMERI shall be responsible for coordinating all construction of the Project including construction work performed by subcontractors and others.  AMERI shall supervise all phases of the construction of the Project, and it shall be responsible to CARTEL for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control.  AMERI shall contract with all subordinate parties in its own name and behalf and not in the name of or on behalf of CARTEL unless later agreed upon by the parties.  AMERI shall provide to CARTEL, on an on-going basis, a list of all subcontractors and others engaged by AMERI for work on the project, together with correct and complete copies of all contracts and agreements with such parties.

3.

The engagement of any subcontractor or subordinate parties for work on the project shall not excuse AMERI from complying in all respects with this contract.  AMERI shall have full responsibility for every portion of the construction of the Project furnished or performed by any subcontractor or subordinate party and every act or omission (whether willful, negligent or otherwise) of AMERI’s employees, subcontractors and their employees, and all other parties engaged for work upon the Project.  All construction, acts and omissions of any party participating in the construction of the Project shall be deemed those of AMERI for the purposes of this agreement.   AMERI shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.  AMERI shall take all reasonable precautions to prevent injury, damages or loss to persons or property throughout the Project, including especially issues of environmental protection.

4.

The term of this Agreement shall continue until the completion of the Project and thereafter unless and until terminated by mutual agreement of CARTEL and AMERI and it may continue into perpetuity if not so terminated.

5.

The parties agree that the face amount of the contract between them for CARTEL to complete the Projects shall be determined by the face amount of each Master Trust Indenture less unrelated construction and land coast at cost plus forty percent (40%), plus two percent (2%) over the adjustment for the increase in inflation regardless of the cost to AMERI to perform the required services hereunder.

In no event, will the profits to AMERI. from the projects, shall be less then forty percent (40%), plus two percent (2%) over the adjustment for the increase in inflation. Construction contract is based upon 97% of the face amount of each Master Trust Indenture over course of construction period. amounts payable by CARTEL shall be due fifteen (15) days from the date of the submission of invoices from AMERI to CARTEL, time being of the essence.  For any payments received after the fifteenth (15th) day, a late fee of five percent (5%) of the unpaid amount if paid within ten (10) days thereafter; and any amounts paid after said ten-day period shall accrue late fees at the rate of eighteen percent (18) per annum plus a collection fee of three percent (3%) and attorney’s fees of five percent (5%) of the unpaid balance.  A deposit of Ten Dollars ($10.00) shall be paid by CARTEL to AMERI upon the execution of this agreement; with a subsequent payment of three percent (3%) of the face amount of the contract upon the bond funding for the initial phase of the project; and a subsequent payment of an additional two percent (2%) of the face amount of the contract upon mobilization of the project. These percentages shall apply to the first phase and to all subsequent phases of the project.

6.

The parties agree that this Agreement is not intended to create, nor shall it create, a partnership between them or any business relationship other than that specifically created by the terms hereof.  Likewise, no partnership or other business relationship shall be created between CARTEL, AMERI and any subcontractors or subordinate parties contracted to work on the Project.

7.

The business and affairs of the Project shall be controlled by AMERI without the requirement that the approval of CARTEL be obtained for any actions taken, subject only to the submission of such reports and accountings being furnished by AMERI to CARTEL as the parties may agree from time to time.  Detailed and complete records of all aspects of the Project shall be kept by CARTEL and AMERI for their use and for inspection by any third parties, agencies, regulators or others authorized by law or agreement to access them.

8.

AMERI may conduct the business of the Project from such location or locations as it may elect, whether in the State of Delaware, the Commonwealth of Pennsylvania, or elsewhere.  However, as stated below, Pennsylvania law shall govern this agreement.

9.

AMERI may act through such subagents and subcontractors, attorneys and representatives as it deems necessary in its sole discretion; and to compensate such parties under such terms as it may agree.

10.

The funding for the Project shall be raised through the issuance of bonds through a marketing plan determined by AMERI, and all proceeds thereof shall be deposited in custodial accounts administered by fiduciaries and according to such terms as CARTEL TRUST shall institute for the safekeeping and distribution according to sound business practices.  AMERI shall act as Sponsor for the CARTEL Direct Offering and Bond Issuer.

The Company will provide consulting services for fee according to contractual agreements between all four nonprofit entities and affiliate entities listed below. The contractual agreements and material aspects of the agreements are presented below:

The Company is in contractual, “Consulting Agreement”, agreements with High Speed Rail Facilities Inc., High Speed Rail Facilities Provider Inc., Global Infrastructure Finance & Development Authority, Inc. and Alabama Toll Facilities Inc., all four are nonprofit entities who have the ability to fund government, civilian and commercial end user projects directly or on behalf of the affiliate entities listed below. The material aspects of the “Consulting Agreement” are as follows:

1.

HSRF hereby appoints AMERI as its agent and representative to perform all required tasks and actions to develop and construct the Project as agent and representative of HSRF without limitation by taking such actions as necessary to secure the first and future phases of the financing applicable to the design, planning, engineering and related soft and hard costs of the construction of the Project and related activities.

2.

AMERI hereby accepts such appointment and agrees to perform as agent and representative of HSRF as specified.

3.

The term of this Agreement shall continue until the completion of the Project and thereafter until terminated by mutual agreement of HSRF and AMERI, and it may continue into perpetuity if not so terminated.

4.

AMERI shall be compensated for arranging financing and developing the sponsorship mechanism for the Project by a specific fee equal to one and one half percent (1.5%) of the face amount of the master indenture. Additionally, services other than arranging financing that are performed by AMERI for HSRF financing shall be compensated in accordance with separate agreements addressing other aspects of the Project.  In addition to the payment of fees for its services AMERI shall be entitled to prompt reimbursement of all costs and expenses advanced or incurred by it in furtherance of its duties hereunder. All fee are deemed earned upon delivering of bond indenture document, HSRF shall is responsible for additional financing fees to direct or indirect financiers, mortgage banker or financing facilitator.

5.

The parties agree that this Agreement is not intended to create, nor shall it create, a partnership between them or any business relationship other than that specifically created by the terms hereof.

6.

The business and affairs of the Project shall be controlled by AMERI without the requirement that the approval of HSRF be obtained for any actions taken, subject only to the submission of such reports and accountings being furnished by AMERI METRO to HSRF as the parties may agree from time to time.

7.

AMERI may conduct the business of the Project from such location or locations as it may elect, whether in the UNITED KINGDOM, the Commonwealth of Pennsylvania, or elsewhere.

8.

AMERI may act through such subagents and subcontractors, attorneys and representatives as it deem necessary in its sole discretion; and to compensate such parties under such terms as it may agree.

9.

The funding for the Project shall be raised through the issuance of bonds through a marketing plan determined by AMERI, and all proceeds thereof shall be deposited in custodial accounts administered by fiduciaries and according to such terms as AMERI METRO shall institute for the safekeeping and distribution according to sound business practices.  AMERI shall act as Sponsor for the HSRF Direct offering and Bond Issuer. And or stock offering.

10.

AMERI shall maintain current and complete records of all aspects of its performance on behalf of HSRF and in furtherance of the Project, with such records being available to HSRF and to other parties as legally required.  Such records shall be examined and audited by independent auditors and accountants selected by AMERI, with such statements of account being rendered as required by good accounting practices.

11.

AMERI shall comply with all legal requirements of all applicable agencies and jurisdictions for the project, including but not limited to labor and hiring practices, compensation of subcontractors and workers, and taxes and insurance.  In order to assure such compliance, AMERI may employ attorneys and advisors as it may in its sole discretion determine, securing such legal advice and opinions as will reasonably protect the Project and the parties thereto.

12.

AMERI shall maintain during and after the completion of the Project all records of the Project, and they shall be available for inspection as required by law and the agreement of the parties.

Additionally the agreements between the other nonprofits are the same.

Shah Mathias, Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company, has established these corporations (affiliate entities) below, with which to effect the transactions and development of the projects envisioned by the Company including the Port Trajan Facility, high speed rail projects and the Alabama Toll Road project, elaborated on below under “Current Projects”, Current Projects In Negotiation Stage”, “Identified Future Projects” headings.

Affiliated Entities:

1.

HSR Freight line, Inc. Designed to handle all services for use of track time and trains for freight and freight forwarding services.

2.

HSR Passenger Services, Inc. Designed to handle rail ticketing booking, reservations, and food services.

3.

HSR Technologies, Inc. Designed to handle all building of suites and manufacturing of trains and rail tracks and provide fiber optics, telecommunications, and related technologies services.

4.

HSR Logistics, Inc. Designed to handle all purchasing functions.

5.

KSJM International Airport, Inc. Designed to eventually create an airport facility in inland Alabama

6.

Port Of Ostia, Inc. Designed to handle all air cargo if and when an airport facility is created.

7.

Port of De Claudius, Inc. Designed to handle sea container and port operations.

8.

AMERI Cement, Inc. Designed to handle cement needs for building projects including Alabama toll road.

9.

Lord Chauffeurs LTD: Designed to operate all passenger ground transportation.

10.

Atlantic Energy & Utility Products, Inc. Designed to provide utility and maintenance service to above entities.

11.

Penn Insurance Services LLC. Designed to provide insurance service to above entities.

12.

Cape Horn Abstracting, Co. Designed to land title examination services.

13.

Eastern Development & Design, Inc.  Designed to provide all civil engineering and architectural service.

14.

Slater & West, Inc.  Designed to handle contract administration services and work force H R matters.

15.

Malibu Homes, Inc. Designed to establish residential home building services.

16.

Platinum Media, Inc. Designed to provide all media related services.

As to the relationship of affiliated entities, the Company holds 25% of non-voting non-controlling shares under certain license agreements with affiliated entities. The material aspect of the opportunity license agreement is related to voting rights of the shares. Mr. Mathias holds 100% of controlling interest of affiliated entities and 75% of the shares.

The Company has developed a mechanism for its sustainability and as to conducting contractual relationships with each affiliated entity(s) to maintain its independence and risk mitigation. The mechanism for its sustainability is the Executive Team of the Company is free to end and replace with another entity unrelated to the Company in terms of its relationship with any affiliate entity if cost control overruns or time tables are not being controlled in accordance to industry standards, that satisfies the Company, while performing duties related to projects secured from government, civilian or commercial end users. In addition, the liability risk is shared among the related entities and the Company instead of falling completely on the Company.

The Company can mitigate the risk of the related party endangering the profitability, in any way, of a profitable project, through certain related agreements mentioned above and daily project related interaction between the Company’s Executive Teams workforce and any given related party’s workforce. Although Mr. Mathias has controlling interest in the entities, he will have qualified executive teams managing these entities on a daily basis without his interference, working directly with the Company’s Executive Team and their organizational staff on every project secured from government, civilian or commercial end users. The Company and the related entities both have a vested interest in working closely with each other to provide the most cost effective profitable projects that support the debt structure long term. This business model enhances the sustainability of the Company.

Below are the three steps the Company interfaces with the affiliate entities:

Step 1 - as consultant for fee

Step 2 - as provider for construction services for fee

Step 3 - as a 25% shareholder (post construction operations revenue)

Post Construction Revenue: Are those revenues that are sustained per the affiliate operations and are a direct result of 25% ownership interest, non-voting, non-controlling shareholder interest, in the affiliated company or companies.

The Company has been in joint meetings with affiliate entities and private entities, public municipalities and regional governmental agencies. The Company and affiliate entities met with and made presentations to these parties, associated with projects it intends to be the super general contractor to develop, relating to sea ports, airports, rail corridors, toll roads, inland ports, intermodal facilities, sewer, water and power grids, all being anticipated revenue producing projects.

Current Projects   (according to priority)

Project 1

Port Trajan - On January 9, 2013, the Company signed a letter of intent with a related party to purchase land to develop for future sale.

On January 13, 2013, the Company entered into a letter of intent with Port De Claudius trading as Port Trajan, the purpose being, that the Company is contracting services for the build out of the Port Trajan’s five terminals along with the sale of real property together with development rights for fee.

The Company was unable to meet the deposit requirements of the related party contract, and so in November 2013 the deposit requirements were amended to require a cash deposit of $1,000 to hold the purchase option open for the Company until institutional funding is acquired.  Future plans are to issue in excess of 10,000,000 shares of common stock to aid in funding the land purchase. As of January 31, 2016, the $1,000 has been deposited on this contract with the related party.

On August 8, 2016, the Company entered into a material definitive agreement for construction (“Construction Agreement”) with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pennsylvania commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project. Pursuant to the Construction Agreement, the specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by the Company, subject to approval by PDC. The Company shall assure that the Project is constructed according to specifications and requirements imposed by the Pennsylvania Department of Transportation (PADOT) and the Federal Highway Administration. The Company shall supervise all phases of the construction of the Project, and it shall be responsible to PDC for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control. The Company shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement.

The Project consists of two phases, Phase One - a dry closing with no funds being disbursed, was scheduled for September 21, 2016 (“Phase One”) later changed by amendment to October 14, 2016 and Phase Two - to take place on or before August 31, 2017. Phase One consists of land purchase and onsite /off site improvement and Phase Two consists of vertical construction of buildings and apparatus, its estimated cost, for both Phases, is Two Billion Dollars ($2,000,000,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services. In no event will the profit to the Company from the amount paid by PDC be less than Eight Hundred Million Dollars ($800,000,000). A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company shall be $66,719,514.

Baltimore Trade and Transportation Corridor Incorporating the Port Trajan 5 Project

The changing character of marine transportation means that with the opening of the Panama Canal, only three ports on the East Coast will be able to receive Class C, D, and E container vessels that require 50 feet of water. Baltimore is one of the three East Coast Ports that can accommodate such ships and therefore has strong potential for developing a Trade and Transportation corridor to provide inland distribution of containers.

A key part of the development of the Baltimore Trade and Transportation Corridor is the Port Trajan Project. Port Trajan will be an important Inland Port for the Port of Baltimore.

Port Trajan Project

The Port Trajan project is a transportation project located in the Antrim Township, Greencastle, Pennsylvania on the Interstate 81 corridor and the railroad "Crescent Corridor", a 2,500 mile network of rail and terminals.  An intermodal facility is an active rail-truck facility in this corridor and the State of Pennsylvania has provided forty six million dollars of the one hundred million dollars for the development of this facility.  Port De Claudius, Inc. envisions the development of the land next to such corridor, which has been termed the “Port Trajan Project”, consisting of five terminals, Port De Claudius is an affiliate entity. Port De Claudius anticipates that it will construct a distribution center consisting of 5 terminals and a rail line between the main rail tracks to the highway for the transition of shipping containers from the rail line to waiting trucks.  The distribution center will provide the facility for repackaging the shipments into containers or other shipments destined for final destination by truck, by constructing over time, up to thirty million square feet of warehouse space on 2,700 acres.

Port of De Claudius, Inc. anticipates that such project will be completed in phases, the first of which is the purchase of an initial 345 acres at $350,000 per acre. The purchase price will include all on-site horizontal improvements. Off-site improvements will be acquired at an additional $20,000,000. The land is currently owned by a related company and Port of De Claudius, Inc. has entered into a letter of intent for its purchase with the Company.

Port of De Claudius, Inc. trading as Port Trajan has engaged with Inchcape Shipping Services (ISS) to manage and act as port agent at Port Trajan. ISS is a global operation from sixty eight countries, six hundred ports that directs traffic from sea and air cargo to and from the ports. They have been in business since 1875.

As part of the development of the Port of Baltimore Trade and Transportation, the development of inland ports such as Port Trajan is critical. However, since the Harrisburg-Hagerstown corridor is already a major logistics center for the Northeast USA, the development of Port Trajan can begin immediately and even before the Baltimore Trade and Transport Corridor is develop.

A Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc., with the cooperation of HSRF Statutory Trust, as trustee relating to, Port of De Claudius, Inc., trading as Port Trajan of Pa., through revenue bonds can offer to raise $8,000,000,000 billion of revenue bonds, through Global Infrastructure Finance & Development Authority, Inc., a nonprofit related party. The Company plans to act as general contractor as horizontal and vertical site improvements developer for Port of Ostia, Inc., an affiliate entity of the Company.

The Company intends to assist to begin bond offerings relating to the project at least ninety days after the effectiveness of this Registration Statement. The Company will also work with its transportation consultant, TEMS, to complete within the ninety day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving the entity, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, Port De Claudius Inc. and Port of Ostia, Inc. are affiliate entities for this project.

Project 2

Alabama Toll Road-Mobile Trade and Transportation Corridor (ATFI Alabama Toll Road Facility Inc.)

As its first step, Alabama Toll Facilities, Inc. (ATFI) was created and obtained status as a nonprofit corporation pursuant to Section 501(c)(3) of the Internal Revenue Code.  As a nonprofit corporation, ATFI is allowed to officiate bond offerings in order to finance the cost of acquisition and construction and equipping of the toll road project, Alabama Toll Road.

In 2007, the toll road project was presented to the Alabama legislature which on June 7, 2007, adopted Act no. 2007-506 entitled "Expressing Support for the Alabama Toll Road Project".  This Act stated that it recognized the need to utilize other financial resources to meet the needs of that highway and other infrastructure items such as that offered by ATFI. The Act urged approval of the bonds offered by ATFI as special revenue bonds with the project eventually vesting to the state upon retirement of the bonds.  The Act further supports designating ATFI as the exclusive entity in perpetuity, for creation and development of the toll road project. ATFI has full approval by the state of Alabama to officiate the bond offering, upon the Company’s S-1 Registration Statement becoming effective.

As a second step, on September 23, 2009, Penndel Land Company (“Penndel”), a company wholly owned by Mr. Shah Mathias, entered into an agreement with ATFI by which Penndel was appointed as the agent and representative of ATFI to perform all required tasks and actions to develop and construct the toll road.

Thirdly, on December 1, 2010, the Company formed a wholly-owned subsidiary, Global Transportation & Infrastructure, Inc. ("GTI") in the state of Delaware to provide development and construction services for the Alabama highway project and to include securing financing for the design, planning, engineering and related costs of construction.

In December 2010, Penndel assigned its agreements with ATFI to GTI. As such the Company, through its subsidiary, GTI, has the development rights for such toll road. Under the terms of the agreement, GTI will provide development and construction services. GTI will also act as an agent and representative to take actions necessary to secure the first and future phases of the financing applicable to the design, planning, engineering and related soft and hard costs of the construction of a toll road in the state of Alabama and related activities. The Company currently through its wholly owned subsidiary, GTI, is involved in the planning of the future development of a new toll road in the southeast United States.

In 2010, the Company was developing this project at the time of the merger with Yellowwood. The planned toll road is designated as a 357 mile 4-lane road designed to be built from Orange Beach, Alabama to the Tennessee state line with the intent of connecting various rural sections of Alabama to Tennessee and more urban areas. The toll road that would connect various rural sections of Alabama to Tennessee and with its more urban areas.

Alabama Indenture Agreement- On December 1, 2010, ATFI nonprofit entered into a Master Trust Indenture agreement with as HSRF Statutory trust as a Trustee, which has agreed to serve as the trustee for the bond offering of up to $7,000,000,000 of ATFI Revenue Bonds once it determines to effect such an offering if ever. The Alabama Indenture indicates that the developer for the project will be GTI.  In April 2012 the Alabama Indenture was amended to reflect a Master Indenture of $20,000,000,000.  The Master Agreement provides the basic terms and conditions of any bond issuance such as use of an escrow agent, rights of bond holders, sale of bonds, etc.

The Company acquired from Penndel Land Company (majority owned by Mr. Mathias) the contract rights to a construction agreement with ATFI, a non-profit company supported by the State of Alabama to act as the exclusive entity as set forth in H.J.R 459 and H.J.R. 456, as project developer for such a toll road and on which Mr. Mathias served as one of its four directors. Mr. Shah Mathias (the Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company) was one of the directors of ATFI and has subsequently resigned his position.

When the Company secures financing, ATFI will effect a bond offering to purchase the land on which the toll road is to be located. The Company has envisioned long-range ideas and plans to develop currently undeveloped areas through which the planned Alabama Toll Road will traverse. These plans through its affiliates, include the development of an airport, sea shipping port and a high speed rail line.

The Company will build seventeen hundred miles of railroad tracks in parallel with ATFI. The Company has plans, through its affiliates, to build four tracks north and south bound, two tracks for passenger services and two tracks for freight. Volkmann Railroad Builders has been engaged by the Company to construct and built the railroad. Volkmann is a thirty five year old company that has built railroads for NASA, the mining industry, oil and gas exploration and freight carriers.

In support of H.J.R. 459 and H.J.R.456 the following ancillary projects are being planned.

1.

Design built inland port called Port De Claudius;

2.

Design built airport called Sarah Jewel Mathias International Airport (KSJM);

3.

Design built air cargo port called Port of Ostia;

4.

Design built railroad and train stations;

5.

Design built Fiber Optic Lines;

6.

Design built All Utilities underground or overhead;

7.

Design built Power Grids;

8.

Design built Cell Phone Towers;

9.

Design built Motels, Travel Plazas, Fast Food Establishments;

10.

Design built Outdoor Advertisements, Signage;

11.

Design built Natural Gas Pipelines & Distillate Pipelines;

Most recently a preliminary analysis of the corridor suggested that because of the opening of the Panama Canal and because Mobile is one of the only two Gulf Ports that can facilitate the large container vessels that need 50 feet of water, the toll road could become part of a Mobile Trade and Transportation Corridor. As a result, an evaluation should be made of extending the corridor north along the west side of the Appalachians, a region that is today served by West Coast Ports. To assist the Company in completing an investment grade study for the corridor, the following research/review team has been assembled to assess the analysis by Transportation Economics & Management Systems, Inc. (TEMS).

   Mobile Intermodal Corridor, Research Review Team

Team Member

Affiliation

•

Dr. Mark Burton, PhD

                University of Tennessee

•

Dr. David Clarke, PhD

University of Tennessee

•

Mr. Rick Tucker

Port of Huntsville, AL

•

Mr. Jimmy Lyons

Port of Mobile, AL

•

Dr. Craig Phillip, PhD

Vanderbilt University

•

Dr. Ted Grossardt, PhD

University of Kentucky

•

Mr. Kent Sowards

Marshall University

•

Dr. Mike Hicks, PhD

Ball State University

•

Mr. Scott Hercik

Appalachian Regional Commission

The purpose of this investment grade study is to evaluate the potential for developing the Mobile Trade and Transport Corridor, as an adjunct to Port Mobile to serve as a major container port for a hinterland corridor between the Appalachians in the east, and the Mississippi in the west, and stretching as far north as the markets of mid-America including Ohio, Indiana, and Illinois. The area is largely served today by West Coast Ports that rely on relatively expensive rail and truck shipments to these inland markets, but are low cost due to the large ships that can access West Coast Ports. With the opening of the Panama Canal, and the access of large ships to the Gulf of Mexico, the Mobile corridor has the potential to provide a less expensive and more effective way of serving these markets.

The reason for this is that the Port of Mobile is one of the very few ports on the gulf and the east coast of the US that can serve the very large ships (50 foot depth) that will be able to access the gulf and east coasts with the opening of the Panama Canal. Once the Port is dredged, this will reduce the Maritime costs to the Port of Mobile significantly (i.e., 50 percent) and shift the competitive balance from West Coast Ports to the Port of Mobile.

Potential Port of Mobile Hinterland with Post-Panamax Max Ships

Ports
Freeport
LA/LB
Mobile
New York
Norfolk
Savannah
Seattle
cntry08
BELLEVUE
SPOKANE
BOISE
WEST VALLEY CITY
SALT LAKE CITY
PROVO
FORT COLLINS
ARVADA
WESTMINSTER
LAKEWOOD
AURORA
COLORADO SPRINGS
PUEBLO
SPRING VALLEY
NORTH LAS VEGAS
PARADISE
HENDERSON
RIVERSIDE
SAN BERNARDINO
MORENO VALLEY
PEORIA
SCOTTSDALE
PHOENIX
ALBUQUERQUE
AMARILLO
LUBBOCK
MINNEAPOLIS
ST. PAUL
SIOUX FALLS
OMAHA
LINCOLN
DES MOINES
CEDAR RAPIDS
KANSAS CITY
INDEPENDENCE
TOPEKA
OVERLAND PARK
WICHITA
SPRINGFIELD
TULSA
OKLAHOMA CITY
WICHITA FALLS
CARROLLTON
PLANO
FORT WORTH
MESQUITE
ABILENE
WACO
AUSTIN
SAN ANTONIO
HOUSTON
PASADENA
BEAUMONT
SHREVEPORT
LITTLE ROCK
LAREDO
CORPUS CHRISTI
MCALLEN
BROWNSVILLE
GREEN BAY
MADISON
MILWAUKEE
ROCKFORD
AURORA
CHICAGO
JOLIET
GARY
SOUTH BEND
GRAND RAPIDS
FLINT
LANSING
WARREN
ANN ARBOR
DETROIT
TOLEDO
FORT WAYNE
PEORIA
SPRINGFIELD
INDIANAPOLIS
DAYTON
COLUMBUS
CINCINNATI
ST. LOUIS
LOUISVILLE
EVANSVILLE
LEXINGTON-FAYETTE
CLARKSVILLE
NASHVILLE-DAVIDSON
KNOXVILLE
MEMPHIS
CHATTANOOGA
HUNTSVILLE
BIRMINGHAM
ATLANTA
ATHENS
JACKSON
MONTGOMERY
COLUMBUS CITY
MOBILE
BATON ROUGE
LAFAYETTE
NEW ORLEANS
METAIRIE
TALLAHASSEE
JACKSONVILLE
ORLANDO
CLEARWATER
TAMPA
ST. PETERSBURG
CAPE CORAL
PEMBROKE PINES
FORT LAUDERDALE
HIALEAH
MIAMI
SAVANNAH
AUGUSTA
COLUMBIA
CHARLOTTE
FAYETTEVILLE
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH
CLEVELAND
AKRON
ERIE
PITTSBURGH
ALLENTOWN
BUFFALO
ROCHESTER
SYRACUSE
RICHMOND
NEWPORT NEWS
HAMPTON
PORTSMOUTH
VIRGINIA BEACH
ARLINGTON
WASHINGTON
ALEXANDRIA
BALTIMORE
PHILADELPHIA
ELIZABETH
PATERSON
STAMFORD
NEW HAVEN
WATERBURY
HARTFORD
SPRINGFIELD
WORCESTER
PROVIDENCE
BOSTON
LOWELL
MANCHESTER

Mobile Trade & Transport Corridor: Population and Required Linkage

Columbus, OH
(MSA: 1,994,536)
Indianapolis-IN
(MSA: 1,971,274)
Cincinnati, OH
(MSA: 2,149,449)
St. Louis, MO
(MSA: 2,806,207)
91 mi
114 mi
101 mi
261 mi
185 mi
Louisville, KY
(MSA: 1,269,702)
252 mi
265 mi
175 mi
Nashville, TN
(MSA: 1,792,649)
180 mi
Knoxville, TN
(MSA: 857,585)
Memphis, TN
(MSA: 1,343,230)
112 mi
113 mi
Huntsville, AL
(MSA: 441,086)
102 mi
Chattanooga, TN
(MSA: 544,559)
215 mi
59 mi
101 mi
Birmingham, AL
(MSA: 1,143,772)
Atlanta, GA
(MSA: 5,614,323)
Tuscaloosa, AL
(MSA: 237,761)
146 mi
59 mi
93 mi
Montgomery, AL
(MSA: 373,141)
195mi
168 mi
Total Population: 24,363,321
Total Length: 926 miles
Mobile, AL
(MSA: 415,123)
59 mi
Pensacola, FL
(MSA: 474,081)
Port of Mobile

Mobile Trade (ATFI Alabama Toll Road Facility Inc.) & Transport Corridor: Population and Required Linkage

In carrying out its initial review, TEMS has already shown there is a prima facia case for the investment.  However, the review was based on an analysis using existing data and models including the Panama Canal Route Choice model and the National Ports model.  Both models need updating to 2015 to reflect the post 2008 recession economy and the latest changes in the development of the Panama Canal, US Ports, and marine economics.

In addition, the preliminary study made a number of assumptions about the institutional structures that would be adopted by the Port and Railroads.  In the Business Plan phase these assumptions need to be evaluated and as appropriate adjustments made to accommodate the findings of direct discussions with the key stakeholders.

Finally, the upgraded market analysis and institutional assumptions will be used to develop a more detailed implementation plan, financial and funding plan, and economic cost benefit and impact plan. The financial and funding plan will develop the cash flows for the project, and the timing and sources of funds needed to complete the project. The economic analysis will show the benefits to the communities in the Trade and Transport Corridor. The analysis will produce both the Cost Benefit Analysis required by USDOT, as well as the economic impact for the region associated with job creation, increased income, property development, and tax base enhancement.  This can be used to develop community outreach in communities along the Alabama Toll Road corridor and at local and state level, to explain the costs and benefits of developing the corridor.

For this Feasibility Study, TEMS will refine the more aggregate level of analysis that was used for the preliminary study. This will include updating the trade and traffic data that derives the forecasts, working to resolve institutional issues and ensuring the practicality of the proposed implementation process.

The Company, will wait until ninety days after effectiveness of this Registration Statement before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant, TEMS, to complete, within the ninety-day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving the any affiliate entity, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify ATFI is a nonprofit non-related party to the Company as Global Transportation Inc. is a wholly owned subsidiary of the Company.

Project 3

Appalachian Regional Commission (ARC) -The Company along with TEMS acting as consultant for the Company have had discussions with ARC to help them over the next five years, advance current and emerging opportunities and to continue to close the gap between Appalachian communities and the nation on key socioeconomic indicators. ARC's mission is to innovate, partner, and invest to build community capacity and strengthen economic growth in Appalachia.

The Appalachian Regional Commission (ARC) is a regional economic development agency that represents a partnership of federal, state, and local government. Established by an act of Congress in 1965, ARC is composed of the governors of the thirteen Appalachian states and a federal co-chair, who is appointed by the President of the United States of America. Local participation is provided through multi-county local development districts. ARC invests in activities that address the five goals identified in the Commission's strategic plan:

Goal 1: Economic Opportunities
Invest in entrepreneurial and business development strategies that strengthen Appalachia's economy.

Goal 2: Ready Workforce
Increase the education, knowledge, skills, and health of residents to work and succeed in Appalachia.

Goal 3: Critical Infrastructure
Invest in critical infrastructure—especially broadband; transportation, including the Appalachian Development Highway System; and water/wastewater systems.

Goal 4: Natural and Cultural Assets
Strengthen Appalachia's community and economic development potential by leveraging the Region's natural and cultural heritage assets.

Goal 5: Leadership and Community Capacity
Build the capacity and skills of current and next-generation leaders and organizations to innovate, collaborate, and advance community and economic development.

Each year ARC provides funding for several hundred investments in the Appalachian Region, in areas such as business development, education and job training, telecommunications, infrastructure, community development, housing, and transportation. The Company has engaged in discussion with ARC to provide $34,000,000,000 in funding through Master Bond Indentures to fund these projects that create thousands of new jobs; improve local water and sewer systems; increase school readiness; expand access to health care; assist local communities with strategic planning; and provide technical and managerial assistance to emerging businesses.

ARC investments in infrastructure have helped reduce the Region’s isolation, spur economic activity, and improve public health and safety. In order to compete in the global economy, Appalachia must continue to develop and improve the infrastructure necessary for economic development, including broadband and telecom- communications; basic infrastructure, such as water and wastewater systems; diversified energy; housing; and transportation, including the Appalachian Development Highway System (ADHS). ARC will also support investments in multi-modal transportation systems that strengthen connections to regional, national, and global markets.

ARC infrastructure investments will address local community needs as well as strategic, innovative approaches to economic development. ARC will provide leadership in helping communities develop long-term plans for effective development and deployment of the infrastructure needed to support economic competitiveness and quality of life. To create the greatest impact, ARC will leverage resources and bring together government agencies and the private sector to build the critical infrastructure needed to strengthen the Region’s economy. Complete the Appalachian Development Highway System and construct local access roads to strengthen links between transportation networks and economic development. Investment in the Appalachian Development Highway System has significantly reduced the Region’s isolation and opened up opportunities for economic growth. ARC will Complete the remaining portions and constructing local access roads will further connect the Region to strategic regional, national, and global economic opportunities. ARC will invest in intermodal transportation planning and infrastructure that builds on the ADHS and maximizes the Region’s access to domestic and international markets. In order to compete in a global economy, Appalachia must have reliable access to domestic and international markets. Connecting the ADHS to rail, waterway, and aviation routes can help link Appalachian businesses to regional, national, and international markets.

The Company in meeting with the ARC board has made available to them through Global Infrastructure Finance & Development Authority, Inc., funding to assist in meeting ARC strategic planning goals.

A Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. with cooperation of High Speed Rail Facility Inc. (HSRF) statutory trust, as trustee relating to any project forth coming out of the thirteen state region, through revenue bonds can offer to raise $34,000,000,000 to ARC and the related states, through HSR Freight Line Inc. and HSR Passenger Services Inc., affiliate entities, for the Appalachian Regional Commission corridor projects.

The Company, will wait until ninety days after effectiveness of this Registration Statement before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant, TEMS, to complete, within the ninety-day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving the entities, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, HSR Freight Line Inc. and HSR Passenger Services Inc. are the affiliate entities & Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company.

Project 4

ATLANTA-LOUISVILLE-BIRMINGHAM-JACKSONVILLE – The Company has acquired the right to expand the use of high speed trains, through House Resolution 948 of the Georgia House of Representatives, stating that nineteen members of this body express their support of high speed trains and encourage the creation of a high speed rail transit authority for Fulton, Carroll, and Douglas counties.

House Resolution 948 By: Representatives Waites of the 60th, Roberts of the 155th, Alexander of the 66th, Bruce of the 61st, and Yates of the 73rd

A RESOLUTION

Encouraging the creation of a high speed rail transit authority to operate in Fulton, Carroll, and Douglas counties; and for other purposes. WHEREAS, high speed trains are more energy efficient than cars and planes, decrease our dependence on foreign oil, and reduce air pollution that causes global warming and harms public health; and WHEREAS, at distances of less than 400 miles, high speed trains can deliver passengers downtown-to-downtown almost as fast as airplanes at a fraction of the cost, and can do so in virtually all weather; and WHEREAS, with wide seats, fax machines, places to plug in a laptop computer, and food service, high speed trains provide a convenient, productive alternative to cars and airplanes; and WHEREAS, a high speed rail network would pull together regional economies and promote intraregional business growth; and WHEREAS, Hi Speed Rail Facilities, Inc., is looking to expand the use of high speed trains to Fulton, Carroll, and Douglas counties with the intention of expanding service throughout Georgia and into Alabama; and WHEREAS, the creation of a high speed rail transit authority is necessary for the success of a high speed rail system in Georgia. NOW, THEREFORE, BE IT RESOLVED BY THE HOUSE OF REPRESENTATIVES that the members of this body express their support of high speed trains and encourage the creation of a high speed rail transit authority for Fulton, Carroll, and Douglas counties. 15 LC 39 1039 H. R. 948 - 2

BE IT FURTHER RESOLVED that the Clerk of the House of Representatives is authorized and directed to make appropriate copies of this resolution available for distribution to members of the public and the press.

The travel time is estimated at four to five hours between Atlanta and Dallas, which would have the train average at least 163 miles per hour. It would travel between Atlanta and Birmingham in about 90 minutes. That type of connectivity between Atlanta and Birmingham could have game-changing effects on several industries. It would be possible to live in Alabama and enjoy its lower property values and cost of living while working in Atlanta with its higher salaries.

The Company through its consultant TEMS has estimated the cost of the project at $3,000,000,000  on behalf of Hi Speed Rail Facilities, Inc. a nonprofit entity related to the Company. The nonprofit has the legal right to develop this corridor as a high speed rail connection between the cities. The aim would be to provide high speed frequent rail service that would provide improved mobility for people and goods and at the same time provide an operating profit. The project would be developed as either a freestanding enterprise or a public-private partnership (PPP) with an array of public and private support for the project.

To date the feasibility study for the corridor has been completed by TEMS noted below:

GEORGIA DEPARTMENT OF TRANSPORTATION: HIGH-SPEED RAIL PLANNING SERVICES: ATLANTA-LOUISVILLE-BIRMINGHAM-JACKSONVILLE

TEMS provided the Operating Plans and Costs along with the financial and economic analysis for three Georgia corridors.  Atlanta-Birmingham, Atlanta-Louisville, and Atlanta-Jacksonville.  TEMS supported HNTB Corporation (HNTB) and Parsons Brinckerhoff, a global engineering and professional services organization PB with the development of new alignments for both 110-mph and 220-mph steel wheel technology along with a Maglev corridor for the Birmingham-Louisville corridor. TEMS estimated operating costs considering cost drivers such as train miles, passenger miles, and fixed costs.

Once the ridership, revenue and capital costs were calculated, TEMS provided both the financial and economic analysis for each corridor and technology. TEMS completed a sensitivity analysis using high and low estimates of ridership and capital costs.

SERVICES PROVIDED: Operating Plans, Operating Costs, Financial and Economic Analysis

A Master Trust Indenture through Hi Speed Rail Facilities, Inc. a nonprofit related party with cooperation of HSRF Statutory Trust, as trustee, relating to, High Speed Rail and Ancillary Projects Revenue Bond through revenue bonds can offer to raise $20,000,000,000 through Hi Speed Rail Facilities, Inc. direct issuer of revenue bonds. The Company, as horizontal and vertical site improvement developer for High Speed Rail and Ancillary Projects.

The Company, will wait until ninety days after effectiveness of this Registration Statement before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant, TEMS, to complete, within the ninety-day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving any affiliate entities, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, Hi Speed Rail Facilities, Inc. a nonprofit entity related to the Company will work with the state of Georgia on this project.

Project 5

Florida-Alabama TPO – FLORIDA DEPARTMENT OF TRANSPORTATION: FLORIDA HIGH-SPEED RAIL AUTHORITY–2002 REPORT TO THE LEGISLATURE, TEMS evaluated the potential for implementing a high-speed rail service to connect St. Petersburg with Orlando. The future extension of the service to Miami (Phase II) was examined at a lesser level of detail. TEMS provided ridership and revenue projections, as well as operating and maintenance estimates for four different technologies and nine route alternatives. TEMS also completed the financial and economic analyses and assessment of the feasibility of the system. TEMS’ analysis served as the basis for the evaluation of high-speed rail in Florida by the state legislature and the governor.

SERVICES PROVIDED: Ridership and revenue forecasts, operations planning, financial and economic analysis.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, HSR Passenger Services Inc. an affiliate entity of the Company, relating to projects for Florida-Alabama TPO, through revenue bonds can offer to raise $1,500,000,000 through Global Infrastructure Finance & Development Authority, Inc. direct issuer of revenue bonds. The Company’s wholly owned subsidiary, Global Transportation Infrastructure Inc. will act as super general contractor as horizontal and vertical site improvements developer for HSR Passenger Services Inc. for Florida-Alabama TPO projects.

The Company, will wait until ninety days after effectiveness of this Registration Statement before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant, TEMS, to complete, within the ninety-day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project.. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving any affiliate entities, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, HSR Passenger Services Inc. an affiliate entity of the Company while Global Infrastructure Finance & Development Authority, Inc. a nonprofit entity related to the Company will work with Florida-Alabama TPO on this project.

Project 6

PORT CLAUDIA’S (GREATER YUMA PORT) AUTHORITY AND TRADE CORRIDOR –the Company has the developmental rights for a new port (Claudius) in the County of Yuma, Mexico and a trade corridor to be built through the Mexico-Arizona border in coordination with Federal Authorities and agencies to establish a foreign trade zone within Yuma County Arizona and developing business zones and the trade corridor through the region.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, Port of De Claudius, Inc. an affiliate entity of the Company and Port Trajan of Pa. “an international inland port” through revenue bonds can offer to raise $8,000,000,000 through Global Infrastructure Finance & Development Authority, Inc. direct issuer of revenue bonds. The Company will act as super general contractor as horizontal and vertical site improvements developer for Port of Ostia, Inc. an affiliate entity of the Company for the project.

The Company, will wait until ninety days after effectiveness of this Registration Statement before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant, TEMS, to complete, within the ninety-day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving any affiliate entities, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, Port of De Claudius, Inc. and Port of Ostia, Inc., are affiliate entities while Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company.

Project 7

SARAH JEWEL MATHIAS INTERNATIONAL AIRPORT (KSJM) & PORT OF OSTIA - As part of the Mobile Trade and Transportation Corridor there is the opportunity to develop a major new air cargo airport to provide increased capacity for the Southeast USA. This project will be developed with a major e-trade company like FedEx, Amazon or UPS. The e-trade market is expanding by 12-16 percent per year. It will follow the Alliance freight cargo airport development in Fort Worth, Texas.

The Sarah Jewel Mathias International Airport (KSJM) and Port of Ostia aerotropolis will revolutionize logistics in the United States. The existing transportation and distribution infrastructure in the south has been identified as insufficient to meet the anticipated demand over the next several decades. The Company has developed a plan to meet the demands of the future and to combat the existing distribution shortfalls by creating the most elaborate multi-modal distribution system the world has ever seen.

The aerotropolis will be located in west-central Alabama approximately half way between the Gulf of Mexico and the Tennessee border. High speed rail, freight rail and a toll road will connect the aerotropolis with the port to the south and connections to high density population centers to the north specifically Port Trajan.

The Company has, via ED&D an affiliate entity, engaged Armstrong Consulting Inc., for the airport engineering and planning. Armstrong Consulting Inc. is an experienced airport planning and engineer design company. It will engineer and design standards from FAA AC150/5300-13 airport design and FAR PART 77.

The Company has engaged with Inchcape Shipping Services (ISS) to manage and act as port agent at Port Claudius and Port Of Ostia. ISS is a global operation from sixty eight countries, six hundred ports that directs traffic from sea and air cargo to and from the ports. They have been in business since 1875.

The Company has approached a major aircraft manufacturer to help launch air cargo operation at KSJM and Port of Ostia. A major aircraft manufacturer has indicated that the Company should move forward with its business plan.

The airport component of the aerotropolis has been envisioned to accommodate the next generation of mega-sized aircraft that have not yet even been designed. Many airports around the world are finding it difficult to handle the largest aircraft that are currently in service such as the Airbus A380. Most of the existing airports around the world are constrained by physical barriers that inhibit their ability to expand to accommodate the massive size of the aircraft that operate today. This will not be an issue at KSJM. The airport will have four parallel runways 18,000 feet long and 250 feet wide as well as a crosswind runway measuring 12,000 feet long and 250 feet wide. Design criteria for the taxiway system, aircraft parking areas and the runways have been planned to accommodate the new large aircraft of today as well as the next generation aircraft of tomorrow. Sarah Jewel Mathias International Airport (KSJM) and Port of Ostia aerotropolis components:

▪

Four 18,000’ x 250’ Runways

▪

24/7 Air Traffic Tower - No Curfew

▪

Unrestricted Airspace

▪

R & D Facilities

▪

1,600-acre Inland Rail Port

▪

Town Center

▪

2,300-acre Industrial Park

▪

Competitive Rates

▪

Incentives

▪

Greenfield Site

▪

Design/Build-to-Suit (Expandable)

▪

1,800-acre Airport Business Park

▪

Shipping & Receiving (Logistics)

▪

State-of-the-Art Facilities

▪

Customer Reception Center

▪

Corporate Aircraft Ramp

▪

Nearby Residential/Retail/Hotel

▪

Aviation Maintenance

▪

Aviation Manufacturing

▪

Corporate Housing

▪

24/7 U.S. Customs Port of Entry

▪

Full-Service Fixed-Based Operator

▪

Research & Development

▪

Flight Testing Facilities

Sarah Jewel Mathias International Airport (KSJM) and Port of Ostia Development Plan

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, KSJM International Airport, Inc. an affiliate entity of the Company through revenue bonds can offer to raise $15,000,000,000 through Global Infrastructure Finance & Development Authority, Inc., issuer of Revenue Bonds. The Company as horizontal and vertical site improvements developer for KSJM International Airport, Inc. an affiliate entity of the Company for the project.

The Company, will wait until ninety days after effectiveness of this Registration Statement before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant, TEMS, to complete, within the ninety-day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving any affiliate entities, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, KSJM International Airport, Inc. is an affiliate entity, while Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company.

Project 8

Portus De-Jewel Mexico - The Portus De- Jewel Mexico, is the new premier gateway for international commerce, it is located approximately 600 miles south of Yuma Arizona Intermodal Port along the Mexican coast line. The Portus De- Jewel Mexico encompasses 176,000 acres of land and water along 26 miles of waterfront. It will feature 40 passenger and 384 cargo terminals, including automobile, breakbulk, container, dry and liquid bulk, multi-use, and warehouse facilities that handle billions of dollars’ worth of cargo each year.

The Portus De-Jewel Mexico development plan consists of 64 shipping/receiving berths at lengths of 15,000 ft. each.  The total number of ships berthed at one time is 320 mega ships. The water depth is constant at fifty five feet, the needed depth of water for mega cargo ships.

Portus De-Jewel Mexico domestic economic impact overflow to the United States of America will be the following:

o

One million one hundred thousand jobs

o

$89.2 billion trade value in trade corridors of Arizona and California

o

$223 billion in U.S. trade value

o

$5.1 billion in state tax revenue

o

$21.5 billion in federal tax revenue

o

Port customers will contribute about $760 million in ancillary trade value to Arizona and California

Economic Impact: The economic impact is approximately five hundred billion dollars per year to US domestic economy.  Port customers will contribute approximately $27,800,000,000 per year to the local economy as well as to US domestic economy within the Portus De-Jewel Mexico complex.  The Port contributes substantially to the economy, in part, through the following activities:

Port Industries: Port industries are businesses involved in the moving and handling of maritime cargo.

Dollars: For every dollar spent by port industries - another 97 cents is generated in indirect and induced sales in the region. Each dollar of spending for port user goods and services produces about 79 cents of additional industry sales in the region.

Jobs: Accounts for approximately 32,000 direct port industry jobs (85% of which are trucking and warehousing jobs).

Port Users: The biggest contributors to the economy, port users, are businesses that use the Port to receive imports or ship exports. Export manufacturers are major port users. Other port users include local manufacturers who process imported unfinished goods.

Port Customers:

Port customers are the retail and other non-cargo businesses in the Port. They are most important to communities near the Port as a source of jobs, recreation and specialty consumer goods.

Jobs: Direct jobs associated with port customers numbered about 6,400 or roughly half of the jobs actually located in the Port. For every one of these port customer jobs, nearly 1.7 additional jobs are created elsewhere in the region.

Portus De Jewel

AMERI-METRO INCORPORATED
NEW TRAIN STATION
NEW STREETS
NEW AIRPORT TERMINAL
NEW DISTRIBUTION WAREHOUSES
NEW CONTAINER YARD - LEFT BLOC: 3,864 ac. TO ACCOMODATE 1.3 million TO 1.5 million STANDARD 40'-0" CONTAINERS STACKED 5-HIGH AT ANY GIVEN TIME.
NEW STORAGE WAREHOUSES AND GENERAL MAINTENANCE SHOPS AT EACH END.
RUBBY PARK
LADY GLADYS SECURITY TOWER #3
NEW BRIDGE
NEW INCOMING RIVER: NORTHERN ½ LANE IS FOR COMMERCIAL (cargo, cruiseliners, etc) AND THE SOUTHERN ½ LANE IS FOR NONCOMMERCIAL SHIPS (private).
LADY GLADYS SECURITY TOWER #4
SHIPS IN
SHIPS OUT
EXISTING INTERSTATE 1 TO BE UPGRADED TO ACCOMODATE INCREASED TRAFFIC VOLUME
NEW STREETS
NEW MIXED-USE INTERNATIONAL AIRPORT MASTER SITE
NEW WATERWAY FOR 10 CARGO SHIPS EACH TO DOCK: 32 WATERWAYS = 320 SHIPS
EACH SHIP HAS THE CAPACITY TO CARRY UP TO 16,000 CONTAINERS; HOWEVER, THE AVERAGE "HEAVY" CAPACITY IN THE PRESENT DAY USUALLY IS AROUND 7,000 TO 10,000 CONTAINERS. THEREFORE, WE ARE LOOKING AT: 320 SHIPS x 7,000 CONTAINERS = 2.24 million TOTAL CONTAINERS (per day).
NEW CONTAINER YARD - RIGHT BLOC: 3,864 ac. TO ACCOMODATE 1.3 million TO 1.5 million STANDARD 40'-0" CONTAINERS STACKED 5-HIGH AT ANY GIVEN TIME.
NEW STORAGE WAREHOUSES AND GENERAL MAINTENANCE SHOPS AT EACH END.
LADY GLADYS SECURITY TOWER #2
SHANTI PARK
ZENITH PARK
NEW BRIDGE
PROPOSED PROPERTY LINE
LADY GLADYS SECURITY TOWER #1
NEW OUTGOING RIVER: NORTHERN ½ LANE IS FOR NONCOMMERCIAL (private) AND THE SOUTHERN ½ LANE IS FOR COMMERCIAL SHIPS (cargo, cruiseliners, etc).
REGENA PARK
SALEEM PARK
ZARENA PARK
(Nasim Blvd.)
(Harry Dias Blvd.)
(Jewell Blvd.)
(Beulah Blvd.)
(Shah Blvd.)
(Claudia Blvd.)
(Shafat Blvd.)
(Monett Blvd.)
(railroad)
2500'-0"
8000'-0"
26,500'-0"
47,500'-0"
(industrial zone)
2000'-0"
10,000'-0"
3000'-0"
29000'-0"
500'-0"
Portus De Jewel [circa 2013 AD]
LEGEND:
AIRPORT TERMINAL and HANGERS
STORAGE and DISTRIBUTION FACILITIES
CONTAINER YARDS
LOW DENSITY MIXED-USE DEVELOPMENT AREAS: COMMERCIAL, RESIDENTIAL, MARINAS, ETC.
HIGH DENSITY MIXED-USE DEVELOPMENT AREAS: CIVIC, RETAIL, OFFICES, MULTIFAMILY, ETC.
MISCELLANEOUS DEVELOPMENT AREAS
"GREEN" PARK AREAS
NEW MANMADE RIVER and COMMERCIAL WATERWAYS
N
MASTER PLAN
1" = 12,000'-0" (2.27 miles)
0 6000' 24,000'
3000' 12,000' 48,000'
DETAIL 0

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, Portus De-Jewel Mexico an affiliate entity of the Company through revenue bonds can offer to raise $40,000,000,000 through Global Infrastructure Finance & Development Authority, Inc., direct issuer of Revenue Bonds. The Company as horizontal and vertical site improvements developer for Portus De-Jewel Mexico a division of Port of Ostia, Inc. an affiliate entity of the Company for the project.

The Company, will wait until ninety days after effectiveness of this Registration Statement before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant, TEMS, to complete, within the ninety-day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project.  To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving any affiliate entities, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, Portus De-Jewel Mexico is an affiliate entity, while Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company.

Project 9

HSR Technologies Inc. Manufacturing Site - In October 2014, HSR Technology, Inc. as the equitable owner of four tax parcels located within West Manchester Township, York, PA filed a request for landowner curative amendment with the local township, with the intent of constructing facilities on the properties for the fabrication, assembly and welding of steel, aluminum and stainless steel assemblies with no foundry or casting operations. The use will include the fabrication and assembly of composite rebar, composite rail, bed liners and rail car assemblies received pre-prepared. The rail access is critical to the procurement of the land, as the products manufactured on site will be directly related to the Company’s purpose of creating global economic development and promoting trade by bringing people together through innovative ideas and advanced technology.  HSR Technology, Inc. proposes the initial construction of a transfer and storage building with a rail siding into the building. Manufacturing and assembly buildings would be added in stages, eventually employing up to 2,800 workers. HSR Technologies, Inc. is a related party of the Company.

HSR Technologies, Inc. has chosen the properties in question for industrial development after an extensive search of York County properties. The property has 449+/- acres which will allow for the development area needed, while providing future expansion capabilities. Rail service is critical to the HSR Technologies Inc. business model, which is based on rail use. The site in question has 3,600 linear feet of rail line traversing it and provides ample areas for siding access. Access to major roadways is a critical component of any manufacturing use. The subject properties have direct access to an arterial road, West College Avenue, a state road; a collector road, Hokes Mill Road, also a state road; and three local roads, offering many potential points of access. Also, the site is within 2200 feet of PA Route 462 and the Route 30 bypass.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, HSR Technologies Inc. an affiliate entity of the Company through revenue bonds can offer to raise $25,000,000,000 through Global Infrastructure Finance & Development Authority, Inc., direct issuer of Revenue Bonds. The Company as horizontal and vertical site improvements developer for HSR Technologies, Inc. an affiliate entity of the Company for the project.

The Company, will wait until ninety days after effectiveness of this Registration Statement before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant, TEMS, to complete, within the ninety-day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project.  To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving any affiliate entities, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, HSR Technologies, Inc. is an affiliate entity, while Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company.

The four manufacturing plants that will commence operations on this site after site build out are as follows:

HIGHWAY COMPOSITE REBAR - The Company has the right to use the new rebar product that can be used in its development of highways and rail route structures. Marshalls Composite Technologies LLC (MCT) has been engaged to manufacture the composite rebar, through HSR Technologies Inc. for the Company. HSR Technologies, Inc. would manufacture the rebar for use in projects like the Alabama Toll Road, and the Texas Trade Corridor, and Yuma Trade Corridor for the Company.

Marshalls Composite Technologies LLC (MCT) is the only USA composite C-Rebar company that is federally certified to meet all federal specs for use in any government funded projects. Congress gave final approval of a $109- billion transportation funding bill. Included in the compromise legislation is a provision that calls for the use of total life-cycle cost analysis as part of the contract-awarding process for new federal projects. The result could be billions of dollars in new business for the composites industry. The fiber reinforced polymer (FRP) composites industry has long advocated for the U.S. Congress to require the states to employ a life-cycle cost assessment when issuing contracts for infrastructure construction.

As a practical matter, such a provision will save money because new infrastructure construction would take into account both the cost of installation and long-term upkeep, rather than awarding a contract solely on the basis of lowest initial cost. According to the new bill, the engineering analysis used by the State Departments of Transportation for awarding construction contracts for highway bridge projects, “shall be evaluated by the State ... on engineering and economic bases, taking into consideration acceptable designs for bridges ... and ... using an analysis of life-cycle costs and duration of project construction." This change paves the way for the use of composites and other high-performance materials in major infrastructure projects.

"These life-cycle cost analysis requirements should push the states toward the use of longer-life and lower-maintenance-cost designs, including projects that employ non-rusting and light-weight components such as Composite C- REBAR, girders, and deck systems," says the Senior Director of Government Affairs at the American Composites Manufacturers Association, John Schweitzer. "There are over 600,000 highway bridges in the U.S., making this a very large potential market for FRP composite products." For more information about the benefits of life Dee-cycle cost assessment read this white paper by transportation policy expert and three decade veteran of the Congressional Research Service, John W. Fischer.

In February 2011, the Company issued an offer letter to HSR Technologies Inc. for purchase of future rebar products for cash of $4,750,000. The Company is also engaged in development of other transportation projects, specifically the development of a toll road in the State of Alabama Company in need of 400 million feet of Composite C- Rebar for the toll road project in the State of Alabama. HSR Technologies, Inc. site will facilitate the manufacturing and distribution of Composite C- Rebar.

Marshalls Composite Technologies LLC (MCT) has been engaged to manufacture the composite rebar, through HSR Technologies Inc. for the Company. MCT is the original developer of technology of the composite rebar. HSR Technologies Inc. will also sell the rebar to others for commercial use. Marshalls Composite Technologies LLC (MCT) offers a plant set up and licence agreement to manufacture the rebar and a contract for their technology to manufacture composite Re-bar (C RB).

U.S. Patent Numbers: 5,702,816; 5,763,042; 5,851,468; 5,876,553; 6,485,660 B1; and 6,493,914 B2

The Company in anticipation of the S-1 Registration Statement becoming effective, the management team advised the affiliate entity per the consulting agreement that it is in the best interest of the Company and the affiliate entity, to wait until ninety days after the S-1 Registration Statement becoming effective, before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant TEMS to complete within the ninety day period an investment grade study that will make it possible through bond rating agency’s to officiate a bond offering for this project. The Company advised to do this to preserve the quiet period of the pending S-1 Registration Statement. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving the entity, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, HSR Technologies, Inc. is the affiliate entity.

COMPOSITE RAILROAD TIES - HSR Technologies, Inc. holds the patent for producing rail ties that will be used to build the railroad system in projects like Port Trajan and the Mobile Trade Corridor, Texas and Yuma Trade corridors.

On April 16, 2012 the Company entered into an agreement to purchase intellectual property from HSR Technologies, Inc. in exchange for $8,000,000 per country license. The Company issued 100,000 shares of common stock to secure contract rights. HSR Technologies, Inc. site will facilitate the manufacturing and distribution of Composite Rail Road Ties. The Company will use over 40 million Composite Rail Road Ties for its current projects. The Company also has the right to exploit the intellectual property in other wold markets as well.

NPG Innovations entered into an exclusive licensing agreement rights involving two US patents, to manufacture composite rail road ties for HSR Technologies, Inc. and is the original inventors of green technology railroad ties.

US Patent Number: 5,996,901; 7,931,210

The Company in anticipation of the S-1 Registration Statement becoming effective, the management team advised the affiliate entity per the consulting agreement that it is in the best interest of the Company and the affiliate entity, to wait until ninety days after the S-1 Registration Statement becoming effective, before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant TEMS to complete within the ninety day period an investment grade study that will make it possible through bond rating agency’s to officiate a bond offering for this project. The Company advised to do this to preserve the quiet period of the pending S-1 Registration Statement. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving the entity, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, HSR Technologies, Inc. is the affiliate entity.

RAILCAR/LOCOMOTIVE PRODUCTION FACILITY – Hi Speed Rail Car Assembly Line: RELCO Locomotives Inc., per agreements with HSR Technologies Inc. will manufacture train set parts to be assembled by HSR Technologies Inc. on the HSR Technologies Inc. manufacturing site. The manufacturing facility will be for the fabrication, assembly and welding of steel, aluminum and stainless steel assemblies and the use will include the fabrication of rail car assemblies received pre-prepared.

HSR Technologies, Inc. entered into an exclusive Technology use agreement with US Railcar for exclusive use of DMU rail technologies and use of its know-how for manufacturing of train sets meeting the 49 CFR Part 238 compliant DMU in current revenue service, that meets or exceeds new Federal Rail Administration (FRA) and American Public Transportation Association (APTA) structural safety specifications.

The Company has agreed to purchase US Railcar rights from HSR Technologies for $25,000,000. The Company intends to use train sets in the future rail projects when the projects are funded. The Company also has the right to exploit the sale of train sets in other world markets as well.

RELCO Locomotives Inc., has been engaged by HSR Technologies, to provide pre-prepared train set parts for assembly by HSR Technologies Inc. RELCO Locomotives Inc. is a fifty year old company and has provided services for Union Pacific, CSX Transportation, Burlington Northern Santa Fe, Kansas City Southern Railway, Canadian National and numerous others. The Company has engaged Volkmann Railroad Builders to construct the design built railroad. Volkmann is a thirty five year old company that has built railroads for NASA, the mining industry, oil and gas exploration and freight carriers.

The Company in anticipation of the S-1 Registration Statement becoming effective, the management team advised the affiliate entity per the consulting agreement that it is in the best interest of the Company and the affiliate entity, to wait until ninety days after the S-1 Registration Statement becoming effective, before introduction of bond offerings relating to the project. The Company will also work with its transportation consultant TEMS to complete within the ninety day period an investment grade study that will make it possible through bond rating agency’s to officiate a bond offering for this project. The Company advised to do this to preserve the quiet period of the pending S-1 Registration Statement. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving the entity, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”. To clarify for purposes of this project, HSR Technologies, Inc. is the affiliate entity.

Damar TruckDeck: The Company entered into a contract on June 10, 2010 for the acquisition of the patents, rights, titles, and business of Damar Corporation LLC, the Inventor/developer/manufacturer of Damar TruckDeck. The Damar TruckDeck is a flexible truck deck storage and organization system with an integrated frame allowing the cargo deck to be used as a hauling surface. Damar TruckDeck. The system has many configurations to fit a wide variety of uses (hunting, construction, moving, hauling, etc.) in various truck deck sizes. The Damar TruckDeck primarily consists of lockable repositionable storage units.

The advantages of the Damar TruckDeck system are as follows:

1.

Organize gear in removable containers with the DAMAR Load-N-Go™ containers, easily converting a truck's usage by quickly swapping containers.

2.

Protect items in lockable hatches. Lockable, repositionable hatches protect items in the Load-N-Go™ containers from theft and weather while a rear hatch allows the full length of the bed to be used for securing longer materials.

3.

Ability to haul large items. The recessed CargoDeck surface is built to support and haul large materials and equipment, and by maintaining some bed wall height there is no need to strap items down.

4.

Can be installed or removed in minutes by one person with no tools and no drilling. The Damar Corporation has entered into contracts for sale of its Damar TruckDeck with Lowe's, The Home Depot, Advanced Auto Parts, Sam's Club, Costco and Meyer Distributing.

The intended use of these assets will equip the Company field construction vehicle fleets with the needed tool storage containment and hauling capabilities. The Company will also capitalize on the opportunity of marketing these products to the United States consumer market through existing relationships by Damar Corporation LLC and large big box retail chains.

The Company shall receive all rights and title to the patents, the TruckDeck system, and all related assets for a purchase price of $750,000 payable as $500,000 cash and the remaining $250,000 payable in the form of 7,500 shares of the Company’s common Class “B” stock. The cash portion is payable within 90 days of the successful completion of the registration statement for Company shares.

The Company intends to engage with HSR Techmnologies Inc. to manufacture the Damar TruckDeck products on the HSR Technologies manufacturing site.

The Company in anticipation of the S-1 Registration Statement becoming effective, will pay cash portion of agreement to Damar TruckDeck LLC within ninety days after the S-1 Registration Statement becoming effective. To date no money has exchanged hands related to this transaction.

U.S. Patent Number: 8,210,592

Current Projects In Negotiation Stage

TEXAS TRADE AND TRANSPORTATION CORRIDOR – PORT FREEPORT/SH 36A – TEMS provided a study that was undertaken to identify the potential of Port Freeport Texas to become a major container terminal port and the investment case for building a new rail line to avoid the railroad congestion of the City of Houston, and serve the inland markets of Dallas/Ft. Worth and a hinterland that could stretch as far north as Chicago, as far west as Denver, and as far east as Birmingham.

The analysis evaluated the traffic potential for Gulf and East Coast ports of the opening of the Panama Canal using the traffic and revenue models that TEMS developed for the Panama Canal Authority (ACP) and which is in use today by ACP to estimate container, grain, auto, and petro chemical, traffic volumes and revenues. The analysis estimated the market share for Port Freeport.

This analysis was made in the environment of larger ships using the Panama Canal and the expansion and deepening to 65 foot of Port Freeport. The Port Freeport expansion included “On Dock Rail” Facilities and the building of a new rail link 60 miles from Port Freeport to Rosenberg where the new line would connect to the UP, BNSF, and KCS railroads and would bypass the city of Houston.

The analysis estimated the size of the hinterland of Port Freeport and prepared forecasts for traffic from Port Freeport to the hinterland 2020 to 2050. The analysis estimated the costs for developing the Port and its infrastructure and then provided a financial and economic analysis using USDOT Tiger Grant Cost Benefit methodology. The analysis also evaluated the operating and capital cost benefits to the freight railroads of using the new rail connection at a cost per mile of 29 percent of the Alameda Corridor in Los Angeles. Estimated cost of project: $2.5 – $3.0 Billion Dollars.

This project would be similar to the Mobile Trade and Transport Corridor. The project would provide Texas with a Gulf port (Port Freeport) with 50 feet of water capable of taking the large ships that will use the recently expanded Panama Canal. Port Freeport would serve the Dallas-Fort Worth market, which is the third largest Logistics Center in the US after Los Angeles and New York/New Jersey. The project would combine port improvements of Freeport with a new 65-mile greenfield route from the port to give more direct access to both BNSF and UP routes to the Dallas–Fort Worth market. TEMS has completed the Investment Grade, feasibility and Business Planning studies for the corridor. It was found that the project would produce an 8-10 percent return on investment, and provide substantial economic benefits including generating 20-30,000 new jobs in the corridor.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company with HSRF Statutory Trust, acting as trustee, relating to, HSR Freight Line Inc. and HSR Passenger Services Inc. affiliate entities of the Company, relating to projects for Port Freeport and Brazoria Fort Bend Rail District, through revenue bonds can offer to raise $4,000,000,000 through Global Infrastructure Finance & Development Authority, Inc. direct issuer of revenue bonds. The Company will act as super general contractor as horizontal and vertical site improvements developer for HSR Freight Line Inc. and HSR Passenger Services Inc. for Port Freeport and Brazoria Fort Bend Rail District projects.

MINNESOTA DEPARTMENT OF TRANSPORTATION: TRI-STATE II HIGH-SPEED RAIL FEASIBILITY STUDY -PHASE I AND II, TEMS completed a study that assessed the growing need for high-speed rail service in the Tri-State Corridor. TEMS provided policymakers with information needed to make optimal route/technology decisions, including demand forecasts, economic/engineering/freight analyses, financial and institutional arrangements, and a realistic timetable for successful implementation. To this end, TEMS evaluated the potential for various high-speed rail options in the Chicago-Milwaukee-Minneapolis/St. Paul corridor. The study considered incremental improvements from one speed threshold to another for five- to fifteen-year planning and implementation.

SERVICES PROVIDED: Demand forecasting, economic and engineering analysis

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company with HSRF Statutory Trust, acting as trustee, relating to, HSR Freight Line Inc. and HSR Passenger Services Inc. affiliate entities of the Company, relating to projects for Michigan Coast-to-Coast Passenger Rail, through revenue bonds can offer to raise $4,000,000,000 through Global Infrastructure Finance & Development Authority, Inc. direct issuer of revenue bonds. The Company will act as super general contractor as horizontal and vertical site improvements developer for HSR Freight Line Inc. and HSR Passenger Services Inc. for Michigan Coast-to-Coast Passenger Rail projects.

Identified Future Projects

PITTSBURGH TO PHILADELPHIA – The state of Pennsylvania is to create a Public-Private Partnership to take over High Speed Rail operations between Pittsburgh and Philadelphia. The project will seek to significantly upgrade the route and train speeds to create a profitable operation for the movement of people and parcels.

OTHER HIGH SPEED RAIL PROJECTS - The following High Speed Rail corridors have been evaluated by TEMS as being projects that can be developed profitably by the Company and its affiliate entities and nonprofit related entities, as a private sector or public-sector partnership projects.

	Corridor	Bus Plan	EIS	Cost to Develop	Time
1	Los Angeles-Phoenix-Las Vegas	X	X	$10-12 Billion

2	Hampton Roads-Richmond-Washington	✓	X	$7 Billion

3	Dallas-Ft. Worth-Houston-Austin	X	X	$15 Billion

4	Columbus-Cleveland-Cincinnati	✓	X	$4-6 Billion

5	Denver-I-25 Corridor	✓	X	$4-6 Billion

6	Calgary-Edmonton	✓	X	$2-3 Billion

7	New York-Washington	✓	X	$10 Billion

8	Toronto-Montreal	✓	✓	$4-6 Billion

9	Chicago-Detroit	✓	✓	$2-3 Billion

The Market

The Company believes that the United States suffers from an overburdened transportation infrastructure and that a fundamental overhaul of the dilapidated national transportation structure is needed according to Society of Civil Engineering reports (http://www.infrastructurereportcard ). The Company anticipates that it will be able to assist in this “fundamental overhaul” by providing both the hands-on expertise and investment resources to establish an intermodal grid comprised of transportation and support services extending to urban and outlying areas alike.

The infrastructure experts believe that there is a compelling need to revitalize America’s transportation infrastructure. As all levels of government are facing increasing economic crisis, the Company anticipates that such revitalization will be the result of public-private partnerships and alliances to create the basis for developing such an infrastructure. Organizations, such as the Company, are accordingly poised to play a significant role in the redevelopment and improvement of the nation’s transportation infrastructure.

The 2009 David R. Goode National Transportation Policy Conference held at the Miller Center of Public Affairs at the University of Virginia, outlined the compelling need to revitalize America’s transportation infrastructure and recommended that “Public private partnerships need to emerge from the laboratory of pilot programs to play a much larger role as a core element of America’s transport investment strategy.” Organizations, such as the Company, are accordingly poised to play a significant role in the redevelopment and improvement of the nation’s transportation infrastructure. The same transportation conference also noted that, “Lacking a coherent vision for our transportation future and chronically short of resources, we defer new investments, fail to plan, and allow existing systems to fall into disrepair. This shortsightedness and under investment—at the planning level and on our nation’s roads, rails, airports and waterways—costs the country dearly. It compromises our productivity and ability to compete internationally; transportation users pay for the system’s inefficiencies in lost time, money and safety. Rural areas are cut off from economic opportunities and even urbanites suffer from inadequate public transportation options. Meanwhile, transportation-related pollution exacts a heavy toll on our environment and public health.”

Furthermore, the conference report was equally insistent on the need for private sector funding. In “Recommendation 8: Connecting the Dots,” the co-chairs wrote: “Resolving the controversy over private equity contributions to the transport system is essential to meet the nation’s pressing transportation challenges, as is recognizing the appropriate role of public-private partnerships (PPPs) in taking on those challenges.” They added, “PPPs need to emerge from the laboratory of pilot programs to play a much larger role as a core element of America’s transport investment strategy.”

To resolve this crisis will require a massive infusion of capital. The National Surface Transportation Infrastructure Financing Commission, in its 2009 report Paying Our Way estimates the total shortfall between what is required and what is available, at all levels of government, just for maintaining the current system range from $134 billion to $194 billion per year for the period 2008 to 2035. If the goal is to improve existing transportation systems, the shortfall is even larger: $189–$262 billion per year over the same time period.

The main problem is that the funds to either maintain or improve existing transportation systems are simply not available from traditional sources. Taxpayers at all levels of government are loath to support any tax increases for infrastructure projects. New transportation systems are frequently discussed at all levels of government but the public funding for implementing such plans is usually non-existent.

Entry of the Company into the Market

The Company anticipates that it can offer a comprehensive, innovative approach to resolving the nation’s transportation crisis. And it proposes doing so without the necessity of the government increasing taxes at any level, or in any manner. In short, the Company suggests replacing public financing with private funding.

The primary competitive barrier most companies face in attempting to impact the nation’s infrastructure crisis is that they approach the overall problem in disparate segments. For example, one provider proposes building railroad cars, while another proposes laying tracks. A third is interested in depots, while a fourth focuses on accommodations. None bring a comprehensive plan for full-funding to the mix. On the other hand, the Company takes an intermodal approach to providing seamless service with a scale of economy. For example the high-speed rail plan will utilize existing rail rights-of-way to connect several metropolitan areas and states serving expanding populations.

Competition

The Company may face significant competition from other companies that may be developing competing transportation systems.  The Company will, however, face competition in the allocation of monetary resources from governmental agencies, at the local, regional, state and federal levels. The Company believes that government agencies will strongly endorse its proposed plan for high-speed regional rail systems, but believes that, given the economic environment, there may be few or no funds available for such development.

Nevertheless, as an example, traditionally significant competition generally exists in the industry, from government agencies and entities. Due to the federal budgetary constraints, henceforth any completion would come from private or public entities. On the heels of the Department of Transportation’s recent request for high-speed rail proposals, its Federal Railroad Administration received 132 applications from 32 states totaling $8.8 billion. That was more than three times the $2.4 billion available. During the first round of awards in the fall of 2009, applicants submitted more than $55 billion in project proposals. That was nearly six times the initial $8 billion available from the American Recovery and Reinvestment Act. Unfortunately, due to federal budgetary setbacks, as of 2016, very little of this has come to fruition.

Trading Market

While there currently is no market for the shares, a market maker has filed the initial Form 15c2-11 with FINRA.

Employees

In addition to the Chief Executive Officer, the Company has been accruing salaries for paid employees and has twenty six other persons who are working on behalf of the Company to assist in the development of its initial high-speed rail project. None of the twenty six people currently receive salaries or other compensation. Paid employee’s salaries are being accrued. The Company has also issued stock to individuals, for their consulting and professional services. At the time the Company launches its planned IPO, the Company will pay the accrued salaries to the employees.

Subsidiaries

The Company has one subsidiary, Global Transportation & Infrastructure Inc. (“GTI”) incorporated in the state of Delaware. GTI is a wholly owned subsidiary of the Company. The Company owns 25% of each of the companies listed in the section “Related Companies”.

Reports to Security Holders

The Company is a reporting company pursuant to the Securities Exchange Act of 1934 and files with the Securities and Exchange Commission quarterly, annual, periodic and other reports.  The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests.  The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001534155.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The Company was incorporated in the State of Delaware in 2010 and merged with Yellowwood Acquisition Corporation. On June 12, 2012. References to the financial condition and performance of the company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to financial statements of the Company.

Discussion of Period Ended July 31, 2016

For the year ended July 31, 2016, the Company had total operating expenses of $7,778,084 and a net loss of $7,791,722.

Related Party Note

As of July 31, 2016, $960,967 is due to the majority shareholder (2015 – $528,552), of which $508,531 is unsecured, non-interest bearing, and due on demand and $11,829 is past due with an interest rate of 3%, $57,767 is due December 31, 2016, with an interest rate of 3%, $95,600 was due on October 26, 2016 with an interest rate of 2%, and $107,240 is due on March 1, 2017 with an interest rate of 7% and $180,000 is due on demand, with an interest rate of 4%.  At July 31, 2016, accrued interest on this loan is $14,068 (2015 - $506).

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Since its incorporation, the Company has developed its business plan, appointed officers and directors, engaged initial project consultants and entered into negotiations and contracts for related and ancillary business. The Company is in the process of developing proposals for high-speed rail service.

From conception to present (the Company has entered into agreements to construct projects and has prioritized its project work load that will be implemented upon raising sufficient funds in this offering.

Current Projects (according to priority) financial conditions resulting from operations

1.

Port Trajan Project

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale

Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement.

The Project consists of two phases, Phase One - a dry closing with no funds being disbursed, was scheduled for September 21, 2016 (“Phase One”) later changed by amendment to October 14, 2016 and Phase Two - to take place on or before August 31, 2017. Phase One consists of land purchase and onsite /off site improvement and Phase Two consists of vertical construction of buildings and apparatus, its estimated cost, for both Phases, is Two Billion Dollars ($2,000,000,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services. In no event will the profit to the Company from the amount paid by PDC be less than Eight Hundred Million Dollars ($800,000,000). A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company shall be $66,719,514.

2.

Alabama Toll Road (ATFI) Project

Alabama Indenture Agreement- On December 1, 2010, ATFI entered into a Master Trust Indenture agreement with HSRF Statutory Trust as Trustee, which has agreed to serve as the trustee for a bond offering of up to $7,000,000,000 of ATFI Revenue Bonds once it determines to effect such an offering if ever. The Alabama Indenture indicates that the developer for the project will be GTI Inc.  In April 2012 the Alabama Indenture was amended to reflect a Master Indenture of $20,000,000,000.  The Master Agreement provides the basic terms and conditions of any bond issuance such as use of an escrow agent, rights of bond holders, sale of bonds, etc.

The Company acquired from Penndel Land Company (majority owned by Mr. Mathias,) the contract rights to a construction agreement with ATFI, a non-profit company supported by the State of Alabama, to act as the exclusive entity as set forth in H.J.R 459 and H.J.R. 456, as project developer for such a toll road and on which Mr. Mathias served as one of its four directors. When the Company secures financing from this offering, ATFI will effect a bond offering to purchase the land on which the toll road is to be located.

3.

Appalachian Regional Commission (ARC) Project

The Company in meeting with the ARC board has made available to them through Global Infrastructure Finance & Development Authority, Inc., funding to assist in meeting ARC strategic planning goals.

A Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. with cooperation of High Speed Rail Facility Inc. (HSRF) statutory trust, as trustee relating to any project forth coming out of the thirteen state region through revenue bonds can offer to raise $34,000,000,000to ARC and the related states, through HSR Freight Line Inc. and HSR Passenger Services Inc., affiliate entities, for the Appalachian Regional Commission corridor projects.

The Company will also work with its transportation consultant, TEMS, to complete within the ninety day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving the entity, is still in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”.

4.

Atlanta-Louisville-Birmingham-Jacksonville Project

The Company, through its consultant TEMS, has estimated the cost of the project at $3,000,000,000 on behalf of Hi Speed Rail Facilities, Inc., a nonprofit entity related to the Company. The nonprofit has the legal right to develop this corridor as a high speed rail connection between the cities. The aim would be to provide high speed frequent rail service that would provide improved mobility for people and goods and at the same time provide an operating profit. The project would be developed as either a freestanding enterprise or a public-private partnership (PPP) with an array of public and private support for the project.

A Master Trust Indenture through Hi Speed Rail Facilities, Inc. a nonprofit related party with cooperation of HSRF Statutory Trust, as trustee, relating to, High Speed Rail and Ancillary Projects Revenue Bond, through revenue bonds can offer to raise $20,000,000,000 through Hi Speed Rail Facilities, Inc. direct issuer of revenue bonds. The Company will also work with its transportation consultant, TEMS, to complete within the ninety day period, an investment grade study that will make it possible, through bond rating agencies, to officiate a bond offering for this project. To date no money has exchanged hands related to this transaction. The Company’s contractual role, after any assignments of any agreements involving the entity, remains in full force and effect, related to both the “Master Agreement For Construction” and “Consulting Agreement” described above within the “Business Plan”.

5.

Florida-Alabama TPO Project

The Company’s consultant, TEMS, evaluated the potential for implementing a high-speed rail service to connect St. Petersburg with Orlando. The future extension of the service to Miami (Phase II) was examined at a lesser level of detail. TEMS provided ridership and revenue projections, as well as operating and maintenance estimates for four different technologies and nine route alternatives. TEMS also completed the financial and economic analyses and assessment of the feasibility of the system. TEMS’ analysis served as the basis for the evaluation of high-speed rail in Florida by the state legislature and the governor.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, HSR Passenger Services Inc. an affiliate entity of the Company, relating to projects for Florida-Alabama TPO, through revenue bonds can offer to raise $1,500,000,000 through Global Infrastructure Finance & Development Authority, Inc. direct issuer of revenue bonds. The Company’s wholly owned subsidiary, Global Transportation Infrastructure Inc. will act as super general contractor as horizontal and vertical site improvements developer for HSR Passenger Services Inc. for Florida-Alabama TPO projects.

6.

Port Claudia’s (Greater Yuma Port) Authority and Trade Corridor Project

The Company has the developmental rights for a new port (Claudius) in the County of Yuma, Mexico and a trade corridor to be built through the Mexico-Arizona border in coordination with Federal Authorities and agencies to establish a foreign trade zone within Yuma County Arizona and developing business zones and the trade corridor through the region.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, Port of De Claudius, Inc. an affiliate entity of the Company and Port Trajan of Pa. “an international inland port” through revenue bonds can offer to raise $8,000,000,000 through Global Infrastructure Finance & Development Authority, Inc. direct issuer of revenue bonds. The Company will act as super general contractor as horizontal and vertical site improvements developer for Port of Ostia, Inc. an affiliate entity of the Company for the project.

7.

Sarah Jewel Mathias International Airport (KSJM) & Port of Ostia Project

The Company has, via ED&D an affiliate entity, engaged Armstrong Consulting Inc., for the airport engineering and planning. Armstrong Consulting Inc. is an experienced airport planning and engineer design company. It will engineer and design standards from FAA AC150/5300-13 airport design and FAR PART 77.

The Company has engaged with Inchcape Shipping Services (ISS) to manage and act as port agent at Port Claudius and Port Of Ostia. ISS is a global operation from sixty eight countries, six hundred ports that directs traffic from sea and air cargo to and from the ports. They have been in business since 1875.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, KSJM International Airport, Inc. an affiliate entity of the Company through revenue bonds can offer to raise $15,000,000,000 through Global Infrastructure Finance & Development Authority, Inc., issuer of Revenue Bonds. The Company as horizontal and vertical site improvements developer for KSJM International Airport, Inc. an affiliate entity of the Company for the project.

8.

Portus De-Jewel Mexico Project

The Portus De-Jewel Mexico development plan consists of 64 shipping/receiving berths at lengths of 15,000 ft. each.  The total number of ships berthed at one time is 320 mega ships. The water depth is constant at fifty five feet, the needed depth of water for mega cargo ships.

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, Portus De-Jewel Mexico an affiliate entity of the Company through revenue bonds can offer to raise $40,000,000,000 through Global Infrastructure Finance &

Development Authority, Inc., direct issuer of Revenue Bonds. The Company as horizontal and vertical site improvements developer for Portus De-Jewel Mexico a division of Port of Ostia, Inc. an affiliate entity of the Company for the project.

9.

HSR Technologies Inc. Manufacturing Site Project

The Master Trust Indenture through Global Infrastructure Finance & Development Authority, Inc. a nonprofit related to the Company, with cooperation of HSRF Statutory Trust, as trustee relating to, HSR Technologies Inc. an affiliate entity of the Company through revenue bonds can offer to raise $25,000,000,000 through Global Infrastructure Finance & Development Authority, Inc., direct issuer of Revenue Bonds. The Company as horizontal and vertical site improvements developer for HSR Technologies, Inc. an affiliate entity of the Company for the project.

a.

Highway Composite Rebar

In February 2011, the Company issued an offer letter to HSR Technologies Inc. for purchase of future rebar products for cash of $4,750,000. The Company is also engaged in development of other transportation projects, specifically the development of a toll road in the State of Alabama Company in need of 400 million feet of Composite C- Rebar for the toll road project in the State of Alabama. HSR Technologies, Inc. site will facilitate the manufacturing and distribution of Composite C- Rebar.

b.

Composite Railroad Ties

On April 16, 2012 the Company entered into an agreement to purchase intellectual property from HSR Technologies, Inc. in exchange for $8,000,000 per country license. The Company issued 100,000 shares of common stock to secure contract rights. HSR Technologies, Inc. site will facilitate the manufacturing and distribution of Composite Rail Road Ties. The Company will use over 40 million Composite Rail Road Ties for its current projects. The Company also has the right to exploit the intellectual property in other wold markets as well.

c.

Railcar/Locomotive Production Facility

HSR Technologies, Inc. entered into an exclusive Technology use agreement with US Railcar for exclusive use of DMU rail technologies and use of its know-how for manufacturing of train sets meeting the 49 CFR Part 238 compliant DMU in current revenue service, that meets or exceeds new Federal Rail Administration (FRA) and American Public Transportation Association (APTA) structural safety specifications.

The Company has agreed to purchase US Railcar rights from HSR Technologies for $25,000,000. The Company intends to use train sets in the future rail projects when the projects are funded. The Company also has the right to exploit the sale of train sets in other world markets as well.

d.

Damar TruckDeck:

The Company entered into a contract on June 10, 2010 for the acquisition of the patents, rights, titles, and business of Damar Corporation LLC, the Inventor/developer/manufacturer of Damar TruckDeck.

The intended use of these assets will equip the Company field construction vehicle fleets with the needed tool storage containment and hauling capabilities. The Company will also capitalize on the opportunity of marketing these products to the United States consumer market through existing relationships by Damar Corporation LLC and large big box retail chains.

The Company shall receive all rights and title to the patents, the TruckDeck system, and all related assets for a purchase price of $750,000 payable as $500,000 cash and the remaining $250,000 payable in the form of 7,500 shares of the Company’s common Class “B” stock. The cash portion is payable within 90 days of the successful completion of the registration statement for Company shares.

The Company intends to engage with HSR Technologies Inc. to manufacture the Damar TruckDeck products on the HSR Technologies manufacturing site.

Additional Management Discussion Points

•

While there currently is no market for the shares, the Company as obtained the trading symbol “ARMT” from FINRA.

Other Related Party Agreements

Shah Mathias, Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company, has established a series of corporations with which to effect the transactions and development of the projects. envisioned by the Company including the Port Trajan Facility, high speed rail projects and the Alabama Toll Road.  The Company has envisioned long-range ideas and plans to develop currently undeveloped areas through which the planned Alabama toll road will traverse. These plans include the development of an airport, sea shipping port and a high speed rail line.

Although these companies are not subsidiaries of the Company, they are related companies as they are all under common control of Mr. Mathias.  Mr. Mathias has established these companies to basically serve as subcontractors for the operations of the planned transportation systems.

With regards to the related affiliate entities these entities have no operations or revenues which at this stage is not material to the financial statements. As these related affiliate entities begin operations and generate revenues we will revisit the Company’s position on consolidating these related entities into the Ameri Metro financial statements. As to the relationship of affiliated entities, the Company holds 25% of non-voting non-controlling shares under certain license agreements with affiliated entities. The material aspect of the opportunity license agreement is related to voting rights of the shares. Mr. Mathias holds 100% of controlling interest of affiliated entities and 75% of the shares.

1) HSR Freight line, Inc. Designed to handle all services for use of track time and trains for freight and freight forwarding services.

2) HSR Passenger Services, Inc. Designed to handle rail ticketing booking, reservations, and food services.

3) HSR Technologies, Inc. Designed to handle all building of suites and manufacturing of trains and rail tracks and provide fiber optics, telecommunications, and related technologies services.

4) HSR Logistics, Inc. Designed to handle all purchasing functions.

5) KSJM International Airport, Inc. Designed to eventually create an airport facility in inland Alabama

6) Port Of Ostia, Inc. Designed to handle all air cargo if and when an airport facility is created.

7) Port of De Claudius, Inc. Designed to handle sea container and port operations.

 8) AMERI Cement, Inc. Designed to handle cement needs for building Alabama toll road.

9) Lord Chauffeurs LTD: Designed to operate all passenger ground transportation.

10) Atlantic Energy & Utility Products, Inc. Designed to provide utility and maintenance service to above entities.

11) Penn Insurance Services LLC. Designed to provide insurance service to above entities.

12) Cape Horn Abstracting, Co. Designed to land title examination services.

13) Eastern Development & Design, Inc.  Designed to provide all civil engineering and architectural service.

14) Slater & West, Inc.  Designed to handle contract administration services and work force H R matters.

15) Malibu Homes, Inc. Designed to establish residential home building services.

16) Platinum Media, Inc. Designed to provide all media related services.

The Company has entered into Master Construction Agreements and Consulting Agreements for fee, with several of the above related companies for its current projects.

On January 13, 2013 the Company entered into a Letter of Intent, which was later turned into an agreement, with a related party.  The purpose being that the Company is contracting services for the build out of the Port Trajan 5 Terminals.

The following discussion is contingent on subsequent financing being obtained.

On August 8, 2016, Company entered into a Material Definitive Agreement for construction (“Construction Agreement”) with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pa. commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project. Pursuant to the Construction Agreement, the specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by the Company, subject to approval by PDC. The Company shall assure that the Project is constructed according to specifications and requirements imposed by the Pennsylvania Department of Transportation (PADOT) and the Federal Highway Administration. The Company shall supervise all phases of the construction of the Project, and it shall be responsible to PDC for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control. The Company shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.

The Project consists of two phases, phase one closing to take place on or before September 21, 2016 (“Phase One”) and phase two to take place on or before August 31, 2017. Phase One consists of land purchase and onsite /off site improvement and its estimated cost, for both phases, is Two Billion Dollars ($2,000,000 ,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services. In no event will the profit to the Company from the amount paid by PDC be less than Eight Hundred Million Dollars ($800,000,000). A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One.

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company is $66,719,514

On September 21, 2016, the closing of the transaction took place.

Going Concern

The Company has negative working capital and has not yet received revenues from sales of products or services. The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

The Company believes that the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements:

Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of October 31, 2016, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs.

Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. To address the material weaknesses, we performed additional analysis and other post-closing procedures in an effort to ensure our consolidated financial statements included in this registration statement have been prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

Management's Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended. Internal control over financial reporting is a process designed by, or under the supervision of, the Chief Executive Officer and Principal Accounting Officer and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The framework our management uses to evaluate the effectiveness of our internal control over financial reporting is based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). Based on our evaluation under the framework described above, our management has concluded that our internal control over financial reporting was ineffective as of January31, 2017, due to the same material weaknesses that rendered our disclosure controls and procedures ineffective. The Company's internal control over financial reporting is not effective due to a lack of sufficient resources to hire a support staff in order to separate duties between different individuals. The Company lacks the appropriate personnel to handle all the varying recording and reporting tasks on a timely basis. The Company plans to address these material weaknesses as resources become available by hiring additional professional staff, as funding becomes available, outsourcing certain aspects of the recording and reporting functions, and separating responsibilities. We have identified the following material weaknesses.

1.

As of January31, 2017, we did not maintain effective controls over the control environment. Specifically, we have not developed and effectively communicated to our employees the accounting policies and procedures. This has resulted in inconsistent practices.

2.

As of January31, 2017, we did not maintain effective controls over financial statement disclosure. Specifically, controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements. Accordingly, management has determined that this control deficiency constitutes a material weakness.

 Because of these material weaknesses, management has concluded that the Company did not maintain effective internal control over financial reporting as of January31, 2017, based on the criteria established in "INTERNAL CONTROL-INTEGRATED FRAMEWORK" issued by the COSO.

Change In Internal Control Over Financial Reporting

There were no changes in our internal control over financial reporting that occurred during our last fiscal year that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Attestation Report of the Registered Public Accounting Firm

This registration statement does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this registration statement.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

The Company has commenced its revenue producing operations.. The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is collection is reasonably assured.

Share-based payments

The Company may issue shares of common stock to employees and non-employees for services.  Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

The Company will estimate the fair value of stock options and warrants using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable.  This model requires the input of subjective assumptions, including the expected price volatility of the underlying stock and the expected life of stock options.  Projected data related to the expected volatility of stock options is based on the average volatility of the trading prices of comparable companies and the expected life of stock options is based upon the average term and vesting schedules of the options.  Changes in these subjective assumptions can materially affect the fair value of the estimate, and therefore the existing valuation models do not provide a precise measure of the fair value of our stock options and warrants.

The Company will estimate the fair value of shares of common stock issued for services based on the price of shares of the Company’s common stock sold in contemporaneous private placements of offerings on the date shares are granted.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Discussion for the Fiscal Years Ended July 31, 2016 and 2015

Total assets of the Company were $41,023 as at July 31, 2016 as compared to total assets of $2,101 as at July 31, 2015.  Total current assets at July 31, 2016 was $35,838 as compared to current assets of $nil as at July 31, 2015.

Total operating expenses increased to $7,778,084 for the fiscal year ended July 31, 2016 from $5,228,813 for the fiscal year ended July 31, 2015.  The increase was due to additional accrual of directors’ fees and officer payroll and increases in professional fees during the year ended July 31, 2016. Loss from operations was $7,778,084 for the fiscal year ended July 31, 2016 compared to $5,228,813 for the fiscal year ended July 31, 2015.

Liquidity: The Company has no continuous methods of generating cash other than the sale of its stock.

Capital Resources: The Company did not incur any capital expenditures other than the purchase of office supplies and computer equipment.

Results of Operations: The Company completed no sales and received no revenues since inception other than from the sale of its securities. The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until the development of its business plan. As at July 31, 2016, the Company has a working capital deficiency of $16,319,435 and has accumulated losses of $21,850,223 since inception. The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern.

Discussion for the Three and Six Months Ended January 31, 2017 and 2016

Comparison of the Three Months Ended January 31, 2017 and 2016.

 The Company has no source of continuing revenues and received no revenues for the three months ending January 31, 2017 and 2016.

For the three months ended January 31, 2017 and 2016, the Company had total operating expenses of $2,416,798 and $1,775,247, respectively and net losses of $2,421,988 and $1,775,910, respectively. The increase in operating expenses and net loss resulted primarily from increases in officer payroll and audit committee fees.

Comparison of the Six Months Ended January 31, 2017 and 2016.

The Company has no source of continuing revenues and received no revenues for the six months ending January 31, 2017 and 2016.

For the six months ended January 31, 2017 and 2016, the Company had total operating expenses of $4,110,085 and $4,446,504, respectively and net losses of $4,120,043 and $4,447,318, respectively. The decrease in operating expenses and net loss resulted primarily from reductions in professional fees and directors fees, partially offset by increases in audit committee fees and officer payroll.

Liquidity and Capital Resources

Our cash, current assets, total assets, current liabilities and total liabilities as of January 31, 2017 and July 31, 2016 were as follows:

	January 31, 2017	July 31, 2016
Cash	$ 3,707	$ 27,160
Total current assets	14,024	35,838
Total assets	18,947	41,023
Total current liabilities	20,379,311	16,355,273
Total liabilities	20,452,549	16,355,273

Cash Requirements

We had $3,707 in cash and cash equivalents as of January 31, 2017.  Our cash used in operations for the six months ended January 31, 2017 was $106,922. We had a net loss for the six months ended January 31, 2017 of $4,120,043. We had an accumulated deficit of $25,970,266 at January 31, 2017. Our cash on hand is not sufficient to cover our monthly expenses and we continue to seek financing in the form of debt or stock sales to finance our operations. There can be no assurance the Company will be successful in these efforts.

Sources and Uses of Cash

Operations

For the six months ended January 31, 2017, our net cash used in operating activities was $106,922, which consisted primarily of our net loss of $4,120,043, offset primarily by increases in accrued expenses of $4,026,178. For the six months ended January 31, 2016, our net cash used in operating activities was $100,652 which consisted primarily of our net loss of $4,447,318 offset by an increase in accrued expenses of $3,409,791 and an increase in accounts payable of $951,180.

Financing

For the six months ended January 31, 2017, our net cash provided by financing activities was $83,469, which consisted of proceeds from related party loans. For the six months ended January 31, 2016 our net cash provided by financing activities was $117,017, which consisted primarily of proceeds from related party loans of $114,324 less repayments of related party loans of $27,579.

DESCRIPTION OF PROPERTY

The Company’s offices are located at 2575 Eastern Blvd. York, Pennsylvania 17402. Its telephone number is (717) 434-0668. The Company has moved into these offices in February 2014.

LEGAL PROCEEDINGS

There are no threatened or pending legal actions against the Company or any of its directors /officers. None of our officers or directors have been a party to any material proceedings to which any director, officer or affiliate owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries for more than ten (10) years.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers as of November 1, 2016:

Name	Age	Position	Commencement Date
Debra Mathias	58	Director, CEO	21-Apr-14
Shah Mathias	58	Head of Mergers and Acquisitions and Business Development, and non-board member of the Company	2 –Oct-14
James Becker	55	Director, President	2-Oct-14
Steve Trout	58	Director, Secretary/Treasurer	12-Jun-12
Shahjahan C. Mathias	50	Director	12-Jun-12
Donald E. (“Nick”) Williams, Jr.	58	Director	12-Jun-12
Keith A. Doyle	56	Director	12-Jun-12
Robert Todd Reynold	56	Director	29-May-14
Suhail Matthias	57	Director	1-Sep-12
James Kingsborough	60	Director	19-May-14
J. Harold Hatchett III	55	Director, CFO	4-Aug-15
Ronald Silberstein	59	Director, COO	4-Aug-15
John Thompson	70	Director, General Counsel	4-Aug-15
Robert Choiniere	61	Director (Independent)	19-Oct-16
Bryan Elicker	55	Director (Independent)	19-Oct-16
Joseph Hackett	61	Director (Independent)	19-Oct-16

Shah Mathias, Founder / Head of - Merger & Acquisitions and Business Development and non-Board Member.  Mr. Mathias has an extensive background in real estate and property development, leading, Eastern Development and Design Inc., Jewel Real Estate 1089 Master Limited Partnership, Cape Horn Abstracting, Susquehanna Mortgage bankers Corp. (direct endorsement lender for HUD), Penndel Land Company. Beginning in 1988, Mr. Mathias commenced his career in real estate with the personal acquisition and like-kind exchange sales of investment property. In 1992, Mr. Mathias started a mortgage-banking corporation, Susquehanna Mortgage Bankers Corp. underwriting loans under his own name and selling such loans on the open market. By 2000, Mr. Mathias’ company had underwritten more than $1 billion in loans. In 2002, Mr. Mathias started Penndel Land Co., a real estate company which now has substantial assets and property. Mr. Mathias received his education at Penn State Institute of Technology.

Debra A Mathias: Chief Executive Officer, Chairman and Director. Ms. Mathias has worked along with Mr. Mathias since 1986 and had held key executive positions in several of the companies over the years, including Susquehanna Mortgage Bankers Corp. as an officer overseeing administrative departments, Eastern Development and Design Inc., Cape Horn Abstracting.  Ms. Mathias has worked behind the scenes for ARMT’s merger of Yellowwood Acquisitions and ARMT and addressing comments with SEC regulatory compliance department to bring the S-1 registration statement effective in 2013.

James Becker, President and a Director. Mr. Becker is an experienced entrepreneur in the Pennsylvania area. In 1990, Mr. Becker purchased a partnership in a family style restaurant and in 1992 bought out his partner and added additional seating capacity. In 1997, he purchased a second restaurant and later sold both. In 2004, Mr. Becker became Vice President of Sales for Yorktowne Casket Company, a 14 state independent casket distributor company, where he managed the 34 sales representatives and oversaw its continued sales force. In 2007, Yorktowne Casket was sold to Matthews International.  Mr. Becker currently serves as a Regional Sales Manager for Matthews International where he manages an eight member sales force and personal accounts totaling $21 million in annual sales.  Mr. Becker brings his business knowledge and financial and personnel management skills to the Company. Mr. Becker will resign upon this Registration Statement’s effectiveness.

Steve Trout, Secretary/Treasurer and a director. Mr. Trout has extensive experience in sales and marketing. Since 1997, he has handled all inside sales for Military and Commercial Fasteners Corporation, York, Pennsylvania. Prior to his employment with that company, Mr. Trout served as sales representative to several companies including MetLife and Dauphin Electric Supplies Co., both in Pennsylvania. Through his career Mr. Trout, has held account responsibility for over one hundred industrial accounts and increased sales to assigned industrial accounts substantially; prospected for and added new accounts and planned sales strategies for target accounts. Mr. Trout served as vice-chairman of Customer Service Committee, evaluated suggestions from coworkers and customers, created customer service survey and conducted interviews, compiled survey results and presented proposed improvements to company management. Mr. Trout received his M.B.A. degree from Syracuse University and his Bachelor of Business Administration from Pennsylvania State University.  Mr. Trout's business education and business experience provide the Company with a depth of expertise and business skills.

Shahjahan C. ("Chuck") Mathias, Executive Vice President and a director. Mr. Chuck Mathias is a recognized authority in the marketing of electrical utility power backup systems, with a long history of working with nuclear power generation facilities, communications companies, large data centers and manufacturers of Uninterruptible Power Systems (UPS). Currently the Director of OEM Sales for C&D Technologies, he is responsible for having secured a $27 million contract with the government for the Minuteman Missile Launch System and increasing sales from $69 million to $83 million in a single 15-month period. In his earlier position as Utility Marketing Manager for Exide Corporation/EnerSys, Mr. Mathias was the Team Leader supporting government contract interface with the Air Force and the FAA. For the past five years, Mr. Mathias has worked in the sale and marketing design for power back up systems on an as needed basis.  Mr. Chuck Mathias is the brother of Shah Mathias.  Mr. Mathias brings to the Company is knowledgeable and experienced with procuring government contracts, developing business strategies and working on complex and detailed projects.

Donald E. (“Nick”) Williams, Jr., an independent director. Mr. Williams has over 30 years of experience in Radiological Engineering, Environmental Safety and Health, Physics and Hazardous Material Management for both government and private industry in the U.S. and internationally. Mr. Williams holds a Bachelor of Science degree in biology from Providence College and a Master of Science degree in Radiological Sciences from the University of Massachusetts-Lowell. Over the first 10 years of his career in the nuclear industry, Mr. Williams’ work was centered in the areas of power reactor construction, operation, and maintenance. Over the last 20 years, his focus has turned to decommissioning major power reactors and nuclear weapons complex facilities in the United States and abroad. These tasks involved the safe handling, packaging, and disposal of large quantities of radioactive and hazardous materials in accordance with stringent U.S. and international standards to ensure public and workforce safety. Mr. Williams has been a consultant to many utility companies (e.g. Exelon, Pacific Gas & Electric, British Nuclear), architect-engineers (e.g. Shaw, Westinghouse, CH2MHill), and government agencies (DOE, DOD). He was the owner of a private nuclear consulting firm with over 130 employees for 10 years, and currently holds the position of Director of Radiological Engineering for a large western U.S. company.  Mr. Williams provides the Company with a strong background in regulatory compliance, government contracts and public health and safety.  Mr. Williams will be instrumental in assisting in the development of the railroad and highway projects and dealing with environmental and waste issues.

Keith A. Doyle, a director.  Since 1995, Mr. Doyle has served as CEO and President of The Doyle Group, LTD, York, Pennsylvania, an unfranchised development company.  From 1983 to 1995, Mr. Doyle was a realtor in York County, Pennsylvania, was a multi-million dollar producer and served as President of the Board of Realtors of York County, Pennsylvania.

Suhail Matthias, a director. Mr. Matthias is the Founder and CEO of Diamond Carriages, Ltd., a chauffeuring company started with a single taxi in 2002 and developed into a limousine service in Central London. Diamond Carriages is now listed among the top five limousine services by the popular United Kingdom reference site Zettai.

James D. Kingsborough, a director. Mr. Kingsborough is a graduate of Shippensburg University BSBA degree, majored in marketing and graduated 1979. He worked for several roofing companies with responsibilities ranging from technical, to architectural calls, to sales representative. In 1991 he started Kingsborough & Associates.  Over the years he became partner in Division 7 Roof Spec. and Exterior Building Solutions LLC. Mr. Kingsborough is currently owner of Kingsborough & Associates, a manufacturer’s representative organization promoting construction and roofing products in the commercial and residential markets.  Mr. Kingsborough is also a partner in Business Airport of Carlisle, Inc.  The Carlisle Airport is a privately owned, public use airport with about 60 based aircraft.

Robert Todd Reynold, Chief Risk Officer and a director. Mr. Reynold has over 33 years’ experience as an entrepreneur.  Over the first fifteen years, Mr. Reynold successfully built a real estate construction company in the residential and commercial market place, with sales totaling more than $2 million dollars.  He then purchased a site excavation and paving Construction Company performing work in new road construction, private and government projects.  During the last 18 years, Mr. Reynold successfully built a national sales organization in the insurance market place covering 38 states successfully writing over $15 million in premium.  He also has experience guiding large private and public firms in the setting up of Captive Insurance programs for their benefit.

J Harold Hatchett III, Chief Financial Officer and a director.  Mr. Hatchett has worked for several major corporations such as Royal Dutch Shell, Bertelsmann Music Group, Aetna and Heritage Inks International (a Citicorp Venture Capital company) over his 30+ year career.  He has recently served as Group Managing Partner and CFO for OCTCET Inc., from August 2012 to present.  Mr. Hatchett served a Shell CFO of Upstream Americas, from April 2011 to May 2012; Shell COO Business Services, UK, from April 2000 to July 2003.  Shell VP Investor Relations Americas, from October 2003 to June 2011; and Shell VP External Engagement Strategy, from July 2011 to April 2012.  Mr. Hatchett serves on the Executive Advisory Board of the School of Business and Economics at North Carolina A&T University and Longwood University.  He is a Board of Directors member of the Executive Leadership Council.  Also, he is a former Board of Directors member of Affinity Health Plan in NY and served as Treasurer.  He is a graduate of Longwood University, BS Finance & Accounting.

Ronald Silberstein, Chief Operating Officer and a director.  Mr. Silberstein, a Certified Public Accountant and a Certified Franchise Executive, is Managing Member of the Silberstein Ungar, PLLC CPA firm, from August 2010 to present and has extensive experience with entrepreneurial companies, having worked with them either as clients or as a C-level executive for more than 30 years. He is a 1979 graduate of the University of Michigan Stephen M. Ross School of Business.

Honorable Judge John W. Thompson, General Counsel and a director.  Mr. Thompson was a judge on the York County Court of Common Pleas in York County, Pennsylvania. He was elected to the court in 1997 and was retained in 2007 for 10-year term, expiring in 2017.  Mr. Thompson retired before the end of his last term on May 31, 2015.  Mr. Thompson received both his undergraduate and J.D. degrees from the University of Pittsburgh.

Robert Choiniere, CFP®, President of Audit Committee.  Mr. Choiniere is a Certified Financial Planner Professional®. In 2005 he founded and is President of an independent Registered Investment Advisor firm headquartered in Pennsylvania.  Previously he was Director of Planning for a national transportation engineering firm, specializing in project planning and financial feasibility for major transportation projects.  Mr. Choiniere is a NAPFA-Registered Financial Advisor, is a member of the National Association of Tax Professionals, and a 1978 graduate of Florida Institute of Technology.

Bryan Elicker  spent 30+ years in the funeral supply industry beginning in the factory at York Casket Company in York, PA. He eventually became a principal of York Casket’s biggest distributor – a multi-location, York, PA – based company servicing the entire Northeastern part of the United States.  Bryan now holds the position of Chief Operating Officer at BAPS Auto Paint & Supply based in York, PA. BAPS is a family-owned, regional distributor of PPG & 3M products servicing the auto collision industry with locations from Virginia to Massachusetts. BAPS won the highly prestigious and coveted PPG Platinum Distributor of the Year Award in 2015 which is given to the premiere PPG distributor in the United States.

Joseph Hackett, Joe created managed and supervised several private banking groups as the organizations he worked with expanded their markets.  Given Joe's 20 plus year commercial middle market lending background he focused initially on lending as a way to quick profitability then moved to the investment and planning aspects deepening the relationships and the accompanying profitability.

The planning process resulted in the identification of several new revenue sources as Joe looked for ways to bring unique ideas to their clients. These included angel investing, enterprise risk captives, and structured sales of client business and real estate holdings.  These tax deferral strategies represented up to a 20% increase in investment dollars to be managed.

Joe continues to grow the planning and investment focus through his company AIM Advisors.

None of the officers or directors of the Company has been a convicted in a criminal proceeding or named in a pending criminal proceeding, nor has been temporarily or permanently enjoined from engaging in any type of business activity, including any securities related business.

Committees and Terms

The Board of Directors (the “Board”) has established an Audit Committee. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.  Based on this review, the board has determined that there are three independent directors.

Corporate Governance

The Company does have a nominating/compensation committee and audit committee of the board of directors.  The board of directors consists of twelve directors.  At such time that the Company has a larger board of directors and commences activities, the Company will propose creating committees of its board of directors, including both a nominating and an audit committee.

Conflicts of Interest

There are no binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of the Company could result in liability of management to the Company.  However, any attempt by shareholders to enforce a liability of management to the Company would most likely be prohibitively expensive and time consuming.

Code of Ethics

The Company has not at this time adopted a Code of Ethics pursuant to rules described in Regulation S-K.  The Company intends to adopt a Code of Ethics to provide a manner of conduct.

Indemnification of Executive Officers and Directors

The Delaware General Corporate Law permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

No executive officer has received cash compensation in the Company's fiscal year. The Company started accruing salaries and fees for certain employees, officers and directors in 2013. The Company has also issued stock to employees for their consulting and professional services. At the time the Company launches its planned IPO, the Company will pay these employees, officers and directors.

 Officer and Director Remuneration

The Company has not paid any cash compensation to any officer. The Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors as soon as possible. The Company has signed employment agreements with the Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company and the CEO who will receive compensation equal to $1,200,000 per annum plus stock awards, The Company is now accruing compensation to its other key executive officers, including its Chief Financial Officer, Chief Operating Officer, and Chief Legal Counsel Compensation equal to $500,000 per annum plus stock awards.  The Company will pay its officers their accrued salary at such time, if ever when it successfully launches its IPO. The Company issues to certain directors for their service to the Company. Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program.  The Company also accrues compensation to its directors at $150,000 per annum, except certain independent directors which may receive compensation up to $120,000 per annum. The table below accounts for the total amounts accrued to date as of the registration statement.

							No equity	Nonqualified
				Stock awards		Option	Incentive plan	compensation	All Other
Name and Title	Year	Salary	Bonus	#	$	awards	compensation	earnings	compensation	Total
Shah Mathias (1)	2014	$1,200,000	$0	6,400,000(1)	$1,600	$0	$0	$0		$1,201,600
Founder	2015	$1,200,000	$0	88,000,000 (2)	$22,000	$0	$0	$0	$0	$1,222,000
	2016	$1,200,000	$0			$0	$0	$0	$0	$1,200,000
Debra Mathias	2014	$1,200,000	$0	1,000,000		$0	$0	$0	$150,000	$1,350,000
Chairman, CEO	2015	$1,200,000	$0	4,000,000 (3)	$1,000	$0	$0	$0	$150,000	$1,351,000
	2016	$1,200,000	$0	0	$0		$0	$0	$150,000	$1,351,000
James Becker	2014	$0	$0			$0	$0	$0	$30,000	$30,000
President and Director	2015	$290,308	$0	4,400,000 (3)	$0	$0	$0	$0	$124,418	$414,726
	2016	$650,000	$0	-0-	$0		$0	$0	$150,000	$500,000
Steve Trout	2014		$0			$0	$0	$0	$150,000	$150,000
Secretary/Treasurer	2015	$350,000	$0	4,500,000 (3)	$0	$0	$0	$0	$150,000	$500,000
and Director	2016	$600,000	$0	-0-	$0		$0	$0	$150,000	$150,000
Shahjahan Mathias	2014		$0			$0	$0	$0	$150,000	$150,000
Vice Chairman	2015	$0	$0	4,400,000 (3)	$0	$0	$0	$0	$150,000	$150,000
and Director	2016	$750,000	$0	-0-	$0		$0	$0	$150,000	$150,000
Donald Williams	2014		$0			$0	$0	$0	$120,000	$150,000
Director	2015		$0	4,400,000 (3)		$0	$0	$0	$120,000	$150,000
	2016	$0	$0	-0-	$0		$0	$0	$150,000	$150,000
Keith Doyle,	2014		$0			$0	$0	$0	$150,000	$150,000
Director	2015	$0	$0	4,000,000 (3)	$0	$0	$0	$0	$150,000	$150,000
	2016	$0	$0	-0-	$0		$0	$0	$150,000	$150,000
Suhail Matthias,	2014		$0			$0	$0	$0	$150,000	$150,000
Director	2015	$0	$0	4,440,000	$0	$0	$0	$0	$150,000	$150,000
	2016	$0	$0	-0-	$0		$0	$0	$150,000	$150,000
R. Todd Reynold,	2014	$41,014	$0			$0	$0	$0	$150,000	$191,014
Director/CRO	2015	$60,000	$0	4,000,000(3)(5)	$1,000	$0	$0	$0	$150,000	$211,000
	2016	$268,333	$0		$0	$0	$0	$0	$150,000	$418,333
James Kingsborough	2014	$0	$0	-0-		$0	$0	$0	$150,000	$150,000
Director	2015	$0	$0	4,000,000(3)	$1,000	$0	$0	$0	$150,000	$150,000
	2016	$0	$0	-0-	$0		$0	$0	$150,000	$150,000
Ronald Silberstein	2016	$421,789	$0	1,000,000(4)(5)	$250	$0	$0	$0	$150,000	$572,039
Director/COO
J Harold Hatchett III	2016	$406,284	$0	1,000,000(4)(5)	$250	$0	$0	$0	$150,000	$556,534
Director/CFO
John Thompson	2016	$500,000	$0	1,000,000(4)(5)	$250	$0	$0	$0	$150,000	$650,250
Director/CLC

(1). Shah Mathias was issued 6,400,000 post-split shares of Class A common stock with a fair value of $1,600.

(2) Shah Mathias was issued 40,000,000 post-split shares of Class B common stock with a fair value of $10,000 as additional compensation.  Shah Mathias was also issued 48,000,000 post-split shares of Class B common stock with a fair value of $12,000 pursuant to his employment agreement.

(3) The named directors were issued 4,000,000 post-split shares of Class B common stock as part of their compensation package for current and future services to the company.

(4) The named director was issued 1,000,000 post-split shares of Class B common stock as part of his compensation package for current and future services to the company.

 (5)  The named Directors were issued stock options pursuant to the 2015 Equity Incentive Plan at an exercise price per share of $42.00.

1)

Grant of Options.  The Company grants the Participant 2,000,000 share options under the plan.  This grant is conditioned upon the Participant’s acceptance of all of the terms and conditions of the Plan.  The grant, vesting and all other matters affecting or otherwise relevant to such Options will be governed by the Plan, and the Participant agrees that he will be bound by all of the terms and conditions of the Plan.  Moreover, by participation in the Plan, Participant shall only be entitled to participate in distributions by the Company, as determined by the Board of Directors of the Company.

2)

Grant Date.  The Grant Date of the Options granted under this Agreement is March 8, 2016.

3)

Exercise Price. The exercise price of each Option shall be determined by the Board of Directors of the Company, but shall not be greater than the price per share registered in the initial registration statement on Form S-1 filed by the Company following the date hereof.

4)

Vesting. The Options granted under this Agreement shall vest according to the following schedule:

a)

800,000 on the Grant Date, described above; and

b)

200,000 annually, on the Grant Date, for six (6) years.

Shah Mathias will receive 10% of the face value of all revenue contracts entered into by the Company.

The stock has been issued to the named employee without consideration for such issue and without any conditions or restrictions.

Employment Agreements

The Company has entered into employment agreements with certain officers and key personnel, as described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this report regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Position	Shares Owned Before Offering	Percent of Class (1)	Shares Owned After Offering (2)	Percent of Class(1)
Shah Mathias, Founder, Head of Mergers and Acquisitions and Business Development, and non-board member	989,200,000	94.89%	989,200,000	94.98%
James Becker, Director, President	4,400,000	*	4,400,000	*
Steve Trout, Director, Secretary; Treasurer	4,500,000	*	4,500,000	*
J. Harold Hatchett III	2,000,000(3)	*	2,000,000	*
Chief Financial Officer & Director
Shahjahan C Mathias, Director	4,400,000	*	4,400,000	*
Donald Williams, Director	4,400,000	*	4,400,000	*
Keith Doyle, Director	4,000,000	*	4,000,000	*

Suhail Matthias,

Director

Ronald Silberstein

Chief Operating Officer

& Director

Robert Todd Reynold

Chief Risk Officer

& Director

Debra A Mathias

Chief Executive Officer

& Director

John W Thompson Jr

General Counsel & Director

James D Kingsborough

Director

	4,440,000 2,000,000(3) 5,084,000(3) 4,100,000 2,010,000(3) 4,268,000	* * * * * * *	4,440,000 2,000,000 5,084,000 4,100,000 2,010,000 4,268,000	* * * * * * *

* Less than 1%

(1) Based on 1,042,438,587 shares of common stock outstanding.

(2)Assumes all shares offered by the beneficial owners and management are sold.

(3) Total shares include 1,000,000 share option.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Steve Trout, Secretary/Treasurer and a director, is the brother-in-law of Shah Mathias, Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company. Debra A. Mathias is the ex-wife, Shahjahan Mathias is the brother, and Suhail Matthias is the cousin, of Shah Mathias.

Related Companies

Shah Mathias, has organized and established three nonprofit corporations and is an independent consultant of a forth nonprofit (ATFI) for the purpose of facilitating the development of the transportation systems. The nonprofit statutes provide a vehicle to issue bonds and to help secure infrastructure projects. The nonprofits have the discretion to turn over the infrastructure projects to a state or governing body having jurisdiction after the indebtedness has been paid. The nonprofits that Mr. Mathias has created are:

1) Alabama Toll Facilities, Inc. (ATFI)

2) Hi Speed Rail Facilities, Inc. (HSRF)

3) Hi Speed Rail Facilities Provider, Inc. (HSRFP)

4) Global Transportation Infrastructure Development and Finance Authority

Shah Mathias, Founder, Head of Mergers and Acquisitions and Business Development, and non-board member of the Company, has established a series of corporations with which to effect the transactions and development of the projects envisioned by the Company including the Port Trajan Facility, high speed rail projects and the Alabama Toll Road.  The Company has envisioned long-range ideas and plans to develop currently undeveloped areas through which the planned Alabama toll road will traverse. These plans include the development of an airport, sea shipping port and a high speed rail line.

Although these companies are not subsidiaries of the Company, they are related companies as they are all under common control of Mr. Mathias.  Mr. Mathias has established these companies to basically serve as subcontractors for the operations of the planned transportation systems.

None of these companies has any operations or any revenues. Mr. Mathias,as sole officer, President and CEO of each of these companies,has executed contracts between several of these companies and the Company.

As to the relationship of affiliated entities, the Company holds 25% of non-voting non-controlling shares under certain license agreements with affiliated entities. The material aspect of the opportunity license agreement is related to voting rights of the shares. Mr. Mathias holds 100% of controlling interest of affiliated entities and 75% of the shares.

1) HSR Freight line, Inc. designed to handle all services for use of track time and trains for freight and freight forwarding services.

2) HSR Passenger Services, Inc. designed to handle rail ticketing booking, reservations, and food services.

3) HSR Technologies, Inc. designed to handle all building of suites and manufacturing of trains and rail tracks and provide fiber optics, telecommunications, and related technologies services.

4) HSR Logistics, Inc. designed to handle all purchasing functions.

5) KSJM International Airport, Inc. designed to eventually create an airport facility in inland Alabama

6) Port Of Ostia, Inc. designed to handle all air cargo if and when an airport facility is created.

7) Port of De Claudius, Inc. designed to handle sea container and port operations.

 8) AMERI Cement, Inc. designed to handle cement needs for building Alabama toll road.

9) Lord Chauffeurs LTD: designed to operate all passenger ground transportation.

10) Atlantic Energy & Utility Products, Inc. designed to provide utility and maintenance service to above entities.

11) Penn Insurance Services LLC. Designed to provide insurance service to above entities.

12) Cape Horn Abstracting, Co. designed to land title examination services.

13) Eastern Development & Design, Inc.  Designed to provide all civil engineering and architectural service.

14) Slater & West, Inc. designed to handle contract administration services and work force H R matters.

15) Malibu Homes, Inc. designed to establish residential home building services.

16) Platinum Media, Inc. designed to provide all media related services.

DESCRIPTION OF SECURITIES

The total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve billion Two hundred and Seven million) shares, consisting of 12,007,000,000 (Twelve billion Seven million) shares of Common Stock having a par value of $.000001 and 200,000,000 (Two hundred million) shares of Preferred Stock having a par value of $.000001 per share.

Common stock is divided into four classes: Common stock class A, par value $.000001, 7,000,000 shares authorized, 1,600,000 shares issued and outstanding; Common stock class B, par value $.000001, 4,000,000,000 shares authorized, 988,038,587 shares issued and outstanding; Common stock class C, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares outstanding; and Common stock class D, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares outstanding.

Class A 7,000,000 (Seven Million) these shares have 1000:1 voting right compared to all other Class of shares and have equal dividend rights as all other Class of shares, par value .000001. There are 1,600,000 Class A stock outstanding at November 15, 2016. Class C a/k/a Equity Participation Dividend Shares (“EPDS”) 4,000,000,000 (Four Billion) with no voting rights but with dividend rights, par value $.000001. Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. Class D a/k/a Equity Participation Shares (“EPS”) 4,000,000,000 (Four Billion) with no voting rights and no dividend rights, par value $.000001. Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for

ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. Class C and Class D have no senior dividend rights over Class B. However, they have project specific preferences. In the event Class C or Class D shares are used to purchase or complete a project, the initial 7% of the net profits are distributed to the applicable class. Thereafter, the classes of stock share equally in any dividends.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and, if so, the terms and amount of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H. Any other relative rights, preferences and limitations of that series.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

Preferred Shares: 200,000,000 (Two hundred Million) par value .000001. There are 1,800,000 shares of preferred stock outstanding at March 23, 2017.

On November 3, 2014, the Company effected a 4:1 forward stock split of its issued and outstanding shares of common stock. As a condition of the split, all shareholders who wanted to participate were required to send $100 to the Transfer Agent to pay for the expense related to reissuance of shares due to split. The cutoff date for the return of the notification and payment to the transfer agent was December 31, 2014. If the shareholder did not return the confirmation and payment, they would not be eligible to receive the additional shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public market for the Company’s common stock. No assurances can be given that a public market will develop or that, if a market does develop, it will be sustained. The Company engaged a market maker to establish a public market for the Shares being offered herein on the OTCPink Sheets. The Company plans to apply to be listed on NASDAQ.  To be listed on NASDAQ, the Company must file an application with NASDAQ. There is no guarantee that the Shares will ever be listed on NASDAQ or any exchange. Currently, the Company does not meet the NASDAQ listing requirements.

The Company amended its Certificate of Incorporation to change its existing stock capitalization. Company authorized the total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve billion Two hundred and Seven million) shares, consisting of 12,007,000,000 (Twelve billion Seven million) shares of Common Stock having a par value of $.000001 and 200,000,000 (Two hundred million) shares of Preferred Stock having a par value of $.000001 per share.

The Company amended its Certificate of Incorporation to change its existing authorized preferred and common shares from the current shares to the following:

Preferred Shares: 200,000,000 (Two hundred Million) par value .000001.

Class A 7,000,000 (Class A common shares) these shares have 1000:1 voting right compared to all other Class of shares and have equal dividend rights as all other Class of shares, par value $.000001.

Class B 4,000,000,000 (Class B common shares) with voting and dividend rights, par value $.000001.

Class C a/k/a Equity Participation Dividend Shares 4,000,000,000 (Class C common shares) with no voting rights but with dividend rights, par value $.000001.

Class D a/k/a Equity Participation Shares 4,000,000,000 (Class D common shares) with no voting rights and no dividend rights, par value $.000001.

As of March 23, 2017, there were 988,038,587 shares of common stock issued and outstanding and 1,800,000 shares of preferred stock.

Class “C” a/k/a Equity Participation Dividend Shares “EPDS” 4,000,000,000 (Four Billion Class “C” common shares) with no voting rights but with dividend rights, par value $.000001. Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

Class “D” a/k/a Equity Participation Shares “EPS”4,000,000,000 (Four Billion Class “D” common shares) with no voting rights and no dividend rights, par value $.000001. Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for ARMT; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations.

Class C and Class D have no senior dividend rights over Class B. However, they have project specific preferences. In the event Class C or Class D shares are used to purchase or complete a project, the initial 7% of the net profits are distributed to the applicable class. Thereafter, the classes of stock share equally in any dividends.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A.

The number of shares constituting that series and the distinctive designation of that series;

B.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the  relative rights of priority, if any, of payment of dividends on shares of that series;

C.

Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.

Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.

Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and , if so, the terms and amount of such sinking fund;

G.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H.  Any other relative rights, preferences and limitations of that series.

1.

This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

2.

All other provisions of the Certificate of Incorporation shall remain in full force and effect.

Conflict of Interest

The current officers and directors of the Company shall devote full-time focus to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

Other than Shah Mathias, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The officers and directors;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, Shares carrying more than 5% of the voting rights attached to the outstanding Shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

As per the definition of a “promoter”, generally defined as anyone involved in the formation of the issuer, Shah Mathias, the incorporator of the Company, would be considered a “promoter.”

The term “promoter” includes: i) any person who, acting alone or in conjunction with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issue; or ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph, if such person does not otherwise take part in founding and organizing the enterprise.

Other than Mr. Mathias, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Holders

As of the date of this registration statement, we had approximately 189 stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

The Company is a reporting company pursuant to the Securities Exchange Act of 1934 and files with the Securities and Exchange Commission quarterly, annual, periodic and other reports.  The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests.  The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-

0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001534155.

Transfer Agent

Quicksilver Stock Transfer, 6623 Las Vegas Blvd South #255, Las Vegas NV 89119 is the registrar and transfer agent for our Common Stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Delaware General Corporate Law, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

INTEREST OF NAMED EXPERTS AND COUNSEL

Financial Auditors

Current financial statements for the period included in this prospectus have been so included in reliance on the report of Weinberg & Baer LLC, independent public accountant, given on that firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the Shares of common stock will be passed upon for the company by McMurdo Law Group, LLC Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

28 West 44th Street, 16th Floor

New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1/A (File Number 333-214786) under the Securities Act of 1933 regarding the Shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We make annual reports (on Form 10-K) containing our audited consolidated financial statements and quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years available to our stockholders.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Ameri Metro, Inc.

2575 Eastern Blvd.

York, Pennsylvania 17402

AMERI METRO, INC.

CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2016

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Ameri Metro Inc.:

We have audited the accompanying consolidated balance sheets of Ameri Metro Inc. as of July 31, 2016 and 2015 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ameri Metro Inc. as of July 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of July 31, 2016, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

November 3, 2016

AMERI METRO, INC.

CONSOLIDATED BALANCE SHEET

	July 31, 2016	July 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$ 27,160	$ –
Prepaid expenses	8,678	–

Total current assets	35,838	–

Office equipment, net	2,245	601
Prepaid expenses and deposits	2,940	1,500

Total Assets	$ 41,023	$ 2,101

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Bank indebtedness	$ –	$ 528
Accounts payable	1,069,608	272,972
Accrued expenses	14,320,245	7,704,828
Due to related parties	1,050	250
Loans payable – related parties	960,967	528,552
Loans payable	3,403	3,403

Total Current Liabilities	16,355,273	8,510,533

Stockholders’ Deficit
Preferred stock, par value $.000001, 200,000,000 shares authorized, 1,800,000 shares issued and outstanding (1,800,000 – 2015)	2	2
Common stock class A, par value $.000001, 7,000,000 shares authorized, 1,600,000 shares issued and outstanding (6,400,000 – 2015)	1	6
Common stock class B, par value $.000001, 4,000,000,000 shares authorized, 987,934,483 shares issued and outstanding (1,093,876,626 – 2015)	988	1,094
Common stock class C, par value $.000001, 4,000,000,000 shares authorized, 4,800,000 shares issued and outstanding (nil – 2015)	5	–
Common stock class D, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares outstanding (nil – 2015)	48	–
Additional paid in capital	5,581,929	5,595,967
Stock subscriptions receivable	(47,000)	(47,000)
Accumulated deficit	(21,850,223)	(14,058,501)

Total Stockholders’ Deficit	(16,314,250)	(8,508,432)

Total Liabilities and Stockholders’ Deficit	$ 41,023	$ 2,101

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended July 31, 2016	Year ended July 31, 2015

OPERATING EXPENSES
Professional fees	$ 843,418	$ 37,400
Directors fees	1,950,750	1,339,868
Depreciation	422	319
General & administrative	628,958	460,918
Officer payroll	4,354,536	3,390,308

TOTAL OPERATING EXPENSES	7,778,084	5,228,813

LOSS FROM OPERATIONS	(7,778,084)	(5,228,813)

OTHER INCOME (EXPENSE)
Franchise tax recovery (expense)	–	(180,000)
Interest expense	(13,633)	(474)
Termination fee	(5)	(427)

TOTAL OTHER INCOME (EXPENSE)	(13,638)	(180,901)

NET LOSS	$ (7,791,722)	$ (5,409,714)

LOSS PER SHARE (BASIC AND DILUTED)	$ (0.01)	$ (0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (BASIC AND DILUTED)	1,060,109,184	1,016,009,671

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JULY 31, 2016 AND JULY 31, 2015

	Common Stock Class A		Common Stock Class B		Common Stock Class C		Common Stock Class D		Preferred Stock		Additional Paid in	Stock Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, July 31, 2014	6,400,000	$ 6	934,526,724	$ 935	–	$ –	–	$ –	1,800,000	$ 2	$ 5,554,659	$ (47,000)	$ (8,648,787)	$ (3,140,185)
Shares unissued per partial stock split	–	–	(6,051,000)	(6)	–	–	–	–	–	–	6	–	–	–
Shares issued for compensation	–	–	164,219,942	164	–	–	–	–	–	–	40,876	–	–	41,040
Shares issued for termination fee	–	–	1,708,960	2	–	–	–	–	–	–	425	–	–	427
Shares reinstated as shares were cancelled in error in 2014	–	–	2,000	–	–	–	–	–	–	–	–	–	–	–
Shares rescinded for services	–	–	(530,000)	(1)	–	–	–	–	–	–	1	–	–	–
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	(5,409,714)	(5,409,714)
					–	–	–	–
Balance, July 31, 2015	6,400,000	$ 6	1,093,876,626	$ 1,094	–	$ –	–	$ –	1,800,000	$ 2	$ 5,595,967	$ (47,000)	$ (14,058,501)	$ (8,508,432)
Reclassification of Class B shares to Class D	–	–	(48,000,000)	(48)	–	–	48,000,000	48	–	–	–	–	–	–
Reclassification of Class A shares to Class C	(4,800,000)	(5)	–	–	4,800,000	5	–	–	–	–	–	–	–	–
Shares issues for partial stock-split	–	–	3,375,000	3	–	–	–	–	–	–	(3)	–	–	-
Shares reinstated as shares were cancelled in error in 2015	–	–	20,000	–	–	–	–	–	–	–	–	–	–	–
Shares issued for compensation	–	–	3,020,000	3	–	–	–	–	–	–	752	–	–	755
Shares cancelled	–	–	(64,357,143)	(64)	–	–	–	–	–	–	(15,156)	–	–	(15,220)
Stock-based compensation	–	–	–	–	–	–	–	–	–	–	369	–	–	369
Net loss	–	–	–	–	–	–	–	–	–	–	–	–	(7,791,722)	(7,791,722)
					–	–	–	–
Balance, July 31, 2016	1,600,000	$ 1	987,934,483	$ 988	4,800,000	$ 5	48,000,000	$ 48	1,800,000	$ 2	$ 5,581,929	$ (47,000)	$ (21,850,223)	$ (16,314,250)

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended July 31, 2016	Year ended July 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (7,791,722)	$ (5,409,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock for services	750	41,040
Issuance of stock for termination fees	5	427
Cancellation of stock issued for services	(15,220)	–
Depreciation expense	422	319
Stock-based compensation	369	–

Change in operating assets and liabilities:
Prepaid expense and deposits	(10,118)	–
Accounts payable	796,636	171,478
Accrued expenses	6,615,417	5,149,951

Cash flows used in operating activities	(403,461)	(46,499)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,066)	–

Cash flows used in investing activities	(2,066)	–

CASH FLOWS FROM FINANCING ACTIVITIES
Bank indebtedness	(528)	528
Repayment of loan payable		(600)
Proceeds from related party loans	465,193	44,130
Repayment of related party loans	(32,778)	–
Due to related parties	800	250

Cash flows provided by financing activities	432,687	44,308

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,160	(2,191)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	–	2,191

CASH AND CASH EQUIVALENTS, END OF YEAR	$ 27,160	$ –

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ –	$ –
Income taxes paid	$ –	$ –

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuable common stock – Class B	$ –	$ 6

The accompanying notes are an integral part of these financial statements.

AMERI METRO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2016

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ameri Metro, Inc. (“Ameri Metro” and the “Company”) was formed to engage primarily in high-speed rail for passenger and freight transportation and related transportation projects.  The Company initially intends to develop a Midwest high-speed rail system for passengers and freight.  Currently the Company is engaged in raising capital and entering into relationships in furtherance of its planned activities.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

NOTE 2 –GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and is unlikely to generate earnings in the immediate or foreseeable future. As at July 31, 2016, the Company has a working capital deficiency of $16,319,435 and has accumulated losses of $21,850,223 since inception. The ability of Ameri Metro to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements present the financial position, results of operations and cash flows for Ameri Metro, Inc. (“AMI”) and its wholly-owned subsidiary, Global Transportation & Infrastructure, Inc. (“GTI”).   Intercompany transactions and balances have been eliminated in consolidation.

The financial position, results of operations and cash flows as of, and for the period reported include only the results of operations for AMI as GTI was not formed until December 1, 2010, and was inactive for the period from December 1, 2010 to July 31, 2016.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a July 31 fiscal year end.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Financial Instruments

According to FASB ASC 820, Fair Value Measurements and Disclosures, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Guidance under ACS 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:

Observable inputs such as quoted prices in active markets;

Level 2:

Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:

Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company's financial instruments consist of cash and cash equivalents, accounts payable, amounts due to related parties, loans payable, and loans payable to related parties. The carrying amounts of these financial instruments approximate fair value due either to length of maturity or interest rates that approximate prevailing rates unless otherwise disclosed in these financial statements.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment

The capital assets are being depreciated over their estimated useful lives using the straight-line method of depreciation for book purposes. Office equipment has a useful life of five years.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Reclassifications

Certain amounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current period statements.

Revenue Recognition

The Company has yet to realize significant revenues from operations and is an emerging growth company.  The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is collection is reasonably assured.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. It is the Company’s policy to classify interest and penalties on income taxes as interest expense or penalties expense. As of July 31, 2016, there have been no interest or penalties incurred on income taxes.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Due to a loss for the year ended July 31, 2016 the outstanding options are anti-dilutive. The Company has more than one class of common stock outstanding. However, the dividend rate of each outstanding class of common stock is equal. Therefore, the net loss per common shares is the same for each class of common stock.

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation – Stock Compensation which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.  The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

The Company follows ASC Topic 505-50, formerly EITF 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services, for stock options and warrants issued to consultants and other non-employees.  In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of July 31, 2016 and 2015:

	July 31, 2016	July 31, 2015
Office equipment	$ 3,663	$ 1,597
Less: accumulated depreciation	(1,418)	(996)
Property and equipment, net	$ 2,245	$ 601

Depreciation expense totaled $422 and $319 for the years ended July 31, 2016 and 2015, respectively.

NOTE 5 – DUE TO RELATED PARTIES

At July 31, 2016, the Company is indebted to three directors of the Company for $1,050 (2015 - $250) for expenditures incurred on behalf of the Company.  The amount is unsecured, non-interest bearing and due on demand.

NOTE 6 – LOANS PAYABLE – RELATED PARTIES

As of July 31, 2016, $960,967 (2015 - $528,552) is due to the majority shareholder, of which $508,531 is unsecured, non-interest bearing and due on demand, $11,829 is past due with an interest rate of 3%, $57,767 is due December 31, 2016, with an interest at 3%, $95,600 is due on October 26, 2016, with an interest rate of 2%, $107,240 is due on March 1, 2017, with an interest rate of 7% and $180,000 is due on demand, with an interest rate of 4%.  At July 31, 2016, accrued interest on these loans is $14,068 (2015 - $506).

NOTE 7 – LOAN PAYABLE

On January 30, 2014, the Company entered into a short-term loan with a non-related party.  The Company was loaned $6,000 from an investment company, the repayment terms are 3% interest with a maturity date of April 30, 2015.  The Company has repaid $2,597 as of July 31, 2016. At July 31, 2016, accrued interest on these loans is $277 (2015 - $206). At July 31, 2016, this loan is past due.

NOTE 8 – CAPITAL STOCK

The total number of shares of stock which the corporation shall have the authority to issue is 12,207,000,000 (Twelve billion Two hundred and Seven million) shares, consisting of 12,007,000,000 (Twelve billion Seven million) shares of Common Stock having a par value of $.000001 per share and 200,000,000 (Two hundred million) shares of Preferred Stock having a par value of $.000001 per share.

Preferred Shares: 200,000,000 (Two hundred Million) par value $0.000001 per share. There are 1,800,000 shares of preferred stock outstanding at July 31, 2016.

Class “A” 7,000,000 (Seven Million Class “A” common shares) these shares have 1000:1 voting right compared to all other Class of shares and have equal dividend rights as all other Class of shares, par value $0.000001. There are 1,600,000 post-split shares of Class A common stock outstanding at July 31, 2016.

Class “B” 4,000,000,000 (Four Billion Class “B” common shares) with voting and dividend rights, par value $0.000001 per share. There are 987,934,483 post-split shares of Class B common stock outstanding at July 31, 2016.

Class “C” a/k/a Equity Participation Dividend Shares “EPDS” 4,000,000,000 (Four Billion Class “C” common shares) with no voting rights but with dividend rights, par value $0.000001 per share. The Company may issue these shares as it deems necessary, for the purposes including but not limited to: purchasing goods and services for the Company; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. There are 4,800,000 post-split shares of Class C common stock outstanding at July 31, 2016.

Class “D” a/k/a Equity Participation Shares “EPS” 4,000,000,000 (Four Billion Class “D” common shares) with no voting rights and no dividend rights, par value $0.000001 per share. The Company may issue these shares as its currency as it deems necessary, for the following purposes but not limited to: purchasing goods and services for the Company; serving as an investment vehicle in acquisitions; for engaging in long term and short term joint ventures; for engaging in single purpose joint ventures; purchasing commodities, supplies, equipment and other tangible items for current and future projects; for engaging in like-kind exchanges as authorized by Internal Revenue Code Section 1031; for purchase of stocks and other securities; for purchase of real estate; for employee awards; and such other lawful purposes not in conflict with the said Board resolution, the Company Bylaws or applicable law and regulations. There are 48,000,000 post-split shares of Class D common stock outstanding at July 31, 2016.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

Whether that series shall have a sinking fund for the redemption or purchase of shares of shares of that series, and, if so, the terms and amount of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series; and

H. Any other relative rights, preferences and limitations of that series.

On November 3, 2014, the Company effected a 4:1 forward stock split of its issued and outstanding shares of common stock. As a condition of the split, all shareholders who wanted to participate were required to send $100 to the Transfer Agent to pay for the expense related to reissuance of shares due to split. The cutoff date for the return of the notification and payment to the transfer agent was December 31, 2014. If the shareholder did not return the confirmation and payment, they would not be eligible to receive the additional shares.

As of the date of this filing 99.71% of the shareholders participated and therefore the statements are retroactively adjusted to reflect a 3.99:1 forward split. Due to 3.99:1 forward split the shares increased to 938,192,724, the shares issuable to effect a 4:1 split is 2,736,000.  As a result, all share amounts have been retroactively adjusted for all periods presented for a 3.99:1 forward split.

On December 30, 2014, the Company issued 62,000,000 post- split shares of Class B common stock as a “signing bonus” pursuant to three employment agreements entered during the quarter ended January 31, 2015.  The Company recorded $15,500 of stock compensation for these issuances.

On December 30, 2014, the Company issued 48,000,000 post-split shares of Class B common stock to Mr. Shah Mathias (Company Founder) pursuant to the employment agreement dated October 2, 2014. The Company recorded $12,000 of stock compensation for these issuances.

On December 30, 2014, the Company issued 40,789,942 post-split shares of Class B common stock to employees as additional compensation. The fair value of these shares is $10,198 and is recorded as stock based compensation.

On February 11, 2015, the Company issued 1,021,000 pre-split shares of Class B common stock to a director of the Company for services provided around March 27, 2014 and pursuant to the directorship agreement.  The Company recorded $1,021 as stock compensation for this issuance.  The Company also issued an additional 188,000 shares of Class B common stock on February 11, 2015 and 2,875,000 shares of Class B common stock on July 24, 2015 to account for the 4:1 stock split as the directorship agreement was entered prior to the effective date of the stock split.

On July 24, 2015, the Company issued 286,000 post-split shares of Class B common stock for services rendered to the Company in 2010.  The fair value of these shares is $71 and is recorded as stock based compensation.

On July 24, 2015, the Company issued 60,000 post-split shares of Class B common stock to a shareholder who purchased shares from a third party.  The 60,000 post-split shares were not previously accounted for by the Company.

On July 24, 2015, the Company issued 9,000,000 post-split shares of Class B common stock to three directors of the Company pursuant to the Directorship agreements.  The fair value of these shares is $2,250 and is recorded as stock based compensation.

On July 24, 2015, the Company issued 1,708,960 post-split shares of Class B common stock as termination fee for an agreement in which the Company did not fully perform.  The fair value of these shares is $427 and is recorded as termination fee.

On July 24, 2015, the Company rescinded 530,000 post-split shares of Class B common stock that had been issued for services as those parties did not fully perform on their original contracts.

During the year ended July 31, 2015, the Company reinstated 2,000 post-split shares of Class B common stock that were rescinded in error in the year ended July 31, 2014.

On August 3, 2015, the Company reclassified 4,800,000 shares of Class A common stock to Class C common stock and reclassified 48,000,000 shares of Class B common stock to Class D common stock.

On August 3, 2015, the Company issued 20,000 post-split shares of Class B common stock as termination fee for an agreement in which the Company did not fully perform.  The fair value of these shares is $5 and is recorded as termination fee.

On August 3, 2015, the Company reinstated 20,000 shares of Class B common stock that were rescinded in error in the fiscal year ended July 31, 2015.

On August 31, 2015, the Company issued 1,000,000 post-split shares of Class B common stock to a director of the Company pursuant to directorship agreement entered on August 4, 2015.  The fair value of these shares is $250 and is recorded as directors’ fees.

On September 10, 2015, the Company issued 2,000,000 post-split shares of Class B common stock to two directors of the Company pursuant to two directorship agreements entered on August 4, 2015.  The fair value of these shares is $500 and is recorded as directors’ fees.

On November 11, 2015, the Company rescinded 63,476,191 post-split shares of Class B common stock that had previously been issued to the former CFO for services as the former CFO did not fully perform on the original contract.

On November 11, 2015, the Company rescinded 880,952 post-split shares of Class B common stock that had previously been issued for services as the consultant did not fully perform on the original contract.

NOTE 9 – STOCK OPTIONS

On March 8, 2016, the Company adopted a stock option plan named 2016 Equity Incentive Plan, the purpose of which is to help the Company secure and retain the services of employees, directors and consultants, provide incentives to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock.

On March 8, 2016, the Company granted 8,000,000 stock options to 4 officers and directors of the Company, exercisable at $42 per share and expire on March 8, 2026.  The 8,000,000 options vest according to the following schedule: 3,200,000 options vest immediately and 800,000 vest annually for the next 6 years.  The weighted average grant date fair value of stock options granted during the year ended July 31, 2016 was $0.00009.  During the year ended July 31, 2016, the Company recorded stock-based compensation of $369 (2015 - $nil), as officer payroll on the consolidated statement of operations.

A summary of the Company’s stock option activity is as follow:

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value $
Outstanding, July 31, 2014 and 2015	–	–

Granted	8,000,000	42.00

Outstanding, July 31, 2016	8,000,000	42.00	9.61	–

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Year Ended July 31, 2016	Year Ended July 31, 2015

Expected dividend yield	0%	–
Expected volatility	150%	–
Expected life (in years)	10	–
Risk-free interest rate	1.83%	–

A summary of the status of the Company’s non-vested stock options as of July 31, 2016, and changes during the year period ended July 31, 2016, is presented below:

Non-vested options	Number of Options	Weighted Average Grant Date Fair Value $

Non-vested at July 31, 2014 and 2015	–	–

Granted	8,000,000	0.00009
Vested	(3,200,000)	0.00009

Non-vested at July 31, 2016	4,800,000	0.00009

At July 31, 2016, there was $374 of unrecognized compensation costs related to non-vested stock-based compensation arrangements granted under the Plan.  There was $nil intrinsic value associated with the outstanding stock options at July 31, 2016.

NOTE 10 – INCOME TAXES

For the year ended July 31, 2016, the Company has net losses in addition to prior years’ net taxable losses, the result is a net taxable loss carry-forward, and therefore the Company has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved. For the years ended July 31, 2016, and 2015, the cumulative net operating loss carry-forward from operations is approximately $21,786,000 and $13,995,000; respectively, and will expire beginning in the year 2030.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	July 31, 2016	July 31, 2015
Deferred tax asset attributable to:
Net operating loss carryover	$ 7,407,300	$ 4,758,300
Valuation allowance	(7,407,300)	(4,758,300)
Net deferred tax asset	$ –	$ –

Due to the change in ownership provisions of the Tax Reform Act of 1986, the net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Employee Agreements

The Company has entered into an employment agreement with the Chief Executive Officer Debra Mathias with an effective date of April 21, 2014. The term of the employment agreements is 3 years, with an annual base salary of $1,200,000.

The Company has signed an employment agreement for the Head of Mergers and Acquisitions and Business Development, and as non-board member, Mr. Shah Mathias (Company Founder), with an effective date of October 2, 2014. The term of the employment agreement is 20 years, with an annual base salary of $1,200,000 and ten percent (10%) of any revenue producing contract entered into by the Company while the Company Founder is in office, while holding any position under any title, and five percent (5%) of any such revenue producing contract afterward, for the benefit of the Company Founder or his estate, for a period of twenty (20) years. The Company Founder is also eligible to earn an annual bonus award of up to 100% of the annual base salary.  In addition, the Company Founder is entitled to receive shares of the Company’s common stock as follows: when the Company issue shares for the Initial Public Offering, the Company Founder is to be issued 10% of the said shares; and if shares are issued at such time to any other party the Company Founder is to be issued an equal amount of shares.

The Company has entered into an employment agreement with the former Chief Financial Officer (the “CFO”) with an effective date of December 3, 2014.  The term of the employment agreement is 3 years, with an annual base salary of $350,000.  The former CFO is also entitled to 60,000,000 post-split shares of Class “B” common stock as a signing bonus.  On December 30, 2014, the Company issued 60,000,000 post-split shares of Class “B” common stock to the former CFO.  On November 11, 2015, the former CFO resigned and the Company rescinded 60,000,000 post-split shares of Class B common stock that had been issued as the former CFO did not fully perform on his employment agreement.

The Company has entered into an employment agreement with the Chief Engineer with an effective date of December 3, 2014.  The term of the employment agreement is 3 years, with an annual base salary of $175,000.  The Chief Engineer is also entitled to 1,000,000 post-split shares of Class “B” common stock as a signing bonus.  On December 30, 2014, the Company issued 1,000,000 post-split shares of Class “B” common stock to the Chief Engineer.

The Company has entered into a directorship agreement with a director of the Company with an effective date of June 30, 2015.  The initial term of the directorship agreement is one year, with an annual base salary of $150,000.  The director is also entitled to 1,000,000 post-split shares of Class B common stock. On July 24, 2015, the Company issued 1,000,000 post-split shares of Class B common stock to the director.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.

The Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $350,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021 and the annual base salary was increased to $500,000.

The Company entered into an employment agreement with the Chief Operating Officer (the “COO”) with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $375,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021 and the annual base salary was increased to $500,000.

The Company entered into an employment agreement with the Chief General Counsel with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $500,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.

The Company entered into eleven directorship agreements with eleven directors of the Company with an effective date of August 1, 2015.  The initial term of the directorship agreements is one year, with an annual base salary of $150,000.  Each of the eleven directors is also entitled to 1,000,000 post-split shares of Class B common stock. On August 31, 2015 and September 10, 2015, the Company issued 1,000,000 post-split shares and 2,000,000 post-split shares of Class B common stock to the three directors, respectively.  On March 17, 2016, the term of the agreements was extended to July 31, 2021.

NOTE 11 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Operating Lease

On April 30, 2014, the Company terminated its existing office space lease, and entered into a new month to month rent agreement for office space. The new agreement which commenced on November 1, 2015, calls for monthly rent payments of $1,440. The terminated lease agreement has not been resolved as to payment of existing amounts due in cash or stock, or as to any early termination fees.  As of July 31, 2016, no stock has been issued in payment of rent.

Master Consulting Agreement

On March 20, 2016, the Company entered into a Master Consulting Agreement with Global Infrastructure Finance & Development Authority, Inc. (“GIF&DA”), a division of Hi Speed Rail Facilities, Inc.  Hi Speed Rail Facilities, Inc. is a non-profit entity organized and established by the Founder of the Company.  GIF&DA has or is about to secure all necessary approvals by certain Joint Resolutions enacted by the federal and state(s) governmental agencies Legislature for the construction of a project consisting of financing, construction and operation of Hi Speed Rail Passenger, Freight, Air, Sea, Ground, Other Transportation Projects and other Parallel and Ancillary Infrastructure Projects.

Pursuant to the Agreement, the Company was appointed as the agent and representative of GIF&DA to facilitate GIF&DA in securing the first and future phases of financing the project and the construction of the project.  The Company shall receive 1.5% the face amount of each master trust indenture (bond indenture) in consideration for arranging financing and developing the sponsorship mechanism of the project.  The term of the Agreement shall continue until the completion of the project.  At July 31, 2016, the Company has not secured any financing for GIF&DA.

Stock Split

In connection with the stock split, some shareholders did not respond or pay the transfer agent fee by the deadline. As a result, these shareholders were not issued the additional shares. At some point, the Company may be required to issue an additional 2,736,000 of Class B common stock in connection with this stock split.

NOTE 12 – SUBSEQUENT EVENTS

On August 4, 2016 the Company issued 129,104 common shares to correct the amount of shares issued to a shareholder as a result of the forward stock split.

On August 8, 2016, Company entered into a Material Definitive Agreement for construction (“Construction Agreement”) with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pa. commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project. Pursuant to the Construction Agreement, the specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by the Company, subject to approval by PDC. The Company shall assure that the Project is constructed according to specifications and requirements imposed by the Pennsylvania Department of Transportation (PADOT) and the Federal Highway Administration. The Company shall supervise all phases of the construction of the Project, and it shall be responsible to PDC for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control. The Company shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.

The Project consists of two phases, phase one closing to take place on or before September 16, 2016 (“Phase One”) and phase two to take place on or before August 31, 2017. Phase One consists of land purchase and onsite /off site improvement and its estimated cost, for both phases, is Two Billion Dollars ($2,000,000,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services. In no event will the profit to the Company from the amount paid by PDC be less than Eight Hundred Million Dollars ($800,000,000). A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One.

NOTE 12 – SUBSEQUENT EVENTS (CONTINUED)

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company is $66,719,514.

On September 27, 2016, Company filed an 8K report in relation to the above transaction.

NOTE 12 – SUBSEQUENT EVENTS

The following discussion is contingent on subsequent financing being obtained.

On August 8, 2016, Company entered into a Material Definitive Agreement for construction (“Construction Agreement”) with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pa. commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project. Pursuant to the Construction Agreement, the specifications, designs, construction standards, subcontractor agreements, insurance requirements, hiring and employment policies and similar items shall be developed by the Company, subject to approval by PDC. The Company shall assure that the Project is constructed according to specifications and requirements imposed by the Pennsylvania Department of Transportation (PADOT) and the Federal Highway Administration. The Company shall supervise all phases of the construction of the Project, and it shall be responsible to PDC for all acts or omissions of its employees, subcontractors, agents, consultants and other parties under its control. The Company shall be responsible for assuring that the construction of the Project is performed in a good and workmanlike manner and in accordance with the highest standards of care for the industry.

The Project consists of two phases, phase one closing to take place on or before September 21, 2016 (“Phase One”) and phase two to take place on or before August 31, 2017. Phase One consists of land purchase and onsite /off site improvement and its estimated cost, for both phases, is Two Billion Dollars ($2,000,000 ,000), at cost plus forty percent (40%), plus two percent (2%) for the increase in inflation regardless of the cost to the Company to perform the required services. In no event will the profit to the Company from the amount paid by PDC be less than Eight Hundred Million Dollars ($800,000,000). A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One.

On September 11, 2016, the Company entered into an agreement of sale and or assignment of assets in Phase One (the “Sale Agreement”) with Jewel's Real-Estate 10-86 Master LLLP (the “Seller”), Global Infrastructure Finance & Development Authority, Inc., division of Hi Speed Rail Facilities Inc. (the “Financier”), PDC, and HSRF Statutory Trust as Trustee (the "Trustee"), as dictated by the Construction Agreement. The Sale Agreement was thereafter amended on September 13, 2016, in order to change the closing date of the transaction to October 14, 2016. Pursuant to the Sale Agreement, the Company and the Seller shall sell and assign all rights, title and interest in and to any contractual agreements to PDC on completion of Phase One, as governed by the Construction Agreement. The cost of Phase One is $950,000,000. The net Phase One revenue to the Company is $66,719,514.

On September 21, 2016, the closing of the transaction took place.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 9A.   CONTROLS AND PROCEDURES

Pursuant to Rules adopted by the Securities and Exchange Commission. The Company carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures pursuant to Exchange Act Rules.  This evaluation was done as of the end of the fiscal year under the supervision and with the participation of the Company’s principal financial officer.  There have been no significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the evaluation.  Based upon that evaluation, the CFO believes that the Company’s disclosure controls and procedures are not totally effective in gathering, analyzing and disclosing information needed to ensure that the information required to be disclosed by the Company in its periodic reports is recorded, summarized and processed timely.  The officer is directly involved in operations of the Company.  The Company has hired outside professionals to assist in such preparation, analysis and filing.

Management’s Report of Internal Control over Financial Reporting

The Company is responsible for establishing and maintaining adequate internal control over financial reporting in accordance with the Rule 13a-15 of the Securities Exchange Act of 1934. The Company’s chief financial officer conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting  as of July 31, 2016, based on the criteria establish in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on this evaluation, management concluded that the Company’s internal control over financial reporting was not effective as of July 31, 2016, based on those criteria. The Company’s management has identified material weaknesses in its internal control over financial reporting related to the following matters:

A lack of sufficient segregation of duties. Specifically, this material weakness is such that the design over these areas relies primarily on defective controls and could be strengthened by adding preventative controls to properly safeguard company assets.

A lack of sufficient personnel in the accounting function due to the Company’s limited resources with appropriate skills, training and experience to perform certain tasks as it relates to financial reporting.

The Company’s plan to remediate those material weaknesses remaining is as follows:

Improve the effectiveness of the accounting group by continuing to augment existing resources with additional consultants or employees to improve segregation procedures and to assist in the analysis and recording of complex accounting transactions. The Company plans to mitigate the segregation of duties issues by hiring additional personnel in the accounting department once it generates significantly more revenue, or raises significant additional working capital.

Improve segregation procedures by strengthening cross approval of various functions including quarterly internal audit procedures where appropriate.

The independent registered public accounting firm has not issued an attestation report on the effectiveness of the internal control over financial reporting.

AMERI METRO, INC.

January 31, 2017

AMERI METRO, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	January 31, 2017	July 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$ 3,707	$ 27,160
Prepaid expenses	2,317	8,678
Other receivable	8,000	–

Total current assets	14,024	35,838

Office equipment, net	1,983	2,245
Prepaid expenses and deposits	2,940	2,940

Total Assets	$ 18,947	$ 41,023

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Accounts payable	$ 1,057,237	$ 1,069,608
Accrued expenses	18,346,423	14,320,245
Due to related parties	1,050	1,050
Loans payable – related parties	971,198	960,967
Loans payable	3,403	3,403

Total Liabilities	20,379,311	16,355,273

Loans payable – related parties	73,238	–

Total Liabilities	20,452,549	16,355,273

Stockholders’ Deficit
Preferred stock, par value $.000001, 200,000,000 shares authorized, 1,800,000 shares issued and outstanding (1,800,000 – July 31, 2016)	2	2
Common stock class A, par value $.000001, 7,000,000 shares authorized, 1,600,000 shares issued and outstanding (1,600,000 – July 31, 2016)	1	1
Common stock class B, par value $.000001, 4,000,000,000 shares authorized, 988,038,587 shares issued and outstanding (987,934,483 – July 31, 2016)	988	988
Common stock class C, par value $.000001, 4,000,000,000 shares authorized, 4,800,000 shares issued and outstanding (4,800,000 – July 31, 2016)	5	5
Common stock class D, par value $.000001, 4,000,000,000 shares authorized, 48,000,000 shares outstanding (48,000,000 – July 31, 2016)	48	48
Additional paid in capital	5,582,620	5,581,929
Stock subscriptions receivable	(47,000)	(47,000)
Accumulated deficit	(25,970,266)	(21,850,223)

Total Stockholders’ Deficit	(20,433,602)	(16,314,250)

Total Liabilities and Stockholders’ Deficit	$ 18,947	$ 41,023

The accompanying notes are an integral part of these unaudited financial statements.

F-1

AMERI METRO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended January 31, 2017	Three months ended January 31, 2016	Six months ended January 31, 2017	Six months ended January 31, 2016

OPERATING EXPENSES
Professional fees	$ 12,800	$ 27,395	$ 27,900	$ 803,268
Directors fees	450,343	450,000	900,343	1,050,750
Audit committee fees	90,000	–	90,000	–
Depreciation	132	80	263	160
General & administrative	188,222	129,022	334,982	313,159
Officer payroll	1,675,301	1,168,750	2,756,597	2,279,167

TOTAL OPERATING EXPENSES	2,416,798	1,775,247	4,110,085	4,446,504

LOSS FROM OPERATIONS	(2,416,798)	(1,775,247)	(4,110,085)	(4,446,504)

OTHER INCOME (EXPENSE)
Interest expense	(5,190)	(663)	(9,958)	(809)
Termination fee	–	–	–	(5)

TOTAL OTHER INCOME (EXPENSE)	(5,190)	(663)	(9,958)	(814)

NET LOSS	$ (2,421,988)	$ (1,775,910)	$ (4,120,043)	$ (4,447,318)

LOSS PER SHARE (BASIC AND DILUTED)	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (BASIC AND DILUTED)	1,042,638,587	1,050,029,359	1,042,636,324	1,077,690,683

The accompanying notes are an integral part of these unaudited financial statements.

F-2

AMERI METRO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended January 31, 2017	Six months ended January 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (4,120,043)	$ (4,447,318)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock for services	–	750
Issuance of stock for termination fees	–	5
Depreciation expense	262	160
Stock-based compensation	691	–
Cancellation of stock issued for services	–	(15,220)

Change in operating assets and liabilities:
Prepaid expense and deposits	6,361	–
Other receivable	(8,000)	–
Accounts payable	(12,371)	951,180
Accrued expenses	4,026,178	3,409,791

Cash flows used in operating activities	(106,922)	(100,652)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank indebtedness	–	(528)
Proceeds from related party loans	83,469	144,324
Repayment of related party loans	–	(27,579)
Due to related parties	–	800

Cash flows provided by financing activities	83,469	117,017

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(23,453)	16,365
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	27,160	–

CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 3,707	$ 16,365

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ –	$ –
Income taxes paid	$ –	$ –

The accompanying notes are an integral part of these unaudited financial statements.

F-3

AMERI METRO, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2017

(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ameri Metro, Inc. (“Ameri Metro” and the “Company”) was formed to engage primarily in high-speed rail for passenger and freight transportation and related transportation projects.  The Company initially intends to develop a Midwest high-speed rail system for passengers and freight.  Currently the Company is engaged in raising capital and entering into relationships in furtherance of its planned activities.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

Basis of Presentation

The accompanying unaudited interim consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s financial statements filed with the SEC on Form 10K.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the consolidated financial statements to be not misleading have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year 2016 as reported in Form 10K, have been omitted.

Principles of Consolidation

The consolidated financial statements present the financial position, results of operations and cash flows for Ameri Metro, Inc. (“AMI”) and its wholly-owned subsidiary, Global Transportation & Infrastructure, Inc. (“GTI”). Intercompany transactions and balances have been eliminated in consolidation.

The financial position, results of operations and cash flows as of, and for the period reported include only the results of operations for AMI as GTI was not formed until December 1, 2010, and was inactive for the period from December 1, 2010 to January 31, 2017.

NOTE 2 –GOING CONCERN

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated any revenues since inception and is unlikely to generate earnings in the immediate or foreseeable future. As at January 31, 2017, the Company has a working capital deficiency of $20,365,287 and has accumulated losses of $25,970,266 since inception. The ability of Ameri Metro to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – DUE TO RELATED PARTIES

At January 31, 2017, the Company is indebted to three directors of the Company for $1,050 (July 31, 2016 - $1,050) for expenditures incurred on behalf of the Company.  The amount is unsecured, non-interest bearing and due on demand.

NOTE 4 – LOANS PAYABLE – RELATED PARTIES

As of January 31, 2017, $1,044,436 (July 31, 2016 - $960,967) is due to the majority shareholder, of which $509,486 is unsecured, non-interest bearing and due on demand, $69,596 is past due with an interest rate of 3%, $95,600 is past due with an interest rate of 2%, $107,240 is past due, with an interest rate of 7%, $180,000 is due on demand, with an interest rate of 4%, $9,276 is due on October 1, 2017, with an interest rate of 3% and $73,238 is due on July 31, 2018, with an interest rate of 3%.  At January 31, 2017, accrued interest on these loans is $24,304 (July 31, 2016 - $14,068).

F-4

NOTE 5 – LOAN PAYABLE

On January 30, 2014, the Company entered into a short-term loan of $6,000 with an interest rate of 3% per annum and a maturity date of April 30, 2015.  The Company has repaid $2,597 as of January 31, 2017. At January 31, 2017, accrued interest on these loans is $303 (July 31, 2016 - $277). At January 31, 2017, this loan is past due.

NOTE 6 – CAPITAL STOCK

On November 3, 2014, the Company effected a 4:1 forward stock split of its issued and outstanding shares of common stock. As a condition of the split, all shareholders who wanted to participate were required to send $100 to the Transfer Agent to pay for the expense related to reissuance of shares due to split. The cutoff date for the return of the notification and payment to the transfer agent was December 31, 2014. If the shareholder did not return the confirmation and payment, they would not be eligible to receive the additional shares.

As of the date of this filing 99.71% of the shareholders participated and therefore the statements are retroactively adjusted to reflect a 3.99:1 forward split. Due to the 3.99:1 forward split, the shares increased to 938,192,724, and the shares issuable to effect a 4:1 split is 2,736,000 shares.  As a result, all share amounts have been retroactively adjusted for all periods presented for a 3.99:1 forward split.

On August 4, 2016 the Company issued 104,104 common shares to correct the amount of shares issued to a shareholder as a result of the forward stock split.

On November 23, 2016, the Company filed a Form S-1, Registration Statement under the Securities Exchange Act of 1933, with the U.S. Securities and Exchange Commission to register 1,000,000 shares for sale at $60 each.  The S-1 has not yet gone effective at January 31, 2017.

NOTE 7 – STOCK OPTIONS

On March 8, 2016, the Company adopted a stock option plan named 2016 Equity Incentive Plan, the purpose of which is to help the Company secure and retain the services of employees, directors and consultants, provide incentives to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in value of the common stock.

On March 8, 2016, the Company granted 8,000,000 stock options to 4 officers and directors of the Company, exercisable at $42 per share and expire on March 8, 2026.  The 8,000,000 options vest according to the following schedule: 3,200,000 options vest immediately and 800,000 vest annually for the next 6 years.  The weighted average grant date fair value of stock options granted during the year ended July 31, 2016 was $0.00009 per share.  During the six months ended January 31, 2017, the Company recorded stock-based compensation of $91 (2016 - $nil), as officer payroll on the consolidated statement of operations.

On November 1, 2016, the Company granted 14,000,000 stock options to 7 officers and directors of the Company, exercisable at $42 per share and expire on November 1, 2026.  The 14,000,000 options vest according to the following schedule: 5,600,000 options vest mmediately and 1,400,000 vest annually for the next 6 years.  The weighted average grant date fair value of stock options granted during the six months ended January 31, 2017 was $0.00009 per share. During the six months ended January 31, 2017, the Company recorded stock-based compensation of $600 (2016 $ nil), as officer payroll on the consolidated statement of operations.

A summary of the Company’s stock option activity is as follow:

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value $
Outstanding, July 31, 2015	–	–

Granted	8,000,000	42.00

Outstanding, July 31, 2016	8,000,000	42.00

Granted	14,000,000	42.00

Outstanding, January 31, 2017	22,000,000	42.00	9.52	–

F-5

NOTE 7 – STOCK OPTIONS (CONTINUED)

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Six Months Ended January 31, 2017	Six Months Ended January 31, 2016

Expected dividend yield	0%	–
Expected volatility	150%	–
Expected life (in years)	10	–
Risk-free interest rate	1.83%	–

A summary of the status of the Company’s non-vested stock options as of July 31, 2016, and changes during the year period ended July 31, 2016, is presented below:

Non-vested options	Number of Options	Weighted Average Grant Date Fair Value $

Non-vested at July 31, 2015	–	–

Granted	8,000,000	0.00009
Vested	(3,200,000)	0.00009

Non-vested at July 31, 2016	4,800,000	0.00009

Granted	14,000,000	0.00009
Vested	(5,600,000)	0.00009

Non-vested at January 31, 2017	13,200,000	0.00009

At January 31, 2017, there was $984 of unrecognized compensation costs related to non-vested stock-based compensation arrangements granted under the Plan.  There was $nil intrinsic value associated with the outstanding stock options at January 31, 2017.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Employee Agreements

The Company has entered into an employment agreement with the Chief Executive Officer (“CEO”) Debra Mathias with an effective date of April 21, 2014. The term of the employment agreements is 3 years, with an annual base salary of $1,200,000.

The Company has signed an employment agreement for the Head of Mergers and Acquisitions and Business Development, and as non-board member, Mr. Shah Mathias (Company Founder), with an effective date of October 2, 2014. The term of the employment agreement is 20 years, with an annual base salary of $1,200,000 and ten percent (10%) of any revenue producing contract entered into by the Company while the Company Founder is in office, while holding any position under any title, and five percent (5%) of any such revenue producing contract afterward, for the benefit of the Company Founder or his estate, for a period of twenty (20) years. The Company Founder is also eligible to earn an annual bonus award of up to 100% of the annual base salary.  In addition, the Company Founder is entitled to receive shares of the Company’s common stock as follows: when the Company issue shares for the Initial Public Offering, the Company Founder is to be issued 10% of the said shares; and if shares are issued at such time to any other party the Company Founder is to be issued an equal amount of shares.

The Company has entered into an employment agreement with the Chief Engineer with an effective date of December 3, 2014.  The term of the employment agreement is 3 years, with an annual base salary of $175,000.  The Chief Engineer is also entitled to 1,000,000 post-split shares of Class “B” common stock as a signing bonus.  On December 30, 2014, the Company issued 1,000,000 post-split shares of Class “B” common stock to the Chief Engineer.

The Company has entered into a directorship agreement with a Director of the Company with an effective date of June 30, 2015.  The initial term of the directorship agreement is one year, with an annual base salary of $150,000.  The director is also entitled to 1,000,000 post-split shares of Class B common stock. On July 24, 2015, the Company issued 1,000,000 post-split shares of Class B common stock to the director.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.

The Company entered into an employment agreement with the Chief Financial Officer (the “CFO”) with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $350,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.  Effective November 1, 2016, the annual base salary was increased to $500,000.

F-6

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company entered into an employment agreement with the Chief Operating Officer (the “COO”) with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $375,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.  Effective November 1, 2016, the annual base salary was increased to $500,000.

The Company entered into an employment agreement with the Chief General Counsel with an effective date of August 4, 2015.  The term of the employment agreement is 3 years, with an annual base salary of $500,000.  On March 17, 2016, the term of the agreement was extended to July 31, 2021.

The Company entered into eleven directorship agreements with eleven Directors of the Company.  The initial term of the directorship agreements is one year, with an annual base salary of $150,000.  Each of the eleven directors is also entitled to 1,000,000 shares of Class B common stock. On March 17, 2016, the term of the agreements was extended to July 31, 2021.

On October 19, 2016, the Company appointed three individuals as Directors of the Company and the Audit Committee.   Effective November 1, 2016, the annual compensation for each of the individuals is $120,000.

The Company has entered into an employment agreement with the President of the Company with an effective date of November 1, 2016.  The term of the employment agreement is 3 years, with an annual base salary of $650,000.

The Company has entered into an employment agreement with the Chief Risk Officer of the Company with an effective date of November 1, 2016.  The term of the employment agreement is 3 years, with an annual base salary of $500,000.

The Company has entered into an employment agreement with the Vice CEO of the Company with an effective date of November 1, 2016.  The term of the employment agreement is 3 years, with an annual base salary of $750,000.

The Company has entered into an employment agreement with the Treasurer of the Company with an effective date of November 1, 2016.  The term of the employment agreement is 3 years, with an annual base salary of $600,000.

The Company has entered into an employment agreement with the Non-Executive General Manager of the Company with an effective date of November 1, 2016.  The term of the employment agreement is 3 years, with an annual base salary of $160,000.

Operating Lease

On April 30, 2014, the Company terminated its existing office space lease, and entered into a new month to month rent agreement for office space. The new agreement which commenced on November 1, 2015, calls for monthly rent payments of $1,440. The terminated lease agreement has not been resolved as to payment of existing amounts due in cash or stock, or as to any early termination fees.  As of January 31, 2017, no stock has been issued in payment of rent.

Master Consulting Agreement

On March 20, 2016, the Company entered into a Master Consulting Agreement with Global Infrastructure Finance & Development Authority, Inc. (“GIF&DA”), a division of Hi Speed Rail Facilities, Inc.  Hi Speed Rail Facilities, Inc. is a non-profit entity organized and established by the Founder of the Company.  GIF&DA has or is about to secure all necessary approvals by certain Joint Resolutions enacted by the federal and state(s) governmental agencies Legislature for the construction of a project consisting of financing, construction and operation of Hi Speed Rail Passenger, Freight, Air, Sea, Ground, Other Transportation Projects and other Parallel and Ancillary Infrastructure Projects.

Pursuant to the Agreement, the Company was appointed as the agent and representative of GIF&DA to facilitate GIF&DA in securing the first and future phases of financing the project and the construction of the project.  The Company shall receive 1.5% the face amount of each master trust indenture (bond indenture) in consideration for arranging financing and developing the sponsorship mechanism of the project.  The term of the Agreement shall continue until the completion of the project.  At January 31, 2017, the Company has not secured any financing for GIF&DA.

Agreement for Construction and Agreement of Sale and or Assignment of Assets in Phase One

On August 8, 2016, Company entered into a Construction Agreement with Port De Claudius, Inc. (“PDC”). Pursuant to the Construction Agreement, the Company shall perform all tasks and actions required to develop and construct the Port Trajan Pa. commercial properties (the “Project”) and to secure the first and future phases of the financing applicable to the design, planning, engineering, and related soft and hard costs of the construction of the Project.

The Project consists of two phases, phase one closing to take place on or before October 14, 2016 (“Phase One”) and phase two to take place on or before August 31, 2017. Phase One consists of land purchase and onsite /off site improvement and its estimated cost, for both phases, is $2,000,000,000.  PDC agreed to pay the Company 40% of the cost (i.e $800,000,000), plus 2% over the adjustment for the increase in inflation regardless of the cost to the Company to perform the required services.  In no event will the profit to the Company from the amounts paid by PDC be less than $800,000,000.  A mobilization fee of $2,729,514 shall be due and payable by PDC to the Company upon the closing of Bond funding for Phase One. The bond proceeds from the first tranche will be $950,000,000.

F-7

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

On September 11, 2016, in relation to the August 8, 2016 Construction agreement, the Company, Jewel’s Real-Estate 10-86 Master LLLP (“Jewel”), Global Infrastructure Finance & Development Authority, Inc. (“GIF&DA”), Port De Claudius, Inc., and HSRF Statutory Trust (“HSRF”) entered into an Agreement of Sale and or Assignment of Assets in Phase One pursuant to which the Company agreed to assign and Jewel agreed to sell all rights, title and interest in and to any contractual agreements entered among Ameri Metro, Jewel and other related parties to PDC on completion of Phase One as governed by the Construction Agreement.  The cost of Phase One is $950,000,000.

The net Phase One revenue to the Company is $66,719,514 which includes $33,740,000 from the assignment of the Land Purchase Agreement the Company entered into with Jewel on November 26, 2013, $14,250,000 in consulting fee in relation to the Master Consulting Agreement, $2,729,514 of mobilization fee and $16,000,000 of onsite / offsite improvement fee.  The $66,719,514 revenue will be paid from the proceeds from $950,000,000 bond issuance.  At January 31, 2017, the $950,000,000 bond has not been issued and the land has not been transferred from Jewel to PDC.

Stock Split

In connection with the stock split, some shareholders did not respond or pay the transfer agent fee by the deadline. As a result, these shareholders were not issued the additional shares. At some point, the Company may be required to issue an additional 2,736,000 of Class B common stock in connection with this stock split.

NOTE 9 – INCOME TAXES

For the period ended January 31, 2017, the Company has net losses in addition to prior years’ net taxable losses, the result is a net taxable loss carry-forward, and therefore the Company has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved. For the periods ended January 31, 2017 and July 31, 2016, the cumulative net operating loss carry-forward from operations is approximately $7,473,000 and $7,265,000; respectively, and will expire beginning in the year 2030.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	January 31, 2017	July 31, 2016
Net loss before income taxes per financial statements	$ (4,120,043)	$ (4,447,318)

Income tax rate	34%	34%
Income tax recovery	(1,400,800)	(2,649,200)
Timing difference and other	1,330,200	2,317,600
Change in valuation allowance	(70,600)	(331,600)
Provision for income taxes	$ –	$ –

	January 31, 2017	July 31, 2016
Net operating losses carried forward	$ 2,540,700	$ 2,470,200
Valuation allowance	(2,540,700)	(2,470,200)

Net deferred income tax asset	$ –	$ –

Due to the change in ownership provisions of the Tax Reform Act of 1986, the net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 13   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our offering:

Securities and Exchange Commission Registration Fee	$6,954
Legal Fees	30,000.00
Accounting Fees	19,000
Printing and Engraving	1,200
Blue Sky Qualification Fees and Expenses	3,000
Transfer Agent Fee	2,000
Miscellaneous*	5,000

TOTAL	$67,154

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Delaware corporation and the provisions of the Delaware General Corporate Law will be applicable to the indemnification the Registrant offers to its officer, director and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Delaware General Corporate Law or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Delaware General Corporate Law, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Delaware General Corporate Law and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of unregistered securities. The Company has issued shares of Class C and D stock to its officers, directors and service providers, pursuant to Section 4(a)(2), as a non-public offering.

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below.

ITEM 16.   EXHIBITS

3.1

Articles of Incorporation (filed with the Form 10 November 9, 2011)

3.2

Amended by-laws (filed as part of the Form 8-K/A filed January 18, 2013)

3.3

Cert. of Amendment Cert. of Incorporation of Ameri Metro

5.1

Opinion of Counsel on legality of securities being registered

10.1

Master Indenture Agreement of Alabama Toll Facilities, Inc. (filed with the Form 8-K January 18, 2013)

10.2

Master Indenture Agreement of Hi Speed Rail Facilities, Inc. (filed with the Form 8-K January 18, 2013)

10.3

Master Indenture Agreement of Hi Speed Rail Facilities Provider, Inc. (filed with the Form 8-K January 18, 2013)

10.4

TEMS engagement (filed as part of the Form 8-K/A filed January 18, 2013)

10.5

Alabama Indenture Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.6

High Speed Rail Indenture Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.7

Damar Agreement (filed as part of the Form 8-K/A filed January 18, 2013)

10.8

Agreement For Construction

10.9

Assignment Agreement For Construction

10.10

Payment Agreement to Penndel Land Co

10.11

Ameri Metro Inc. / HSR Tech Inc. Licensing of Intellectual Property Agreement

10.12

HSR Tech LOI Tech Use Agreement

10.13

Opportunity License Agreement Entities

10.14

Master Agreement for Construction Nonprofits

10.15

Master Agreement for Construction Entities

10.16

Consulting Agreement HSRFP Inc.

10.17

Consulting Agreement HSRF Inc.

10.18

Company Founder Emp. Agreement

10.19

Directorship Agreement

10.20

Letter of Intent for Port Trajan property (filed with the Registration Statement on Form S-1 filed June 13, 2013)

10.21

Port De Ostia Inc. Agreement GTI

10.22

C-Bar Marshall Rebar Agreement

10.23

Ameri Metro & Jewell LOI

10.24

Master Consulting Agreement

10.25

Master Trustee Agreement

23.1

Consent of Accountants

23.2

Consent of Counsel (included in Exhibit 5.1)

99.1

ProAdvisor Valuation report, dated December 30, 2015 (filed as Exhibit 99.1 to the registration statement on Form S-1, filed on November 23, 2016, and incorporated herein by reference)

99.2

ProAdvisor consent letter

99.3

June 12, 2012 Agreement and Plan of Reorganization (filed as part of the Form 8-K/A filed January 18, 2013)

99.4

Alabama Legislative Act 506 (filed as part of the Form 8-K/A filed January 18, 2013)

99.5

Form of subscription agreement for sale of the shares (filed with the Registration Statement on Form S-1 filed June 13, 2013)

99.6

Intended use of Master Trust Indentures

99.7

Florida Alabama TPO Bond Indenture

99.8

Alabama House Resolution 459 & 456

99.9

GA House Resolution 948

99.10

 Yuma Resolution No 912.

99.11

Appalachian Regional Commission TEMS

99.12

Alabama Toll Road Bond Indenture

99.13

 Appalachian Region Commission Bond Indenture

99.14

 Atlantic Energy & Utilities Bond Indenture

99.15

High Speed Rail Projects Bond Indenture

99.16

 Port Freeport & Brazoria Fort Bend Rail District Bond Indenture

99.17

 High Speed Rail & Ancillary Projects Bond Indenture

99.18

Port of Ostia Inc. @ KSJM International Airport Inc. Bond Indenture

99.19

Portus De Jewel Mexico Bond Indenture

99.20

Yuma Intergovernmental Agreement

99.21

KSJM International Airport Inc. Bond Indenture

99.22

KSJM Airport World Possibilities

99.23

HSR Freight Line Inc. / Phila. Port Bond Indenture

99.24

HSR Freight Line Inc. Bond Indenture

99.25

HSR Passenger Services Inc. Bond Indenture

99.26

HSR Technologies Inc. Bond Indenture

99.27

 Relco DMU Diesel Multiple Unit

99.28

 Composite Rail Road Ties

99.29

Malibu Homes Inc. Bond Indenture

99.30

Alabama Town Center Drawings/Plans

99.31

Platinum Media Inc. Bond Indenture

99.32

 Port De Claudius Inc. & Port Trajan of Pa. Bond Indenture

99.33

 Port De Claudius Drawings

99.34

Panama Canal – Alabama Port Partnership

99.35

Lord Chauffeurs Inc. – Business Jet Center @ KSJM Airport Bond Indenture

99.36

HSR Freight Line Inc. & HSR Passenger Services Coast to Coast Rail Bond Indenture

99.37

New York – Washington Rail Bond Indenture

99.38

New York – Washington Rail TEMS Report

99.39

Ann Charles International Cargo Airport Bond Indenture

99.40

Texas International Trade Corridor Bond Indenture

99.41

Port De Jewell Drawings / Plans

99.42

Virginia Crescent Line Rail Bond Indenture

ITEM 17.   UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned  issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in York, Pennsylvania on March 30, 2017.

AMERI METRO, INC.

By:	/s/ Debra A. Mathias
Debra Mathias, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Debra A. Mathias	Dated: March 30, 2017
Debra A. Mathias, Chief Executive Officer and Director
Principal Executive Officer
/s/ J. Harold Hatchett III J. Harold Hatchett III, Principal Accounting Officer and Principal Financial Officer	Dated: March 30, 2017
/s/ James Becker	Dated: March 30, 2017
James Becker, Director

/s/ Shahjahan C. Mathias	Dated: March 30, 2017
Shahjahan C. Mathias, Director

/s/ Donald E. Williams, Jr.	Dated: March 30, 2017
Donald E. Williams, Jr., Director

/s/ Suhail Matthias	Dated: March 30, 2017
Suhail Matthias, Director

/s/ Steve Trout	Dated: March 30, 2017
Steve Trout, Director

/s/ Robert Todd Reynold	Dated: March 30, 2017
Robert Todd Reynold, Director

/s/ Keith A. Doyle	Dated: March 30, 2017
Keith A. Doyle, Director

/s/ James Kingsborough	Dated: March 30, 2017
James Kingsborough, Director

/s/ J. Harold Hatchett III	Dated: March 30, 2017
Harold Hatchett III, Director

/s/ Ronald Silberstein	Dated: March 30, 2017
Ronald Silberstein Director

/s/ John Thompson	Dated: March 30, 2017
John Thompson, Director

MCMURDO LAW GROUP, LLC Matthew C. McMurdo | 917 318 2865 | matt@nannaronelaw.com	28 West 44th Street, 16th Floor New York, NY 10036

Exhibit 5.1

March 30, 2017

Ameri Metro, Inc.

2575 Eastern Blvd. Suite 211

York, Pennsylvania 17402

Re:   Registration Statement on Form S-1/A

Ladies and Gentlemen:

I am counsel for Ameri Metro, Inc., a Delaware corporation (the “Company”), in connection with the proposed public offering by the Company under the Securities Act of 1933, as amended, of up to 1,000,000 Shares of its Class B common stock, $0.000001 par value per share (“Common Stock”), under the Securities Act of 1933, as amended, through a Registration Statement on Form S-1/A (the “Registration Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission. Furthermore, an additional 2,736,000 of Class B common stock may be issued in connection with a prior stock split, assuming the shareholders of record pay the $100 fee (the “Split Shares”).

In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

(1)   Articles of Incorporation, of the Company as filed with the Secretary of State of Delaware;

(2)  By-laws of the Company;

(3)   Corporate minutes containing the written resolutions of the Board of Directors of the Company;

(4)   The Registration Statement and the prospectus contained within the Registration Statement; and

(5)   The other exhibits of the Registration Statement.

I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as certified, conformed, facsimile, electronic or photostatic copies. I have relied upon the statements contained in the Registration Statement and certificates of officers of the Company, and I have made no independent investigation with regard thereto.

Based upon the foregoing and in reliance thereon, it is my opinion that the 1,000,000 Shares of Common Stock being offered by the Company under the Registration Statement, when sold, will be legally issued, fully paid and non-assessable pursuant to the laws of the State of Delaware and the laws of the United States of America and the Split Shares will be legally issued, fully paid and non-assessable pursuant to the laws of the State of Delaware and the laws of the United States of America when the $100 fee is paid.

I hereby consent to this opinion being included as an exhibit to the Registration Statement and to the use of my name under the caption “EXPERTS” in the prospectus constituting a part thereof.

                                    /s/ Matthew McMurdo, Esq.

Matthew McMurdo, Esq.

Exhibit 23.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Ms. Debra A. Mathias, Chief Executive Officer

Ameri Metro, Inc.

2575 Eastern Blvd., Suite 101

York, PA 17402

Dear Ms. Mathias:

CONSENT OF INDEPENDENT AUDITOR

We have issued our report dated November 3, 2016, with respect to the financial statements of Ameri Metro, Inc. contained in the Registration Statement and Prospectus of Ameri Metro, Inc. on Form S-1/A. We hereby consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the heading “Experts.”

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

________________

Exhibit 99.1

Business Valuation Report Prepared for:
Ameri Metro Inc. (ARMT)

Report prepared By:
Rocco Capuano Jr.
Investment Advisor Representative
ProAdvisor Investment Corp/ProAdvisor Capital Management
A Registered Investment Advisory Firm
1413 W. Market St.
York, PA 17404

Letter of Engagement……………………..2

Information Source……………………….3

Company Overview………………..…….13
Industry Outlook…………………………15

Valuation Methodologies………………...17

Opinion of Value………………………....20

  http://www.sec.gov/Archives/edgar/data/1534155/000153415516000067/0001534155-16-000067-index.htm

Re: Letter of Engagement

November 1, 2016

Dear Mr. Mathias,

We have been engaged by your firm for the purpose of rendering a fair market value of your common stock for the purpose of bringing your company to market and likely the NASDAQ exchange. We will be evaluating your company supplied financial forecasts and projections going forward, exhibits you provided on projects that the company has in pipeline, as well as related industry qualitative reports and quantitative data in order to accuratly determine the value of your company.

ProAdvisor hereby gives full consent to the use of our valuation and other reports for the use of Ameri- Metro and it's management for its professional use.

Regards,

Rocco Capuano Jr.

Rocco Capuano Jr.
Investment Advisor Representative
ProAdvisor Capital / ProAdvisor Investment Corp
A Registered Investment Advisory Firm
1413 W. Market St.
York, PA 17404

Description of Valuation Assignment

ProAdvisor Investment Corp/ProAdvisor Capital has been retained by ARMT , to estimate the fair market value of the ARMT Common Stock for the purpose of being offered on a secondary market exchange.

The Scope of the Report

The Company considered the following in our valuation analysis:

•

Company provided financial projections and public filings and documents

•

The general economic outlook, the position of the industry in the existing economy, and the position of the business within its industry.

•

Related credible third party reports on industry specific data and projections

•

The book value and general financial condition of the business.

•

The earnings capacity of the business.

•

The company’s capital structure, economic and control rights of various stake-holders.

•

The market price of stocks or assets of companies engaged in related activities where such stocks are traded on an exchange or over-the-counter.

Information Sources

The following sources of information were used in preparing the valuation:

1.

Company supplied financial statements and projections, SEC filings and other publicly available documents. Contracts and Letters of Intent both internally and from third parties to the Company and its subsidiaries (Alabama Toll Road Authority, Georgia State, and PA)

http://www.sec.gov/Archives/edgar/data/1534155/000153415516000067/ex1017hsrfreightincandhsrpas.htm
http://ameri-metro.com/files/SEC/ATFI%20RESOLUTION%20S%20J%20R%2056.pdf

http://www.sec.gov/Archives/edgar/data/1534155/000153415516000067/ex1034porttrajanci81_pointof.pdf

https://trackbill.com/bill/ga-hr948-fulton-carroll-and-douglas-counties-high-speed-rail-transit-encourage/1171261/

2.

Global, national, regional, and local economic data were compiled and reviewed. The sources used included:

a.

ASCE (American Society of Civil Engineers) Infrastructure Report Card (2013)

http://www.infrastructurereportcard

b.

TEMS feasibility and research reports (2010-2015) http://www.sec.gov/Archives/edgar/data/1534155/000153415516000067/ex1034porttrajanci81_pointof.htm

http://www.sec.gov/Archives/edgar/data/1534155/000153415516000067/ex1034porttrajanci81_pointof.pdf

c.

Boeing market outlook

http://www.sec.gov/Archives/edgar/data/1534155/000153415516000067/ex1025boeingcurrentmarketou.pdf

d.

KPMG Infrastructure Report

https://home.kpmg.com/xx/en/home/insights/2012/11/infra100-world-markets.html

e.

PricewaterhouseCoopers Economic Report (2015)

http://www.pwc.com/us/en/capital-projects-infrastructure/publications/2014and2015outlook.html

f.

McKinsey Infrastructure Report (2014)

http://www.mckinsey.com/insights/infrastructure

http://www.mckinsey.com/insights/engineering_construction/new_horizons_for_infrastructure_investing

g.

Oxford Economics (2015-2025)

h.

BAIN & Company Inc. Brief (2011-2020)

http://www.sec.gov/Archives/edgar/data/1534155/000153415516000067/ex1015bainbreif8macrotrendsr.pdf

i.

Complete ARMT 8-K exhibits considered for this report but not necessarily included physically in this report for redundancy sake.

http://www.sec.gov/Archives/edgar/data/1534155/000153415516000067/0001534155-16-000067-index.htm

2	EXHIBIT 10.12 INTENDED USE OF MASTER TRUST INDENTURES	exhibit1012intendeduseofmast.htm
3	EXHIBIT 10.13 ECONOMIC IMPACT SURFACE TRANSPORTATION	ex1013hsrpassengerservicesin.htm
4	EXHIBIT 10.13	ex1013costfeasibleplanmodifi.htm
5	EXHIBIT 10.13 COST FEASIBLE PLAN MODIFICATION	ex1013costfeasibleplanmodifi.pdf
6	EXHIBIT 10.13	ex1013economicimpactsurfacet.htm
7	EXHIBIT 10.13 ECONOMIC IMPACT SURFACE	ex1013economicimpactsurfacet.pdf
8	EXHIBIT 10.13	ex1013flallrtpsummaryreporta.htm
9	EXHIBIT 10.13 FL AL LRTP SUMMARY REPORT	ex1013flallrtpsummaryreporta.pdf
10	EXHIBIT 10.13	ex1013florida201307231107078.htm
11	EXHIBIT 10.13 FLORIDA 2013	ex1013florida201307231107078.pdf
12	EXHIBIT 10.14 GOVERNMENT RESOLUTIONS	ex1014atfijointresolution459.htm
13	EXHIBIT 10.14 ATFI JOINT RESOLUTION	ex1014atfijointresolution459.pdf
14	EXHIBIT 10.14	ex1014gahouseresolution94815.htm
15	EXHIBIT 10.14 GA HOUSE RESOLUTION	ex1014gahouseresolution94815.pdf
16	EXHIBIT 10.14	ex1014yuma912ymposdemandresp.htm
17	EXHIBIT 10.14 YUMA	ex1014yuma912ymposdemandresp.pdf
18	EXHIBIT 10.15 MARKET CONDITIONS FOR BOND PORTFOLIO	ex1015bainbreif8macrotrendsr.htm
19	EXHIBIT 10.15 BAIN BRIEF 8 MACRO TRENDS	ex1015bainbreif8macrotrendsr.pdf
20	EXHIBIT 10.15	ex1015buildingamericasfuture.htm
21	EXHIBIT 10.15 BUILDING AMERICAS FUTURE	ex1015buildingamericasfuture.pdf
22	EXHIBIT 10.15	ex1015economicmegatrendsupto.htm
23	EXHIBIT 10.15 ECONOMIC MEGATRENDS	ex1015economicmegatrendsupto.pdf
24	EXHIBIT 10.15	ex1015infrastructure14uk.htm
25	EXHIBIT 10.15 INFRASTRUCTURE 14 UK	ex1015infrastructure14uk.pdf
26	EXHIBIT 10.15	ex1015infrastructure2013eyou.htm
27	EXHIBIT 10.15 INFASTRUCTURE 2013	ex1015infrastructure2013eyou.pdf
28	EXHIBIT 10.15	ex1015mgiinfrastructurefullr.htm
29	EXHIBIT 10.15	ex1015mgiinfrastructurefullr.pdf
30	EXHIBIT 10.15	ex1015rethinkinginfrastructu.htm
31	EXHIBIT 10.15	ex1015rethinkinginfrastructu.pdf
32	EXHIBIT 10.15	ex10152014northamerican3plce.htm
33	EXHIBIT 10.15	ex10152014northamerican3plce.pdf
34	EXHIBIT 10.16 AMERI METRO INC. PIPELINE TEMS REPORT	ex1016pipelineprojects_shahm.htm
35	EXHIBIT 10.17 APPLACHIAN REGIONAL COMMISSION CORRIDOR DOCUMENTS	ex1017hsrfreightincandhsrpas.htm
36	EXHIBIT 10.17	ex1017mobiletradeandtranspor.htm
37	EXHIBIT 10.17	ex1017mobiletradeandtranspor.pdf
38	EXHIBIT 10.18 HSR PASSENGER SERVICES INC. FOR FLORIDA-ALABAMA TPO INDENTURE	exhibit1018hsrpassengerservi.htm
39	EXHIBIT 10.19 ATFI 2016 DOCUMENTS	exhibit1019alabamatollfacili.htm
40	EXHIBIT 10.19	ex1019atfijointresolution45.htm
41	EXHIBIT 10.19	ex1019atfijointresolution45.pdf
42	EXHIBIT 10.19	ex1019roadsreport.htm
43	EXHIBIT 10.19	ex1019roadsreport.pdf
44	EXHIBIT 10.20 MOBILE TRADE CORRIDOR	ex1020hsrfreightincandhsrpas.htm
45	EXHIBIT 10.20	ex1020mobileetradeandtranspor.htm
46	EXHIBIT 10.20	ex1020mobileetradeandtranspor.pdf
47	EXHIBIT 10.21 ATLANTIC ENERGY AND UTILITIES DOCUMENTS	ex1021atlanicenergyandutitie.htm
48	EXHIBIT 10.21	ex1021drinkingwaterreport.htm
49	EXHIBIT 10.21	ex1021drinkingwaterreport.pdf
50	EXHIBIT 10.21	ex1021energyreport.htm
51	EXHIBIT 10.21 ENERGY REPORT	ex1021energyreport.pdf
52	EXHIBIT 10.21	ex1021hazardouswastereport.htm
53	EXHIBIT 10.21 HAZARDOUS WASTE REPORT	ex1021hazardouswastereport.pdf
54	EXHIBIT 10.21	ex1021solidwastereport.htm
55	EXHIBIT 10.21SOLID WASTE REPORT	ex1021solidwastereport.pdf
56	EXHIBIT 10.21	ex1021wastewaterreport.htm
57	EXHIBIT 10.21 WASTER WATER REPORT	ex1021wastewaterreport.pdf
58	EXHIBIT 10.22 HIGH SPEED RAIL FACILITIES INC. MASTER TRUST INDENTURE DOCUMENTS	ex1022highspeedrailfacilitie.htm
59	EXHIBIT 10.23 HSR FREIGHT AND PASSENGER FOR PORT FREEPORT BRAZORIA TEXAS DOCUMEN	ex1023hsrfreightandpassenger.htm
60	EXHIBIT 10.23	ex1023txfreeportattachparta.htm
61	EXHIBIT 10.23 FREEPORT ATTACH PART A	ex1023txfreeportattachparta.pdf
62	EXHIBIT 10.23	ex1023txfreeportattachpartb.htm
63	EXHIBIT 10.23 FREEPORT ATTACH PART B	ex1023txfreeportattachpartb.pdf
64	EXHIBIT 10.24 HIGH SPEED RAIL FACILITIES PROVIDER INC. MASTER TRUST INDENTURE DO	ex1024highspeedrailfacilitie.htm
65	EXHIBIT 10.25 PORT OSTIA AIR CARGO DOCUMENTS	ex1025gifdamastertrustindent.htm
66	EXHIBIT 10.25	ex1025amerimetrooctober2014.htm
67	EXHIBIT 10.25 AMERI METRO OCTOBER 2014	ex1025amerimetrooctober2014.pdf
68	EXHIBIT 10.25	ex1025boeingcurrentmarketou.htm
69	EXHIBIT 10.25 BOEING CURRENT MARKET OUTLOOK	ex1025boeingcurrentmarketou.pdf
70	EXHIBIT 10.25	ex1025boeingwacf.htm
71	EXHIBIT 10.25 BOEING WACF	ex1025boeingwacf.pdf
72	EXHIBIT 10.25	ex1025portdeostiainc0001.htm
73	EXHIBIT 10.25 PORT DE OSTIA INC	ex1025portdeostiainc0001.pdf
74	EXHIBIT 10.26 PORTUS DE JEWEL MEXICO DOCUMENTS	ex1026gifdamastertrustindent.htm
75	EXHIBIT 10.26	ex1026amerimetrooctober2014.htm
76	EXHIBIT 10.26 AMERI METRO OCTOBER 2014	ex1026amerimetrooctober2014.pdf
77	EXHIBIT 10.26	ex1026finalreportyumarailcor.htm
78	EXHIBIT 10.26 FINAL REPORT YUMA RAIL	ex1026finalreportyumarailcor.pdf
79	EXHIBIT 10.26	ex1026nationalgeospatialinte.htm
80	EXHIBIT 10.26 NATIONAL GEO SPATIAL	ex1026nationalgeospatialinte.pdf
81	EXHIBIT 10.26	ex1026portusdejewelsept2013.htm
82	EXHIBIT 10.26 PORTUS DE JEWEL SEPT 2013	ex1026portusdejewelsept2013.pdf
83	EXHIBIT 10.26	ex1026yaumacountyiga.htm
84	EXHIBIT 10.26 YAUMA COUNTY	ex1026yaumacountyiga.pdf
85	EXHIBIT 10.27 KSJM INTERNATIONAL AIRPORT DOCUMENTS	ex1027gifdamastertrustindent.htm
86	EXHIBIT 10.27	ex1027aviationreport.htm
87	EXHIBIT 10.27 AVIATION REPORT	ex1027aviationreport.pdf
88	EXHIBIT 10.27	ex1027ksjairportalabamaco001.jpg
89	EXHIBIT 10.27 KJS AIRPORT ALABAMA	ex1027ksjairportalabamaconce.htm
90	EXHIBIT 10.27	ex1027ksjsarahjewelprofileff.htm
91	EXHIBIT 10.27 KJS SARAH JEWEL PROFILE	ex1027ksjsarahjewelprofileff.pdf
92	EXHIBIT 10.28 HSR FREIGHT LINE INC PHIL. REGIONAL PORT AUTHORITY DOCUMENTS	ex1028gifdamastertrustindent.htm
93	EXHIBIT 10.28 GOVERNOR WOLF ANNOUNCES NEXT STEP IN PORT OF PHILADELPHIA DEVELOPM	ex1028governorwolfannouncesn.htm
94	EXHIBIT 10.28	ex1028governorwolfannounc001.jpg
95	EXHIBIT 10.29HSR FREIGHT LINE INC. DOCUMENTS	ex1029gifdamastertrustindent.htm
96	EXHIBIT 10.29	ex1029highwayreportnchrpsynt.htm
97	EXHIBIT 10.29 HIGHWAY REPORT	ex1029highwayreportnchrpsynt.pdf
98	EXHIBIT 10.29	ex1029portsreport.htm
99	EXHIBIT 10.29 PORTS REPORT	ex1029portsreport.pdf
100	EXHIBIT 10.29	ex1029railfreightcivilengine.htm
101	EXHIBIT 10.29 RAIL FREIGHT CIVIL ENGINE	ex1029railfreightcivilengine.pdf
102	EXHIBIT 10.30 HSR PASSENGER SERVICES, INC. DOCUMENTS	ex1030gifdamastertrustindent.htm
103	EXHIBIT 10.30	ex1030passengerservicestrans.htm
104	EXHIBIT 10.30 PASSENGER SERVICES	ex1030passengerservicestrans.pdf
105	EXHIBIT 10.31 HSR TECHNOLOGIES DOCUMENTS	ex1031gifdamastertrustindent.htm
106	EXHIBIT 10.31	ex1031bridgesreport.htm
107	EXHIBIT 10.31 BRIDGES REPORT	ex1031bridgesreport.pdf
108	EXHIBIT 10.31	ex1031compoitecbarjuly2012.htm
109	EXHIBIT 10.31 COMPOSITE C=BAR JULY2012	ex1031compoitecbarjuly2012.pdf
110	EXHIBIT 10.31	ex1031electricityreport.htm
111	EXHIBIT 10.31 ELECTRICITY REPORT	ex1031electricityreport.pdf
112	EXHIBIT 10.31	ex1031yorkpalntusrailcaramer.htm
113	EXHIBIT 10.31 YORK PLANT US RAILCAR	ex1031yorkpalntusrailcaramer.pdf
114	EXHIBIT 10.31	ex1031yorkplantrailties2010n.htm
115	EXHIBIT 10.31 YORK PLANT US RAIL TIES	ex1031yorkplantrailties2010n.pdf
116	EXHIBIT 10.32 MALIBU HOMES INC. DOCUMENTS	ex1032gifdamastertrustindent.htm
117	EXHIBIT 10.32	ex1032portofmobile.htm
118	EXHIBIT 10.32 PORT OF MOBILE	ex1032portofmobile.pdf
119	EXHIBIT 10.32	ex1032towncenter28feb2012.htm
120	EXHIBIT 10.32 TOWN CENTER 28FEB2012	‘ex1032towncenter28feb2012.pdf
121	EXHIBIT 10.33 PLATINUM MEDIA INC DOCUMENTS	ex1033gifdamastertrustindent.htm
122	EXHIBIT 10.33	ex1033portofmobile.htm
123	EXHIBIT 10.33 PORT OF MOBILE	ex1033portofmobile.pdf
124	EXHIBIT 10.33	ex1033towncenter28feb2012.htm
125	EXHIBIT 10.33 TOWN CENTER 28FEB2012	ex1033towncenter28feb2012.pdf
126	EXHIBIT 10.34 PORT OF DE CLAUDIUS INC DOCUMENTS	ex1034gifdamastertrustindent.htm
127	EXHIBIT 10.34	ex1034amerimetrooctober2014.htm
128	EXHIBIT 10.34 AMERI METRO 2014	ex1034amerimetrooctober2014.pdf
129	EXHIBIT 10.34	ex1034inlandporttheemergence.htm
130	EXHIBIT 10.34 THE EMERGENCE OF THE INLAND PORT	ex1034inlandporttheemergence.pdf
131	EXHIBIT 10.34 INLAND PORT VIEWS	ex1034inlandportviews.htm
132	EXHIBIT 10.34	ex1034inlandportviews001.jpg
133	EXHIBIT 10.34	ex1034panamacanalauthorityan.htm
134	EXHIBIT 10.34 PANAMA CANAL AUTHORITY	ex1034panamacanalauthorityan.pdf
135	EXHIBIT 10.34	ex1034portofmobile.htm
136	EXHIBIT 10.34 PORT OF MOBILE	ex1034portofmobile.pdf
137	EXHIBIT 10.34	ex1034porttrajanci81_pointof.htm
138	EXHIBIT 10.34 PORT TRAJAN	ex1034porttrajanci81_pointof.pdf
139	EXHIBIT 10.35 LORD CHAUFFEURS LTD DOCUMENTS	ex1035gifdamastertrustindent.htm
140	EXHIBIT 10.35 KJS AIRPORT ALABAMA	ex1035ksjairportalabamaconce.htm
141	EXHIBIT 10.35	ex1035ksjairportalabamaco001.jpg
	Complete submission text file	0001534155-16-000067.txt

Report Narrative

The purpose of this narrative is to walk the reader through the valuation report and to give both background and explanation to the seemingly unrelated pages. Thus giving cohesion to the myriad of projections, reports and helping paint a full picture of what this report is trying to convey in its entirety.

Business description is an encapsulation, and gives a 10,000-foot view of ARMT. The next few pages give corporate structure background as to the formation of the company and its reverse merger with Yellowwood. Also, the subsidiaries within the corporate umbrella and the non-profits (501 C-3’s) within the fold to engage governmental agencies. ARMT owns 25% of each of its sixteen subsidiaries and acts as a manager for all projects, thereby having very low fixed and variable overhead comparatively (salaries, equipment payments, and insurance) while managing and ensuring completion of the project.

Segueing into the industry outlook are several excerpts from industry recognized expert opinions (both engineering and financial opinions) on the state of country wide infrastructure. The extreme lack of a viable and probable government funding to meet the growing demands of our infrastructure nationally. Additionally, an excerpt from Crane’s about the P3 for LaGuardia Airport and their $5.3Bil funding, bringing to light the resurgence of the P3 marketplace.

Following the industry supporting excerpts is our valuation methodologies and our overall opinion of value. Notwithstanding our valuation was based primarily on the Forward Cash Flow to Firm (FCFF) basis in large part due to the company’s non-revenue generating status and non-traded basis. The company’s work and contract pipeline is quite extensive with a pipeline of over $506 Billion in work to be performed and invoiced, which is expected to start in 2016/2017.

The opinion of value has been calculated primarily from the forward projections of the company with particular focus on the pipeline documents and contracts to support such a valuation. Using the FCFF formula: Total Business Value (under FCFF model) =FCFF Next Year/WACC – g X 3.5 plus assets under contract (Mark to Market) applying the discount rate of 25% to the aggregate we have determined the stock value going forward.

The master consulting agreement is pivotal in providing the necessary cash flow to ARMT as the manager of all the projects for a 1.5% management fee and totaling over $506 billion in projects in the pipeline. Giving ARMT immediate income once the projects are booked and invoiced.

Along with the master consulting agreement is the most recent company 8-K summary, giving further explanation of upcoming projects in negotiation, and/or in process to start.

Following the 8-K summary are the numerous projects in the pipeline with substantial size to be commenced and completed (see 8-K exhibits).

Sheer size and scope of the ambition of ARMT and is undertaking with is staggering $506 Billion in P3 financing and projects in their pipeline. It would be understated if we did not explore the vastness of the P3 marketplace and the overwhelming need for the private sector to bring these enormous yet infrastructural necessary projects to market.

  ARMT has politically aligned and positioned itself as direct recipient of the Alabama and Georgia highway and HSR contracts. The State House of Representatives Resolutions actually naming ATFI  as the recipient of the contracts for both toll roads and HSR paving the way for High Speed Rail. Furthering the ARMT foothold to both legally, and politically propagate their pipeline.  Replicating this template, yet again ARMT has engaged the ARC (Appalachian Regional Commission) which includes 13 states, to discuss their project needs and is currently under negotiation and planning.

Port de Jewel, Yuma County Arizona/Baja Mexico is also a project in the pipeline and is probably the most massive in scale with exception to Port Ostia (KSJM airport). Together with Inchcape, a world class shipping company with offices in 112 countries and 1,533 ports of call are also in negotiation with ARMT for shipping contracts for the ports ARMT is proposing. Including Port de Jewel on the Baja peninsula of Mexico and a railway system to transport the cargo into the United States. This will be the most advanced shipping port in the world with the largest ship slips and water depth, to accommodate the new class of Panama Canal ships being used and designed for the future. Gaining priority and preference over Port of Longbeach south of Los Angeles.

The master indenture agreement and master consulting agreement for the company are cornerstones for the projects in the pipeline. One of the major contract vehicles to generate revenue for ARMT. An exhibit is taken from the most recent 8-K, as an example for all the pipeline projects as described in the company projections.

As with any venture, investors want to know what their investment will be used for. The “Use of Proceeds” table explains the use of funds raised during the IPO and beyond as part of the business plan, it lays out the funds according to the percentage of subscription of stock, which gives transparency and accountability to the investor.

The remainder of the report exhibit’s is a plethora of supporting documents from industry expert reports (Bain, Boeing, Mckinsey, PricewaterhouseCoopers etc.) to substantiate our findings.

The accumulation of the industry reports (contained herein and in the 8-K exhibits) and the needs for infrastructure investment and development give a better compositional and compelling picture of what ARMT has put in place to accomplish its goal of “Changing the Way You Move”.

Business Description

The enigmatic and nebulous term of infrastructure is widely used and often misunderstood.  ARMT is comprised of 14 different and distinct subsidiaries and 4 strategic non-profit entities to interact and engage with federal, state and local governments. Each non-profit with a specific purpose to perform as a standalone entity and also to feed the corporate whole.  Bringing about a Public/Private Partnership (PPP) approach to privately finance, design, develop, and manage a traditionally government funded arena, in a massively underserved and anemically funded industry as a whole.

A Standard Industrial Code (SIC) of 1600 for Heavy Construction, the company is structured to design, finance, develop, supply, and complete the infrastructure transportation projects it undertakes utilizing Public-Private-Partnerships (PPP). Then in most cases to turn over said project to the municipality upon maturity of the bonds, but retain certain rights and both ancillary and adjoining business interests developed by the project. Therefore, creating a Private-Public-Partnership win-win; creating jobs, easing congestion on road ways, rail ways, and shipping ports, while reducing carbon emissions and leaving a better economic footprint behind for that area to thrive.

According to the company website, “The company is designed as a multi-faceted development company committed to bringing innovative design and independent financing to the construction of high-speed rail for passenger and freight transportation and related projects nationwide. ARMT anticipates that it will, directly or through subsidiaries, and affiliated companies develop plans, and then coordinate and supervise the financing, construction and development of such transportation projects by bringing together the resources, plans, financing, approvals and technology needed to implement the high-speed rail services.”

To summarize ARMT, they are a bridge between governments and the private sector servicing both by designing, building, financing, and managing large transportation construction needs with innovative and modern technological transportation solutions from High Speed Rail (HSR) to state of the art intermodal ports (Port Trajan, Portus de Jewel, Port Ostia, etc.).

Limited Distribution

The company prepared the valuation from its own internal sources.

Company Overview

ARMT is a mezzanine stage developmental company designed to focus on high-speed rail and other transportation services for passenger and freight transportation as well as related and ancillary transportation businesses. The Company anticipates that it will provide various services for high-speed rail throughout the United States. ARMT intends to secure manufacturing and technologies together with ancillary land development projects, sale of goods and services to government, civilian and commercial end users.

The company was incorporated on April 13, 2010. The company's Certificate of Incorporation authorizes 113,000,000 shares of common stock, $.0001 par value per share.

Public Status

On June 12, 2012, ARMT , a Delaware corporation, merged with Yellowwood Acquisition Corporation. As part of the merger, Yellowwood Acquisition Corporation, the surviving entity, changed its name to ARMT. Yellowwood has an authorized capitalization of 1,000,000,000 shares of common stock and 20,000,000 shares of preferred stock. Prior to the merger, Yellowwood had no ongoing business or operations and was established for the purpose of completing mergers and acquisitions with a target company, such as the former ARMT. Pursuant to the merger, all the outstanding shares of ARMT  common stock were exchanged for an aggregate of 12,667,421 shares of Yellowwood common stock on a pro rata basis in accordance with each holder's relative ownership of ARMT.

Since its incorporation, the Company has developed its business plan, appointed officers and directors, engaged initial project consultants and entered into negotiations and contracts for related and ancillary business. The company is currently developing proposals for the high-speed rail services in both Alabama and Georgia. The company believes that the need, demand and usage of alternative transportation such as high speed rail are increasingly important as the United States adopts policies to attempt to reduce its dependency on fossil fuels, particularly from the automobile.

ARMT and its wholly owned subsidiary, Global Transportation and Infrastructure, Inc., were formed to provide a global economic engine to supply the know-how and to curb the financial burden on governments and taxpayers alike to keep up with provide maintenance and replacement of the country’s transportation infrastructure.

The Founder of the Company, Shah Mathias, has organized and established three nonprofit corporations and is a facilitator of a fourth nonprofit (ATFI) for the purpose of facilitating the development of the transportation systems. The nonprofit statutes provide a vehicle to issue bonds and to help secure infrastructure projects. The nonprofits have the discretion to turn over the infrastructure projects to a state or governing body having jurisdiction after the indebtedness has been paid. The nonprofits that Mr. Mathias has created are:

1) Alabama Toll Facilities, Inc. (ATFI)

2) Hi Speed Rail Facilities, Inc. (HSRF)

3) Hi Speed Rail Facilities Provider, Inc. (HSRFP)

4) Global Transportation Infrastructure Development and Finance Authority

To support the functionality of financial structure, sixteen for profit entities have been placed under the ARMT umbrella to carry out its defined task for each segment of operation. The company will act as a facilitator for the four not-for-profit entities. In return for these management services, the company will receive a payment of 30% on top of all payment made by ATFI, HSRF, HSRFP, and GIF & DA to the sixteen for profit entities. The company will also receive a facilitation fee of 1.5% of each bond issuance for ATFI, HSRF, HSRFP, and GIF & DA totaling.

Toll Highways

In 2007, and again in 2015, the toll road project was presented to the Alabama legislature which on June 7, 2007, adopted Act No. 2007- 506 entitled "Expressing Support for the Alabama Toll Road Project". This Act stated that it recognized the need to utilize other financial resources to meet the needs of highways and other infrastructure items such as that offered by ATFI. The Act urged approval of the bonds offered by ATFI as special revenue bonds with the project eventually vesting to the state upon maturity/calling of the bonds. The Act further supports designating ATFI as the exclusive entity for creation and development of the toll road project. The Act was revisited and resigned in 2015 furthering the need for the project and fortifying the company’s position.

Industry Outlook

With the current fall in energy prices and relatively lax government constraints, the current Infrastructure environment is rebounding. Albeit, a bleakly funded market from a governmental standpoint, the public-private- partnership arena is the only way foreseeable to accomplish the infrastructure needs of the affected states, municipalities and this country.

The following are excerpts from several highly credible reports to substantiate and codify the necessity for infrastructure improvement as well as the market size and scope in the US and Globally.

Current example of the success of Public-Private-Partnership (PPP) landscape

Port Authority Approves Plans To Rebuild LaGuardia Airport, East Elmhurst

BY: REID WILSON 6:00 AM ON MARCH 25, 2016

In the summer of 2015, plans to build a new LaGuardia Airport were revealed along with other transportation infrastructure, including a 24-hour ferry service and an AirTrain, that would serve to link the East Elmhurst airport to the rest of the city. The Port Authority of New York & New Jersey (PANYNJ) has officially approved the project, which was recently estimated to cost upwards of $5.3 billion, Crain’s reported. As part of the deal to approve the project, the Port Authority agreed that it redevelop the Port Authority Bus Terminal in Manhattan, shooting down any chance that it would be rebuilt for much cheaper in New Jersey. As for the airport, the Central Terminal Building is phase one of the greater redevelopment and is expected to be finished by 2021. Terminals C and D will be built after that.

ASCE Report Card on our current Infrastructure (pg. 1)

“Every four years, the American Society of Civil Engineers’ Report Card for America’s Infrastructure depicts the condition and performance of the nation’s infrastructure in the familiar form of a school report card—assigning letter grades based on the physical condition and needed investments for improvement. The 2013 Report Card grades show we have a significant backlog of overdue maintenance across our infrastructure systems, a pressing need for modernization, and an immense opportunity to create reliable, long-term funding, but they also show that we can improve the current condition of our nation’s infrastructure.”

Bain Brief (pg. 3)

Macro trend: Old infrastructure, new investments. In the advanced economies, renewed economic vitality will require refurbishing and expanding critical infrastructure, much of which was built more than a half century ago. But with public finances under strain, the job will increasingly present opportunities for public private partnerships. In emerging economies, continued infrastructure development will be needed to accommodate growth and lay a foundation for future expansion. Estimated contribution to global GDP by2020: $1 trillion.

KPMG Infrastructure 100 Report (pg. 13)

Historically, economic powerhouses have used public money or some form of debt security issued by the state to fund developments. However, the scale of the required investment means that government finance alone is insufficient and public institutions lack the critical capacity of qualified people needed to deliver. Therefore, the private sector needs to play an increasingly important role in delivering and financing critical projects. Whether the conditions exist to attract international private capital is open to question. Current flows are often limited by strong domestic competition, a lack of transparent tenders and considerable restrictions on inward investment, with further fears over resource nationalism. As a result, there are fewer direct greenfield opportunities in these markets for international private investors to consider. This is an issue economic powerhouses need to address if they are serious about attracting international investment and expanding the role of the private sector and the use of public-private partnership (PPP) models.

PwC Infrastructure 2014 & 2015 Outlook (pg. 9)

Investors continued to find P3 deals scarce in 2014, but generally feel positive about 2015 because of new states starting to participate in P3s. “It’s a year that has great potential as the market expands to new geographies and new asset classes,” says Dionisio of Meridiam Infrastructure. “Road transportation will continue to be fruitful, and we’re hoping that the rail market—with the Purple Line in Maryland—will help diversify the market. We will also see selected social infrastructure deals emerge as well in the short- to mid-term.”3

In a January 16, 2015, blog post, the White House said America certainly needs more private investment in its aging roads, bridges, rail lines, and water and sewer systems. The White House said an estimated $3.6 trillion would be required to update America’s infrastructure by 2020.6

But political risks continue to make many investors wary of P3s, some of which get derailed before the deal can be closed. Hastings Funds Management has invested in P3s in Australia and other countries, but not the US because of such risk and uncertainty. “We would like to see more certainty around the transaction processes” in the US, says Mavroyannis of Hastings. “That means providing certainty around political risk upfront through the structuring of the transaction.”

Oxford Economics

Capital project and infrastructure spending Outlook to 2025 (pg. 2)

By 2025, annual investment in infrastructure across our sectors in the US should top $1trn, having grown by an average of just over 3.5%a year. But the US will likely have been long since left behind by China, where we expect annual spending will reach over three times this level. We estimate that the US’s share of global spending will likely decline gradually over the coming decade to just over a tenth of total global spending by 2025.

Valuation Methods

Three primary approaches that we used to determine the value of the Company are: the net asset approach, the income approach, and the capitalized earnings approach. The factors that contributed to the valuation methodology selection and weightings include Company’s business, industry, and availability of the relevant market data or Company’s financial information. We weighed heavily on primarily the Income Valuation due to the company’s non-traded status as of yet.

Net Asset Approach

The net asset value approach is used in an entity which primarily owns “assets.” The net asset value is calculated by total assets minus intangible assets and liabilities. The Company reached an agreement to purchase 1132 acres with Rail and I-81 access.  After exercising the right to purchase the land, the property will be recorded as an asset. Conservatively estimating the per acre value at $350,000 per acre with current horizontal improvements we calculate the property to have a value of $396,250,000.

Income Approach

We utilized the Discounted Cash Flow Method, a form of Income Approach, to estimate the equity value of the Company. The Discounted Cash Flow Method is an income-based approach rooted in the theory that the total value of a business is the present value of its projected future earnings, plus the present value of the terminal value. The projected future earnings and the terminal value are discounted back to the Valuation Date using an appropriate discount rate of 25%.

Capitalized Earnings Approach

The capitalized earnings approach utilizes the return on investment that is expected by an investor to discount the earnings of a company. The capitalization rate is directly proportional to the level of perceived risk by investors. The company has no earning, there for the value given using this approach is $0.

Total assets of the company are $18,306 as of this report as compared to total assets of $4,611 as of July 31, 2014. Total current assets on July 31, 2015 was $16,365 as compared to assets of $2,191 as of July 31, 2014.

Total assets of the Company were $2,101 as at July 31, 2015 as compared to total assets of $4,611 as at July 31, 2014.  Total current assets at July 31, 2015 was $ nil, as compared to current assets of $2,191 as at July 31, 2014.

Total operating expenses increased to $5,228,813 for the fiscal year ended July 31, 2015 from $2,792,479 for the fiscal year ended July 31, 2014.  The increase was due to additional accrual of directors’ fees and officer payroll during the year ended July 31, 2015. Loss from operations was $5,228,813 for the fiscal year ended July 31, 2015 compared to $2,792,479 for the fiscal year ended July 31, 2014.

Liquidity: the company has no continuous methods of generating cash until operations of Port Trajan are realized, and the sale of its stock.

Capital Resources: the company did not incur any capital expenditures other than the purchase of office supplies and computer equipment.

Results of Operations: the company completed no sales and received no revenues since inception other than from the sale of its securities. The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until a capital infusion for its first project, slated for 2016. As of July 31, 2015, the Company has a working capital deficiency of $8,510,533 and has accumulated losses of $14,058,501 since inception.

Projected Financial Information

Management completed financial projections for the fiscal years ended July 31, 2015 to July 31, 2022. The Company’s revenue is projected to increase from $8.39 billion in FY2016 to $33.59 billion in FY2022. While the Company’s gross profit is projected to rise from a net income of $1.85 billion in 2016 to $7.42 billion in FY2022. Earnings before Interest and Taxes (EBIT) is projected to change as stated above, Taxes, estimated at a combined rate of 35% in years of operating profit, were deducted from EBIT.

Discounted Cash Flows

The goal of the Discounted Cash Flow Method is to arrive at net cash flow to invested capital, which is calculated as net operating income after taxes; plus, non-cash charges (such as depreciation and amortization); less capital expenditures; and less (plus) increases (decreases) in net working capital. Depreciation, capital expenditures, and net working capital requirements were estimated through the use of industry averages because the Company determined its revenue projections. The value of projected cash flows from year ended July 31, 2015 to year ended July 31, 2017, is approximately $7.38 billion (EBITDA) using a discount rate of 25.0%.

Terminal Value

We calculated the Company’s terminal value based on Gordon Growth formula that estimates the value of terminal free cash flows in perpetuity. Assuming the terminal growth rate remains constant, the value of the free cash flows equals to the value of free cash flows in the first terminal year capitalized at the Discount Rate minus terminal growth rate of return. Given the industry dynamic and the long-term economic outlook we selected the terminal growth rate at 3.0%. With the free cash flows of $1.246 billion and capitalization rate of 20.0%, the Terminal Value in FY2018 was calculated at $24.9 billion.

Equity Asset Value

Management calculated the equity value of the company as the sum of the present value of future cash flows and the present value of the terminal value, plus an estimated net loss from inception of ($1.6 million), minus a contractual payment to a related party of upfront investment required of $65,000,000. In conclusion, the equity value under Discount Cash Flow Method on the marketable non-controlling basis is projected as FY 2016/17 of $6.245 Billion.

The value of projected cash flows from year ended July 31, 2016 to year ended July 31, 2023, plus the prior accumulated deficit from inception, is approximately $25.198 billion, applying a discount rate of 25.0%.

Discount Rate

Management examined published data on the expected rate of return by venture capitalists investing in companies at different stages of their development (see table below). Management classified the company as being beyond the start-up stage. The Seiffer Software Study2 and Scherlis and Sahlman3 Study reported rates of return ranging from 40-80% for start-up stage companies. The Plummer Study4 reported rates ranging from 50-70% for those companies that are emerging growth company’s. Based on an analysis of the risks facing the company, the revenue projections provided and our classification of the company, management believes that the appropriate discount rate [value] for the Company is 25% because of the overall structure and margins for profit as well as its mezzanine stage.

Market for Securities

Following the registration of the company's common stock for public trading, the Company will apply for admission to quotation of its securities on the NASDAQ (National Association of Securities Dealers Automated Quotations Board). There currently are public markets for the company’s securities as their competitors’ exhibit. (Notably FLR, GLDD, CBI, & SHAW)

We have also been made aware of several private sales, the most recent on 10/6/16 of company stock from an original investor in ARMT. The stock was offered and accepted at $60.00 per share. Demonstrating the perceived value and not only market acceptance, but the burgeoning of a resurgence in infrastructure as a whole and the company stock.

Opinion Of Value

Assumptions:

1.

That the initial bonds in the portfolio are rated A+, A1 or better.

2.

That ARMT projections are accurate and can be executed in the time frames given.

3.

That the governing bodies ARMT (or their subsidiaries) are engaging can move in a efficient and expedious manor and in the timelines provided herein.

Several factors were considered during this opinion; the extensive partnerships and plans ARMT has in place, and according to GAP the ability to invoice and book the projects when they execute the master indentures. According to management, are projecting a FCFF of $2.85 Billion in 2016 & 2017.  Also a 7 year FCFF of $209.9 billion (total). Considering the overall financial projections of the Company over the next 7 years with a projected net FCFF of $42.2 Billion.

Applying a discount rate of 25% equates to a FCFF of $2.137 Billion in 2016/17 and a 7 year FCFF of $157.425 Billion overall. The P3 Bond Indenture contracts in the pipeline of over $506 Billion already under the Master Indenture, that coupled with the physical asset under contract of $396,250,000.00 from the Port Trajan Project (Phase 1). Anticipating a bond rating of A+ - AA+  for the underlying project indenture bonds, supplanting the current book value, and using an industry conservative average multiple of 3.5 X future earnings, and it is our opinion that the Class B common shares (113,000,000) have a value of thirty eight ($38.00) dollars per share on a Forward Cash Flow For Firm basis.